            As filed with the Securities and Exchange Commission on June 2, 1999
                                            Registration Statement No. 333-57921


                    U.S. Securities and Exchange Commission
                            Washington, D.C. 20549
                                ---------------
                                   FORM SB-2
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                               (Amendment No. 1)


                          DYNATEC INTERNATIONAL, INC.
                (Name of small business issuer in its charter)

             UTAH                      3661                      87-0367267
  (State or Jurisdiction of   (Primary Standard Industrial    (I.R.S. Employer
incorporation or organization) Classification Code Number)   Identification No.)

                 3820 Great Lakes Drive Salt Lake City, UT 84120
                               (801) 973-9500
          (Address and telephone number of principal executive offices and principal place of business)

                Paul A. Boyer, Chief Financial Officer
                      DYNATEC INTERNATIONAL, INC.
                        3820 Great Lakes Drive
                      Salt Lake City, Utah 84120
                            (801) 973-9500
      (Name, address, and telephone number of agent for service)
               -----------------------------------------

Approximate date of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.
        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ____________
        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ____________
        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _______________
        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

                        CALCULATION OF REGISTRATION FEE

-------------------- ------------------ ------------------ ---------------- --------------
Title of each        Dollar amount to   Proposed maximum   Proposed         Amount of
class of             be registered      offering price     maximum          Registration
securities to be                        per unit           aggregate        Fee
registered                                                 offering price
                                                           (1)
-------------------- ------------------ ------------------ ---------------- --------------
Common stock, $.01      $ 5,263,336         Variable         $17,817,500       $5,260
par value per share
-------------------- ------------------ ------------------ ---------------- --------------

        (1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on average bid and asked prices of the Company's common stock as reported by the Nasdaq SmallCap Stock Market on May 21, 1998.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             8,000,000 Shares


                        DYNATEC INTERNATIONAL, INC.

                               Common Stock


        This Prospectus relates to the offer and sale of up to 8,000,000 shares of common stock, par value $.01, of Dynatec International, Inc., a Utah corporation (the "Company" or "Dynatec"), all of which shares are to be offered and sold by or on behalf of certain persons who are or may become shareholders of the Company (the "Selling Shareholders"). The Company will not receive any of the proceeds from the sale of shares of common stock by the Selling Shareholders. See "Summary of the Offering." All of the securities offered by this Prospectus are offered for resale only.

        The common stock of the Company presently trades on the Nasdaq SmallCap Stock Market and is quoted under the symbol DYNX. On June 1, 1999, the per share closing bid and asked prices of the Company's common stock as reported by the Nasdaq SmallCap Stock Market were $2.125 and $2.375, respectively. The shares of common stock to be offered by the Selling Shareholders may be offered and sold by them from time to time on terms not yet determined. Sales, which may or may not involve cash consideration or sales on the Nasdaq SmallCap Stock Market, may be made directly to other purchasers or through one or more underwriters or broker-dealers. In addition, the Selling Shareholders may be deemed to be underwriters of such shares pursuant to Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"), and become subject to the rules and regulations promulgated thereunder and the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), including, without limitation, the restrictions and limitations contained in Regulation M thereunder. See "Plan of Distribution."

        The shares of common stock offered by this Prospectus include the following:

No. Shares     Description


1,312,982      Issuable  upon  conversion  of  $2,000,000  principal  amount  of
               convertible   debentures  ("Convertible   Debentures")   issuable
               pursuant to a Convertible  Debenture and  Private  Equity Line of
               Credit Agreement dated as of May 22, 1998  ("Credit  Agreement"), of  which  total  principal  amount,  $1,500,000  of  Convertible
               Debentures are outstanding as of the date  hereof.  For  purposes
               of  estimating  the number of shares of  common  stock   issuable
               upon conversion of the Convertible Debentures  and to be  covered
               by  this  Prospectus,   Dynatec   has  assumed  that  the  entire
               $2,000,000 aggregate principal  amount of Convertible  Debentures has been issued and hypothetically has been converted into common
               stock   as  of   May 14, 1999.   Solely  for   purposes  of  this
               hypothetical conversion, the  conversion price of the Convertible
               Debentures would have been $1.5233, which constitutes 75% of the average of the three lowest closing bid prices of Dynatec's common stock during the 22 trading day period immediately preceding the hypothetical conversion date.

 352,002 Reserved for payment in common stock of interest accrued at the annual rate of 12% on the principal amount of the Convertible Debentures, payable at the time of conversion in common stock at the same conversion price as is applicable to the principal amount of the Convertible Debentures.

5,405,016      Issuable  upon  the  exercise  by  Dynatec  of  a  "put"  feature associated  with an equity  line of credit (the "Line of Credit")
               established   under   and  described  in  the  Credit  Agreement.
               Specifically, under  the Credit  Agreement,  Dynatec  may put, or sell,  to the Selling  Shareholders  up to $10,000,000  of common stock,  issuable at a  price  that  is 80% of the  average of the three  lowest  closing bid prices of Dynatec'scommon stock during a six trading day period surrounding the date  Dynatec  exercises
               the   put  option.   Within  the  two-year  period following  the
               effectiveness  of  the  registration   statement  of  which  this
               Prospectus is part,  Dynatec is  obligated to  exercise  at least

               $1,000,000 of this put feature, unless that put exercise would result in the Selling Shareholders owning in excess of 4.99% of Dynatec's then issued and outstanding common stock. Solely for purposes of estimating the number of shares of common stock issuable upon exercise of the put feature and to be covered by this Prospectus, Dynatec has assumed that it exercised the entire $10,000,000 of the put feature as of May 14, 1999. The purchase price of the common stock issuable upon an exercise of the put feature on that date, as calculated as described above, would have been $1.8501.


  400,000 Issuable upon exercise of "A Warrants" issued or issuable in connection with the Credit Agreement.

  450,000 Issuable upon exercise of "B Warrants" issued or issuable in connection with the Credit Agreement.

   80,000 Issued or issuable to Settondown Capital International, Inc., as placement agent.


THE SECURITIES OFFERED HEREBY  INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS"
     FOR  INFORMATION  THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.
                   -------------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

------------------------ --------------------- --------------------- ---------------------
    Price to Public          Underwriting        Proceeds to the     Proceeds to Selling
                              Discounts and          Company (1)          Shareholders
                               Commissions
------------------------ --------------------- --------------------- ---------------------

          (1)                    (2)                   (3)                   (4)
------------------------ --------------------- --------------------- ---------------------

(1) The securities offered by this Prospectus may be offered to the public on the Nasdaq Smallcap Market or pursuant to private negotiated transactions, at prevailing market prices or at negotiated prices.

(2) Although the Selling Shareholders may engage underwriters to assist with offers and sales of the securities offered by this Prospectus, the Company is not aware of any such arrangements at this point. The Selling Shareholders will be responsible for payment of any commissions or discounts in connection with their sales of shares and such amounts may vary.


(3) The Company will receive no portion of the proceeds from the sale of shares by the Selling Shareholders. The Company will, however, receive proceeds from exercises of the A Warrants and B Warrants, and the issuance of common stock upon the Company's exercise of the "put" feature under the Equity Line of Credit, if any.

(4) The prices at which the registered shares may be sold will be dependent upon market prices and other factors on the date of any such sale. The Selling Shareholders may sell such securities at prevailing market prices or at negotiated prices, through public sales or privately negotiated transactions. The Selling Shareholders are not obligated, and therefore may not, sell any of the shares covered by this Prospectus. The Company is paying the cost of the preparation and filing of the registration statement of which this Prospectus is a part. The cost paid by the Company includes professional fees, filing fees, printing and engraving expenses, transfer agent fees, listing fees and other expenses. The total of such expenses associated with the registration of the shares is estimated at approximately $200,000.



             The date of this Prospectus is ___________ __, 1999.

                                       SUMMARY


        The following summary is qualified in its entirety by the more detailed information and the consolidated financial statements and notes thereto appearing elsewhere in the Prospectus. Each prospective purchaser of the securities offered by this Prospectus is encouraged to read this Prospectus in its entirety and to carefully consider, among other things, the information under the heading "RISK FACTORS." THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.

        Securities Offered. The securities and transactions that are the subject of this Prospectus include the following:


        (1) Resales of up to 5,405,016 shares of common stock (the "Line of Credit Shares") issuable upon exercise by Dynatec of a "put" feature in connection with funding provided to the Company under the Line of Credit, pursuant to which certain investors have agreed to advance up to an aggregate of $10,000,000 to the Company, generally at its request after an initial minimum investment of $1,000,000. As a condition to the covenant of these investors to provide any funding under the Line of Credit, the Company agreed to register the shares of common stock issuable to the investors. The number of shares issuable in connection with the Line of Credit is to be determined by the market price of the common stock prevailing at and around the date of issuance. Because there is no fixed price for such shares, it is not possible to predict the maximum number of shares that may be issued pursuant to the Line of Credit. See "Description of Securities" and "Risk Factors" for a discussion of the risks associated with the fluctuations in the Company's common stock, including the possibility that the common stock will be issued in a sufficient number of shares as to result in a change of control of the Company and the significant dilution that will occur in connection with such issuances. The investors that receive the shares of common stock pursuant to the Line of Credit are Selling Shareholders as contemplated by this Prospectus. See "Selling Shareholders." These investors are Balmore Funds S.A., TLG Realty, Austost Anstalt Schaan, Ellis Enterprises and Hewlette Fund (collectively, "Investors").

        (2) Resales of up to 1,312,982 shares of common stock (the "Debenture Shares") issuable upon the conversion of the aggregate $2,000,000 principal amount of convertible debentures issued at the closing of the Line of Credit ("Convertible Debentures"), of which the principal amount of $1,500,000 is outstanding as of the date of this Prospectus, and up to 352,002 shares of common stock payable as interest accrued thereon.

        (3) Resales of shares of 850,000 shares of common stock (the "Warrant Shares") issuable upon the exercise of stock purchase warrants ("Warrants") issued in conjunction with the issuance of the Convertible Debentures. There are two series of Warrants, the A Warrants, which may be exercised to purchase a total of 400,000 shares of common stock, and the B Warrants, which may be exercised to purchase a total of 450,000 shares of common stock. The exercise price of the Warrants fluctuates depending on the market price of the Company's common stock prevailing at the time of exercise. The holders of the Warrants are the Investors, Settondown Capital International, Ltd. (the "Placement Agent") and certain of its assignees (collectively, with Settondown Capital International, Ltd. the "Placement Agents").

        (4) Resales of a maximum of 80,000 shares (the "Agency Shares") as a fee or other consideration to the Placement Agents.


Overview of the Company


        Dynatec is a Salt Lake City, Utah based manufacturer and distributor of consumer products. The Company has four wholly owned subsidiaries: Softalk, Inc., Arnco Marketing, Inc., Nordic Technologies, Inc. and SofTalk
Communications, Inc. During the year ended December 31, 1998, the Company conducted most of its operations through its subsidiaries.


        The Company is engaged primarily in the manufacture and distribution of the following consumer product lines: telecommunication headsets and amplifiers and other telephone accessories, home storage and organization and premium flashlights. The Company also from time to time distributes other miscellaneous products sold to mass market merchandisers. For information about the Company's industry segments and operations in different geographical areas, see Note 11 to the Company's consolidated financial statements, entitled "Business Segment Information."

        The Company's corporate offices and principal place of business is 3820 Great Lakes Drive, Salt Lake City, Utah 84120. The Company's telephone number is
(801) 973-9500. See "Business."

Background of Transaction


        On May 21, 1998, the Company entered into a Convertible Debenture and Line of Credit Agreement ("Credit Agreement") with the Investors and the Placement Agents, none of which had previously been affiliated with or a shareholder of the Company. See "Selling Security Holders." Pursuant to the Credit Agreement, the Investors purchased Convertible Debentures in the aggregate face amount of $1,500,000. The Investors also agreed to purchase additional Convertible Debentures in the aggregate face amount of $500,000 within five trading days of the effective date of the registration statement, of which this Prospectus is a part ("Registration Statement"). The Convertible
Debentures have a term of three years and pay interest, payable in cash or common stock, at the rate of 12% per annum during the period between issuance and the date of effectiveness of the registration statement of which this Prospectus is part, and 6% thereafter. The principal and accrued interest under the Convertible Debentures is convertible, at the option of the Convertible Debenture holders, into shares of Dynatec common stock at the lesser of (a) 75% of the average of the three lowest closing bid prices of the common stock during the 22 trading-day-period preceding the conversion date; or (b) $6.50.

        The Credit Agreement established the Line of Credit, under which the Company may receive from the Investors additional capital funding up to an aggregate amount of $10,000,000. Under the Line of Credit, the Investors are obligated to purchase additional shares of common stock of the Company at prices determined by reference to the market price of the Company's common stock at the date and time the Company chooses to call for additional funds from the Investors or makes a "put" of common stock to the Investors. Under the put provision of the Line of Credit, the Company may draw down up to $10,000,000 of additional funding. The Company, in all events, will be required to draw down at least $1,000,000 of common stock during the two year period commencing on the date the registration statement of which this Prospectus is a part becomes effective. The Company does not know at this time how much, if any, of the Line of Credit (in excess of the $1,000,000 minimum) will be drawn down from the Investors. The number of shares of common stock issuable upon the Company's put rights under the Line of Credit is determined by dividing the dollar amount of the put exercised by a per share dollar amount which is 80% of the average of the three lowest closing bid prices of Dynatec's common stock during the six trading day period commencing three days before the put exercise date and concluding two trading days after that date.

        Pursuant to the Credit Agreement, in addition to the Convertible Debentures and the Line of Credit, the Company has issued 20,000 shares and may issue 60,000 additional shares of its common stock to the Placement Agents, all of which shares are offered for resale by this Prospectus (the "Agency Shares"). The Company has also issued Warrants to the Investors and the Placement Agents, which allow the holders thereof to purchase common stock of the Company. The A Warrants cover a total of 400,000 shares of common stock, 300,000 shares of which have a per share exercise price of $6.50, and 100,000 shares of which will have an exercise price at the per share closing bid price of the Company's common stock on the first trading day following the effective date of the registration statement of which this Prospectus is part (subject to compliance with certain contingencies and conditions set forth in the Credit Agreement). The B Warrants cover a total of 450,000 shares of common stock at a per share exercise price of $7.15 per share. As an inducement to the Investors, the Company agreed to register the Debenture Shares, the Line of Credit Shares, the Warrant Shares and the Agency Shares, to permit resales of such shares by the Selling Shareholders.


        Because the exercise price of part of the A Warrants is based on the price of the Company's common stock at a future date, it is not possible to reliably estimate the amount of proceeds that may be received by the Company in connection with the exercise of those Warrants. If all A Warrants exercisable for $6.50 per share were exercised and the shares issued, the Company would receive gross proceeds of approximately $1,950,000. If all of the B Warrants were issued and exercised, the Company would receive gross proceeds of approximately $3,217,500. No assurance can be given that any of the Warrants will ever be exercised. See "Description of Securities."




        The Investors and the Placement Agents may be deemed to be statutory underwriters under applicable federal securities laws in connection with the sale, if any, of the shares of common stock issued by the Company under the Line of Credit, upon conversion of the Convertible Debentures, upon exercise of the Warrants, or upon resales of the Agency Shares.

                              RISK FACTORS


        AN INVESTMENT IN DYNATEC COMMON STOCK INVOLVES A HIGH DEGREE OF RISK AND SHOULD NOT BE MADE BY PERSONS WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW IN ADDITION TO THE OTHER INFORMATION PRESENTED IN THIS PROSPECTUS BEFORE DECIDING TO INVEST IN THE DYNATEC SHARES OFFERED HEREBY. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, DYNATEC'S BUSINESS, FINANCIAL CONDITION, OR RESULTS OF OPERATIONS COULD BE MATERIALLY ADVERSELY AFFECTED. IN SUCH CASE, THE TRADING PRICE OF DYNATEC COMMON STOCK COULD DECLINE AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.



Holders of Dynatec common stock are subject to the risk of substantial dilution to their interests as a result of the conversion of the Convertible Debentures, exercise of the Warrants or issuance of Line of Credit Shares.


        Introduction


        The Convertible Debentures are convertible, the Warrants are exercisable and the Line of Credit Shares are issuable at prices or according to formulas that are based on the market price of Dynatec common stock at and around the time of conversion, exercise or issuance. Such formulas are described in more detail in the section of this Prospectus entitled "Selling Stockholders". In the case of the Line of Credit Shares, the Company has some ability to control the number of shares issuable by declining to draw down in excess of the first $1,000,000, which the Company is obligated to draw down. Additionally, in the case of the Warrants, although the exercise price is dependent upon the market price of Dynatec's common stock prevailing at the time of exercise, the total number of shares of common stock issuable is determined. However, in the case of the Convertible Debentures that are or may be outstanding, there effectively is no limitation on the number of shares of Dynatec common stock into which the Convertible Debentures may be converted. As the market price of Dynatec common stock decreases, the number of shares of Dynatec common stock issuable upon conversion of the Convertible Debentures continues to increase. If the Selling Shareholders were to acquire and hold all of the shares of common stock covered by this Prospectus, they collectively would own approximately 71% of the common stock that would then be issued and outstanding.

        The following specific risk factors relative to this dilution should be considered before deciding to purchase the Dynatec common stock offered by this Prospectus.

       Overall Dilution to Market Price and Relative Voting Power of Previously Issued Common Stock


        The conversion of the Convertible Debentures and the issuance of Line of Credit Shares may result in substantial dilution to the equity interests of other holders of Dynatec common stock. Specifically, the issuance of a significant amount of additional Dynatec common stock would result in a decrease of the relative voting control of Dynatec common stock issued and outstanding prior to the conversion of the Convertible Debentures or the issuance of the Line of Credit Shares. Furthermore, public resales of Dynatec common stock following the conversion of the Convertible Debentures likely would depress the prevailing market price of Dynatec common stock. Even prior to the time of actual conversions or issuances under the Line of Credit, the market "overhang" resulting from the mere existence of Dynatec's obligation to honor such conversions could depress the market price of Dynatec common stock.

        Increased Dilution with Decreases in Market Price of Common Stock


        The Convertible Debentures are convertible, and the Line of Credit Shares are issuable, at a floating price that will be below the market price of Dynatec common stock prevailing at the time of conversion or issuance. As a result, the lower the market price of Dynatec common stock at and around the time the holder converts or the Company exercises the put feature, the more common stock the holder of the Convertible Debentures or the Investor gets. Any increase in the number of shares of common stock issued upon conversion or issuance as a result of decreases in the prevailing market price would compound the risks of dilution described in the preceding paragraph.

        Increased Potential for Short Sales


        Downward pressure on the market price of Dynatec common stock that likely would result from sales of Dynatec common stock issued on conversion of the Convertible Debentures or exercise by the Company of the Line of Credit could encourage short sales of common stock by the Investors or others. Material amounts of such short selling could place further downward pressure on the market price of Dynatec common stock.

        Possible Adverse Effect of Pending Litigation and Administrative Proceedings


        The Company is presently engaged in litigation outside the ordinary course of its business, the effect of which on its business condition or results of operations could be materially adverse. See "Legal Proceedings." In addition, the Company has previously disclosed that it has been informed of an investigation by the Enforcement Division of the Securities and Exchange Commission. The Company believes this investigation concerns certain trading activity in the Company's common stock and other transactions involving the Company's securities, however, the Company has not been informed of the specifics of such investigation. The Company is cooperating fully with these administrative proceedings. Any finding or order of the Commission adverse to the Company or any judgment against the Company in any of the pending litigation matters, would have an adverse effect on the business, financial condition or results of operations of the Company, or the market for its common stock.


        Recent Net Losses


        The Company had significant net operating losses in fiscal years 1996, 1997 and 1998. Specifically, the Company reported a net loss for the year ended December 31, 1998 of $2,245,427. As a result, the Company had an accumulated deficit of approximately $1,380,329 at December 31, 1997 and $3,625,755 at December 31, 1998. For the three months ended March 31, 1999, the Company had net loss of $525,503. The Company recently has undergone a change of management and has adopted or will be implementing a variety of business practices designed to improve the financial condition and operating results of the Company. Nevertheless, there can be no assurance that the Company will be able to achieve growth, that net losses will not be incurred in future operating periods, or that the Company will become profitable in the foreseeable future, if at all.


        Need for Additional Funding.


        The Company has operated with negative cash flow for several fiscal years and has substantial accumulated operating deficits. In order to finance its operations, the Company may require additional financing. The Company has agreed to the Credit Agreement, under which the Company could receive additional capital upon the satisfaction of certain preconditions to such funding. See "Selling Stockholders". However, there can be no assurance that such preconditions will be satisfied. Moreover, given the terms and conditions of the Credit Agreement, the Company may not determine to proceed with any discretionary funding that may be available to it under the Credit Agreement. Thus, there can be no assurance that the Company will receive any additional funding under he Credit Agreement. The Company may be required to seek additional sources of financing through future offers and sales of its equity or debt securities. Securities issued in such offerings (including the Debenture Shares, Warrant Shares and Line of Credit Shares) would substantially dilute the holdings of other shareholders, including purchasers of the shares offered by this Prospectus. There can be no assurance that the Company will be successful in obtaining such financing or that financing will be available to the Company on terms and at rates that are favorable to the Company. Absent such funding, however, the Company's ability to continue its operations may be adversely affected.



        Foreign Operations Risks


        The Company out-sources most of its manufacturing to manufacturers located outside the United States. There are numerous risks associated with conducting business in foreign countries, including the distance from corporate headquarters, problems associated with possible political risks, instability of local governments, safety of personnel and equipment, the lack of spare parts or adequate service assistance, the need for skilled labor and supervision, lack of infrastructure and accessibility to sources of power and other supplies necessary for operations, tariff restrictions, currency control regulations, competing or conflicting manufacturing and production standards, governmental approval, licensing and permit requirements and procedures, high inflation and currency fluctuations which may erode profitability levels, and the difficulty of obtaining and enforcing judgments in foreign courts and under foreign legal systems that differ substantially from the United States all add to the risk of foreign operations. Difficulties arising out of any of these risks could adversely affect the Company's financial condition and operations.



        Competition

        The Company's current products are divided into three primary product lines: Telecommunications amplifiers, headsets and other telephone accessories, flashlights and home storage and organization products. Although certain of the products offered by the Company in these product lines are subject to patent or other intellectual property protections, barriers to entry for competing manufacturers and distributors are relatively low for the majority of the Company's products. Accordingly, there can be no assurance that competitors of the Company, many of which are likely to have substantially greater financial resources, experience and marketing ability will not be able to successfully compete with the Company, which successful competition could adversely affect the Company's operations and financial condition.

        Dependence on Licensed Technology


        The Company is dependent upon licenses granted by third parties for certain key elements of its product line. Some of these license agreements require that the Company achieve minimum sales in order to retain the license rights. There can be no assurance that the Company will meet the minimum sales requirements to avoid cancellation of the licenses or a change in its rights or that such license rights will continually be available to the Company. The Company's failure to observe or perform any of the covenants, terms, conditions or provisions contained in the license agreements or in the event of a breach of any representation or warranty made by the Company, may result in a termination or restriction of the Company's rights. Termination of such licenses or any restriction or limitation of the Company's rights under such licenses may adversely affect the Company's operations and financial condition.


        Dependence on Third-Party Manufacturers


        For the majority of its products, the Company is dependent on third-party manufacturers to manufacture its products. Most of these third-party manufacturers are located in foreign countries, primarily Hong Kong, Taiwan and China. Although the Company believes that it could replace such manufacturers, if any manufacturer of products fails to supply any or all of the Company's requirements for product, or if the Company's suppliers of raw materials or parts fails to fulfill the Company's requirements, there can be no assurance that alternate sources of supply will be immediately available to the Company at reasonable cost or at all, and, if available at a reasonable cost, whether the Company will be able to secure such alternate sources in a timely manner. If such alternate sources of supply or manufacturing are not available on a timely basis or on reasonable economic terms, the Company's results of operations could be severely and adversely affected.


        Government Regulation


        Various aspects of the Company's business are subject to both domestic and foreign government regulation by such agencies as the Federal Trade Commission, the Federal Communications Commission and taxing authorities, such as the Internal Revenue Service. In addition, as a public company, the Company is subject to reporting requirements and other regulations promulgated and enforced by the Securities and Exchange Commission. Although the Company is aware of no respect in which it is not in substantial compliance with such regulations, laws and requirements, failure to comply with them could have a material adverse effect on the Company, its business, financial condition and results of operations. For example, if the Company were found to be in violation of regulations or other laws governing its business, it could be assessed with substantial penalties, fees and expenses, temporary or permanent suspension of trading in its shares, or ultimately interruption or the shutdown of some or all of its operations. The Company also must obtain and comply with local, state, provincial and federal permits, use permits, plans of operation and other authorizations. Obtaining these permits can be very costly and take significant amounts of time. Although the Company foresees no material problems or delays, there can be no assurance that the Company can obtain the necessary permits, commence new operations or continue existing operations or that the Company can maintain economic production in compliance with the necessary permits. There can be no assurance that future changes in existing law or new legislation will not limit or adversely impact the Company's business operations.

        Limited Market and Volatility of Stock Price


        The Company has a limited public market and resales of the shares of common stock covered by this Prospectus may adversely affect the prevailing market price of shares currently issued and outstanding, or adversely affect the ability of the Company to raise future capital through equity offerings. The trading price of the Company's common stock has been and is likely to continue to be subject to wide fluctuations in response, among other things, to variations in the Company's operating results, material announcements by the Company or its competitors, governmental regulatory actions, conditions in the Company's industry, or other events or factors, many of which are beyond the Company's control. The Company's operating results in future periods may be below the expectations of investors. In such event, the price of the common stock would likely decline, perhaps substantially. In addition, the stock market has historically experienced extreme price and volume fluctuations which have particularly affected the market prices of many public companies and which often have been unrelated to the operating performance of such companies. Moreover, the Company's common stock may be even more prone to volatility than the securities of other businesses in similar industries because of the relatively small number of shares of common stock not held by affiliates. Given such a small "public float," there can be no assurance that the prevailing market price of common stock will not be artificially inflated or deflated by trading even of relatively small amounts of common stock. See "Price Range of Common Stock."


        Year 2000 Compliance


        The Year 2000 problem relates to the inability of many computer programs and microchip-based products and equipment to operate properly on dates approaching and following December 31, 1999. This inability to operate correctly results from the use in many computer programs and embedded microchip code of a two-digit rather than a four-digit date field. Thus, non Year 2000 compliant software and firmware may misinterpret a date entry of "00" as 1900, rather than 2000, resulting in, among other things, a temporary inability to process transactions, send invoices, or engage in similar business transactions. The Company does not presently anticipate that its operations or financial conditions will be materially adversely affected by the Year 2000 problem. Nevertheless, there can be no assurance that the Company will not be adversely affected by Year 2000 problems, either as a result of problems affecting its internal systems and operations, or as a result of the failure of third parties upon which the Company depends to address their respective internal Year 2000 issues. See "Management's Discussion and Analysis - Year 2000 Compliance."


        No Dividends


        The Company has never declared or paid any cash dividends on its shares and does not anticipate paying cash dividends in the foreseeable future.


        Effect of Certain Anti-Takeover Provisions of Utah Law


        Utah, the state in which the Company was organized, has adopted a "Control Shares Acquisition Act" (the "Control Shares Act"). This act provides that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly held Utah corporation is denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. The provisions of the Control Shares Act may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of the Company's stockholders. See "Description of Securities."

                                 USE OF PROCEEDS


       The shares offered hereby are offered and sold exclusively by the Selling Shareholders. No portion of the proceeds from the sale of shares by the Selling Shareholders will be paid to the Company. See "Plan of Distribution." The Company intends to use the proceeds, if any, from the Line of Credit and the exercise of the Warrants to provide working capital for its operations. The Company cannot require the exercise of the Warrants. Under the Credit Agreement, the Company is required to draw down at least $1,000,000, of the Line of Credit, at some time during the two year period following the effectiveness of the registration statement of which this Prospectus is part. Additionally, upon the effectiveness of the registration statement of which this Prospectus is a part, and upon the satisfaction of additional terms and conditions, the Company will be obligated to issue additional Convertible Debentures in the principal amount of $500,000. If received, the proceeds of the issuance of such additional Convertible Debentures will be used primarily for working capital and for the payment of certain expenses relating to the offering, including payment of professional fees and printing and engraving costs.


                                DIVIDEND POLICY


        The Company has never declared or paid cash dividends on its common stock and does not anticipate declaring or paying cash dividends in the foreseeable future. The Company's existing credit facilities prohibit the payment of dividends. The Company intends to retain future earnings, if any, to finance the operation, development and further expansion of its business.



                           DETERMINATION OF OFFERING PRICE


        The offering price, conversion price and exercise price of the Line of Credit Shares, Debenture Shares and Warrant Shares were determined by negotiations between the Company and the Investors, and such prices do not necessarily reflect the actual value of the Company's shares based upon net worth. See "Description of Securities." The shares of common stock covered by this Prospectus Shares may be sold by the Selling Shareholders from time to time at prices and on terms not yet determined and solely within the discretion of the Selling Shareholders. Sales, which may or may not involve cash consideration or transactions on the Nasdaq SmallCap Stock Market may be made directly to other purchasers or through one or more underwriters or broker-dealers at prices quoted on the Nasdaq SmallCap Stock Market at the time of sale Or on other terms as agreed with such underwriters or broker-dealers, as the case may be. See "Plan of Distribution."


               MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS


        Market Information and Number of Stockholders. The Company's common stock is listed on The Nasdaq SmallCap Market under the symbol "DYNX". As of May 14, 1999, there were approximately 1,232 shareholders of the Company's common stock and 3,391,627 shares of common stock were outstanding.

        Price Range of Common Stock. The following table sets forth the high and low sale prices of the Company's common stock as reported by the Nasdaq SmallCap Market during the indicated periods. The referenced quotations do not reflect inter-dealer prices, dealer retail markup, markdown, or commissions, and may not necessarily represent actual transactions.

    PRICE RANGE OF COMMON STOCK


------------------ ---------------- -----------------

Quarter & Year     Market High       Market Low
------------------ ---------------- -----------------
1st 1997           $ 5.75           $2.63
------------------ ---------------------------------
2nd 1997           $11.00           $5.75
------------------ ---------------- -----------------
3rd 1997           $10.69           $4.00
------------------ ---------------------------------
4th 1997           $ 8.81           $4.50
------------------ ---------------- -----------------
1st 1998           $ 7.88           $6.06
------------------ ---------------------------------
2nd 1998           $ 8.25           $4.75
------------------ ---------------- -----------------
3rd 1998           $ 6.25           $2.25
------------------ ---------------------------------
4th 1998           $ 5.75           $1.38
------------------ ---------------- -----------------
1st 1999           $ 4.31           $2.25
------------------ ---------------------------------




            MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                             AND RESULTS OF OPERATIONS

        The following discussion and analysis should be read in conjunction with the information set forth in the consolidated financial statements and the notes thereto appearing elsewhere in this Prospectus.


Year Ended December 31, 1998 Compared to December 31, 1997


Results of Operations


        The following table sets forth, for the periods indicated, certain information relating to the operations of the Company expressed in dollars (rounded) and percentage changes from period to period. Data in the table reflects the consolidated results of the Company for the twelve-month periods ended December 31, 1998 and 1997, respectively. As supplemental information, the table also segregates the Company's revenues by product line type.


                                                                                        % OF
                                                        For the Year Ended               CHG
                                                 ------------------------------------   FROM
                                                    DECEMBER         DECEMBER          1997 TO
                                                      31, 1998          31, 1997        1998
                                                 --------------- ---------------------------

  Statement of Operations Data:
         Product sales.........................       $16,579,000     $14,566,000        13.8 %
         Cost of sales.........................        10,973,000      10,174,000         7.9
                                                      ------------    ------------
                 Gross margin..................         5,606,000       4,392,000        27.6
                                                      ------------    ------------

  Operating Costs and Expenses:
         Selling expenses......................         2,874,000       2,379,000        20.8
         Research and development..............           143,000         508,000       (71.9)
         General and administrative............         3,029,000       1,730,000        75.1
                                                      ------------    ------------
                 Total operating costs and
                   Expenses....................         6,046,000       4,617,000        31.0
                                                      ------------    ------------

  Other Income (Expense), net:
         Interest expense......................        (1,773,000)       (427,000)      315.2
                                                      ------------    ------------
         Interest income.......................             3,000           9,000       (66.7)
                                                      ------------    ------------
         Other expense.........................           (35,000)        (61,000)       42.6
                                                      ------------    ------------
         Other income..........................                 -         295,000           -
                                                      ------------    ------------

         Net loss..............................       $(2,245,000)    $  (409,000)      448.9%
                                                      ============    ============

  Supplemental Information:

  Revenue by product line type:
       Telecommunication headsets and
            amplifiers and telephone
            accessories........................       $ 7,640,000     $ 6,146,000        24.3 %
       Home storage and organization...........         4,444,000       3,387`000        31.2
       Miscellaneous/mass market...............         3,506,000       4,140,000       (15.3)
         Flashlights...........................           989,000         893,000        10.8
                                                      ------------    ------------
                        Total product sales           $16,579,000     $14,566,000        13.8%
                                                      ============    ============
             and other.........................


Following are explanations of significant period to period changes for the years ended December 31, 1998 and 1997:


Revenues


        Total Product Sales. Total product sales increased by $2,013,000, or 13.8%, from $14,566,000 to $16,579,000 for the year ended December 31, 1998 compared to the year ended December 31, 1997.



        Telecommunication Headsets and Amplifiers and Telephone Accessories. Telecommunication headsets and amplifiers and Telephone accessories sales increased $1,496,000, or 24.3%, from $6,146,000 to $7,640,000 for the year ended
December 31, 1998 compared to the year ended December 31, 1997. The increase was primarily attributable to an increase of approximately $210,000 in the Company's "Cord Manager" product line and an increase of approximately $38,000 in the "Twisstop" line, offset in-part by a decrease in shoulder rest sales. Overall gross margins for these products increased to 48.4%, from 46.6% for the years ended December 31, 1998 and 1997, respectively, as a result of the sales mix. Additionally, this increase was due to the Company's introduction of a new line of telecommunications products including wired and wireless telephone headsets, telephones, conference speakers, and other related products. Overall gross margins for these products for the year ended December 31, 1998 were approximately 36.4%. In addition, the Company has been able to secure pages in several catalogues of major providers for various office products for all of these types of products which began circulating during the third and fourth quarters of 1998 and will continue for the 1999 year.

        Home Storage and Organization. Home storage and organization revenues increased $1,057,000, or 31.2%, from $3,387,000 to $4,444,000 for the year ended
December 31, 1998 compared to the year ended December 31, 1997. The increase in home storage and organization revenues was primarily attributable to the introduction of several new products, including drawer organization products, namely "Expand-A-Drawer", which accounted for approximately $1,042,297 of the revenue increase, and several wire basket rollout products which made up approximately $66,000 of the increase. These increases were offset in part by a decrease in sales of the "Expand-a-shelf" product line of approximately $88,000. Overall gross margins for products in this category increased to 30.1% for the year ended December 31, 1998 from 27.3% for the year ended December 31, 1997.

This increase in gross margins was primarily attributable to increased sales in the higher margin "Expand-A-Drawer" product line.

        Miscellaneous and Mass Market. Mass market revenues decreased $579,000, or 15.1%, from $3,825,000 to $3,246,000 for the year ended December 31, 1998 compared to the year ended December 31, 1997. This decrease was primarily the result of the Company's receipt of large orders for crayons in early 1998 from Dolgencorp., Inc., which orders were subsequently deferred indefinitely. Before learning of the deferral, the Company had procured crayons to fill Dolgencorp's order. Consequently, Dolgencorp's deferral of delivery of product under those orders caused the Company to stockpile approximately $1,000,000 in crayon inventory with no guarantee of future orders for these crayons. At the end of 1998, the Company decided to change its relationship with Dolgencorp due to the inordinate strain that servicing Dolgencorp's orders placed on the Company's physical and financial resources. In addition, the Company determined that, strategically, it should focus on its other product categories which produce greater gross margins and have the most growth potential. Therefore, the Company anticipates a significant drop in revenues from this segment of its business in 1999. Overall gross margins for products in this category decreased to 13.5% for the year ended December 31, 1998 from 17.6% for the year ended December 31, 1997. This decrease in gross margins resulted from the additional warehouse space leased to store the crayon inventory. Substantially all sales in 1998 in this category were to Dolgencorp, Inc.



        On December 24, 1998, the Company entered into an inventory and single customer purchase agreement with Grandway China ("Grandway"), a Hong Kong enterprise. The agreement provided for the transfer of inventory, distribution and sales rights of products that the Company was then supplying to Dolgencorp. Upon execution, Grandway agreed to purchase the approximately $1,800,000 of Dolgencorp inventory then owned by the Company, on the following terms: (i) at the closing date, the Company transferred to Grandway approximately $800,000 of unpaid crayon liability, and (ii) at the closing date Grandway purchased $103,000, or cost plus three percent, of additional inventory. Additionally, Grandway agreed to continue to make guaranteed minimum monthly inventory draws of $103,000 or cost plus three percent until the remaining approximately
$1,000,000 of inventory is purchased. As of March 31, 1999, Grandway had purchased all but approximately $339,124 of the remaining inventory. Finally, for a period of two years, Grandway will pay a two percent (2%) royalty to the Company on all orders shipped to Dolgencorp, in addition, the Company can still sell other types of products to Dolgencorp.

        Other revenue decreased $55,000, or 17.5%, from $315,000 to $260,000 for the year ended December 31, 1998 compared to the year ended December 31, 1997. The decrease in other revenue was primarily attributable to a decline in other miscellaneous products sold by the Company, namely, closet hangers and tote bags.

        Flashlights. Flashlight revenues increased $96,000, or 10.8%, from $893,000 to $989,000 for the year ended December 31, 1998 compared to the year ended December 31, 1997. The increase in flashlight revenues was primarily attributable to increased military sales. In addition, gross margins for flashlights improved significantly, from 0.4% for the year ended December 31, 1997 to 24.9% for 1998. This improvement resulted from the Company's decision to change the source of manufacturing from the United States to certain Asian countries.



        On December 2, 1996, the Company acquired substantially all of the assets of Nordic Lights, Inc., a Texas corporation, doing business as Nordic Lites, Inc. This closing and acquisition took place pursuant to an Asset Purchase Agreement effective as of December 1, 1996. In connection with that transaction, the assets of Nordic Lights were transferred to a newly incorporated, wholly owned subsidiary of the Company, Nordic Technologies, Inc. ("Nordic Technologies"), a Utah corporation. After the acquisition, Nordic Technologies began selling a broad range of flashlight products and accessories under the trademark "Nordic Lites."

        The initial purchase of the assets of Nordic Lights, Inc. was accomplished through the issuance of 550,000 shares of the Company's common stock to the shareholders of Nordic Lights. A value of $1.60 per share was determined based upon subsequent sales of stock by shareholders of Nordic Lights, Inc. for a total purchase price of $880,000. In addition to the stock issued, warrants to purchase 250,000 shares of common stock at an exercise price of $1.00 were issued to the shareholders of Nordic Lights, Inc. Those warrants are exercisable only if and when certain gross sales requirements have been reached over a five year period beginning January 1, 1999. In April 1997, several third parties agreed to purchase portions of the shares issued in connection with the acquisition transaction from the shareholders of Nordic Lights, Inc. The April 1997 agreement also nullified a repurchase agreement which was originally included as part of the 1996 Nordic acquisition.

        In July 1997, the Company sold the tangible assets acquired from Nordic Lights and non-exclusive rights to certain patents in exchange for 73,515 shares of the Company's common stock and $106,850 in cash. The majority of the assets sold represented various fixed assets which had previously been used by the Company to manufacture flashlights. The shares received in exchange for these assets were recorded as treasury stock at the fair market value of $10.00 per share. Because the market value of the stock received into treasury on the sale of these assets equaled the current book value of the assets sold, no gain or loss was recognized for this sale. Instead of producing the flashlights domestically, the Company has arranged with overseas vendors that are providing product at reduced costs leading to healthier margins on the flashlight products.

Operating Costs and Expenses


        Selling Expenses. Selling expenses increased $495,000, or 20.8%, from $2,379,000 to $2,874,000 for the year December 31, 1998 compared to the year December 31, 1997. The increase in selling expenses was primarily attributable to an increase in advertising expense of approximately $128,000, related to the Company securing pages in several office products providers' catalogues. In addition, the Company experienced an increase of approximately $220,000 in the cost of shipping products to its customers. Management is addressing this issue by sourcing competitive bids from carriers. These increases were partially offset by a decrease of approximately $46,000 in travel and entertainment expense.

        Research and Development. Research and development decreased by $365,000, or 71.9%, from $508,000 to $143,000 for the year ended December 31,
1998 compared to the year ended December 31, 1997. This decrease was primarily attributable to the completion of the research and development related to the introduction of the Company's new line of telecommunication headset products.

        General and Administrative Expenses. General and administrative expenses increased $1,299,000, or 75.1%, from $1,730,000 to $3,029,000 for the year ended
December 31, 1998 compared to the year ended December 31, 1997. Of this increase, approximately $450,000 was incurred by the Company to defend itself in patent infringement lawsuits, approximately $300,000 related to legal and accounting fees related to the Company's effort to register securities on a registration statement on Form SB-2 in connection with a Convertible Debenture and Equity Line-of-Credit financing agreement between the Company and private investors which was put into place in May 1998, and approximately $500,000 in legal expense was incurred as a result of certain internal investigative and general corporate matters.

        Total Operating Costs and Expenses. Total operating costs and expenses increased by $1,429,000, or 31.0%, from $4,617,000 to $6,046,000 for the year ended December 31, 1998 compared to the year ended December 31, 1997, for the reasons discussed above.



        Interest Expense. Interest expense, increased $1,346,000, or 315.2%, from $427,000 to $1,773,000 for the year ended December 31, 1998 compared to the year ended December 31, 1997. This increase was primarily related to the recognition of a one-time, non-cash charge for the fair value of common stock warrants and a beneficial conversion premium, totaling $500,000 and $137,000, respectively, both associated with the issuance of $1,500,000 of the Convertible Debentures in May 1998. Additionally, normal non-cash interest was recognized on the Convertible Debentures, as well as the amortization of the fair value of other common stock warrants issued in connection with the debt. Also, liquidated damages were assessed against the Company in the amount of $110,000 due to the Company's failure to have effective a registration statement covering the shares of common stock issuable upon conversion of the Convertible
Debentures with the time specified in a registration rights agreement executed in connection with the sale of the Convertible Debentures.

        Interest Income. Interest income decreased $6,000, or 66.7%, from $9,000 to $3,000 for the year ended December 31, 1998 compared to the year ended December 31, 1997. This decrease was primarily the result of the Company utilizing its revolving credit facility, under which "draws" are made by the Company. After a draw is made a corresponding payable is established, when collections of outstanding accounts receivable are received, collections are swept, daily, and re-applied against outstanding draws. As a result the Company does not keep excess cash on hand to invest.

        Other Expense. Other expense decreased $26,000, from $61,000 to $35,000 for the year ended December 31, 1998 compared to the year ended December 31, 1997. This decrease is primarily the result of a smaller tax provision due to net operating loss carryforwards.

        Other Income. Other income decreased $295,000, from $295,000 to $-0- for the year ended December 31, 1998 compared to the year ended December 31, 1997. This decrease is primarily the result of the Company recognizing a gain on the sale of assets during the year ended December 31, 1997 that did not recur in 1998.

        Net Loss. Net loss increased by $1,836,000, or 448.9%, from a loss of $409,000 to a loss of $2,245,000 for the year ended December 31, 1998 compared to the year ended December 31, 1997 due to a combination of the factors described above.



Three Months Ended March 31, 1999 Compared to Three Months Ended March 31, 1998


Results of Operations


        The following table sets forth, for the periods indicated, certain information relating to the operations of the Company expressed in dollars (rounded) and percentage changes from period to period. Data in the table reflects the consolidated results of the Company for the three month period ended March 31, 1999 and 1998, respectively. As supplemental information, the table also segregates the Company's revenues by product line type.




                                                                                        % OF
                                                       For the Three Months Ended        CHG
                                                    ---------------------------------   FROM
                                                       MARCH 31,         MARCH 31,        1998 TO
                                                         1999              1998           1999
                                                    ----------------- --------------- ------------


  Unaudited Statement of Operations Data:
         Product sales.........................       $ 3,644,000     $ 3,648,000        (0.1)%
         Cost of sales.........................         2,209,000       2,074,000         6.5
                                                      -------------   ------------
                 Gross margin..................         1,435,000       1,574,000        (8.8)
                                                      -------------   ------------

  Operating Costs and Expenses:
         Selling expenses......................           830,000         840,000        (1.2)
         Research and development..............            26,000          10,000       160.0
         General and administrative............           831,000         495,000        67.9
                                                      -------------   ------------
                 Total operating costs and
                   Expenses....................         1,687,000       1,345,000        25.4
                                                      -------------   ------------

  Other Income (Expense), net:
         Interest expense......................          (273,000)       (107,000)      155.1
                                                      -------------   ------------
         Interest income.......................                 -           3,000            -
                                                      -------------   ------------
         Other (expense).......................            (4,000)        (21,000)      (95.2)
                                                      -------------   ------------
         Other income..........................             3,000                            -
                                                      -------------   ------------
                                                                                -
         Net income (loss).....................       $  (526,000)    $   104,000      (602.9)%
                                                      =============   ============

  Unaudited Supplemental Information:

  Revenue by product line type:
       Telecommunication headsets and
            amplifiers and telephone
            accessories........................       $ 1,836,000      $2,242,000       (18.1)%
       Home storage and organization...........           990,000       1,100,000       (10.0)
       Miscellaneous/mass market...............           608,000         114,000       433.3
         Flashlights...........................           210,000         192,000         9.4
                                                      -------------   ------------
                        Total product sales....       $ 3,644,000      $3,648,000        (0.1)%
                                                      =============   ============


The following are explanations of significant period to period changes for the three months ended March 31, 1999 and 1998:



Revenues


        Total Product Sales. Total product sales decreased by $4,000, or 0.1%, from $3,648,000 to $3,644,000 for the three months ended March 31, 1999 compared to the three months ended March 31, 1998.

        Telecommunication Headsets and Amplifiers and Telephone Accessories. Telecommunication headsets and amplifiers and telephone accessories sales decreased $406,000, or 18.1%, from $2,242,000 to $1,836,000 for the three months ended March 31, 1999 compared to the three months ended March 31, 1998. Of this decrease, $180,000 was attributable to a one-time order from Lucent Technology received during the three months ended March 31, 1998 that did not occur during the three months ended March 31, 1999. Additionally, the Company's Softalk and MiniSoftalk products decreased $121,000, offset in part by an increase in the Softalk II product of $7,000. Overall gross margins for telephone accessories increased to 54.2% from 47.5% for the three months ended March 31, 1999, as a result of the sales mix and a more efficient production process.

        Home Storage and Organization. Home storage and organization revenues decreased $110,000, or 10.0%, from $1,100,000 to $990,000 for the three months ended March 31, 1999 compared to the three months ended March 31, 1998. The decrease is primarily attributable to a decline of $64,000 in the
"Expand-A-Drawer" product line, $67,000 in doorstops and $28,000 in other miscellaneous shelves, offset in part by an increase of $73,000 in several of the Company's drawer organization products, namely "Mega-Expand-A-Drawer", which accounted for $51,000 of this increase. Overall gross margins for products in this category decreased from 35.9% to 35.2% for the three months ended March 31, 1999.

        Miscellaneous and Mass Market. Miscellaneous and mass market revenues increased $494,000, or 433.3%, from $114,000 to $608,000 for the three months ended March 31, 1999 compared to the three months ended March 31, 1998. This increase was primarily the result of the Company's December 24, 1998 agreement with Grandway China ("Grandway"), a Hong Kong enterprise. The agreement provided for the transfer of inventory, distribution and sales rights of products that the Company was then supplying to Dolgencorp. Upon execution, Grandway agreed to purchase from the Company approximately $1,800,000 of Dolgencorp inventory on the following terms: (i) at the closing date, the Company transferred to
Grandway approximately $800,000 of unpaid crayon liability, and (ii) at the closing date Grandway purchased $103,000, or cost plus three percent, of additional inventory. Additionally, Grandway agreed to continue to make guaranteed minimum monthly inventory draws of $103,000, or cost plus three percent, until the remaining approximately $1,000,000 of inventory is purchased. As of April 30, 1999, Grandway had purchased all but approximately $320,000 of the remaining inventory. Gross margins on products in this category decreased from 19.7% to 2.3% for the three months ended March 31, 1999 as a result of the "pass-through" effect.

        Flashlights. Flashlight revenues increased $18,000, or 9.4%, from $192,000 to $210,000 for the three months ended March 31, 1999 compared to the three months ended March 31, 1998. Although sales were relatively flat for the period, gross margins on these product lines decreased from 24.0% to 16.1% for the three months ended March 31, 1999, as a result of various changes made to certain of its flashlight products to increase the quality of these products. Management is addressing this decrease by working with its Asian supplier to effectively source various components from more reliable sub-assembly vendors.


Operating Costs and Expenses


        Selling Expenses. Selling expenses decreased $10,000, or 1.2%, from $840,000 to $830,000 for the three months ended March 31, 1999 compared to the three months ended March 31, 1998. This decrease is due, in part, to a decrease in royalty and commission payments due to lower sales on commissionable and royalty based products, offset by increases in advertising expense as the result of the Company securing additional pages in certain office product catalogues and trade show expenditures due to the Company participating in more regional trade shows.

        Research and Development. Research and development increased by $16,000, or 160.0%, from $10,000 to $26,000 for the three months ended March 31, 1999 compared to the three months ended March 31, 1998. This increase was primarily attributable to the addition of a full time Vice President of Research and Development.

        General and Administrative Expenses. General and administrative expenses increased $336,000, or 67.9%, from $495,000 to $831,000 for the three months ended March 31, 1999 compared to the three months ended March 31, 1998. The increase in general and administrative expenses was primarily the result of approximately $120,000 in non-recurring legal expense incurred as a result of the Company's internal investigation which concluded on January 14, 1999, as well as approximately $210,000 in combined severance paid to the Company's former Chairman and CEO who resigned on January 14, 1999 as well as the former President of the Company who resigned effective March 17, 1999.

        Total Operating Costs and Expenses. Total operating costs and expenses increased by $342,000, or 25.4%, from $1,345,000 to $1,687,000 for the three months ended March 31, 1999 compared to the three months ended March 31, 1998, for the reasons discussed above.

        Interest Expense. Interest expense increased $166,000, or 155.1%, from $107,000 to $273,000 for the three months ended March 31, 1999 compared to the three months ended March 31, 1998. This increase was primarily associated with the issuance of $1,500,000 of Convertible Debentures (the "Convertible Debentures") in May 1998. Also, liquidated damages were assessed against the Company for the three months ended March 31, 1999, in the amount of $135,000 due to the Company's failure to have effective a registration statement covering the shares of common stock issuable upon conversion of the Convertible Debentures within the time specified in a registration rights agreement executed in connection with the sale of the Convertible Debentures.

        Interest Income. Interest income decreased $3,000, from $3,000 to $-0-for the three months ended March 31, 1999 compared to the three months ended March 31, 1998. This decrease was primarily the result of the Company utilizing its revolving credit facility, under which "draws" are made by the Company. After a draw is made a corresponding payable is established, when collections of outstanding accounts receivable are received, collections are swept, daily, and re-applied against outstanding draws. As a result the Company does not keep excess cash on hand to invest.

        Other Expense. Other expense decreased $20,000, from $21,000 to $1,000 for the three months ended March 31, 1999 compared to the three months ended March 31, 1998. This decrease was primarily the result of a loss on the sale of equipment sold by the Company in the three months ended March 31, 1998 that did not occur in the three months ended March 31, 1999.

        Other Income. Other income, increased $3,000, from $-0- to $3,000 for the three months ended March 31, 1999 compared to the three months ended March 31, 1998.

        Net (Loss) Income. The net income decreased by $627,000, or 605.9%, from $104,000 to a loss of $523,000 for the three months ended March 31, 1999 compared to the three months ended March 31, 1998 due to a combination of the factors described above.




Liquidity and Capital Resources

        General


        The Company's principal sources of liquidity are cash flows from operations, cash on hand and borrowing under the Company's existing secured revolving credit facilities. On May 27, 1998, the Company obtained a secured revolving credit facility from a regional financing institution for up to $5,000,000, bearing interest at a rate of prime plus one percent, with interest payable monthly. The credit facility is secured by both the Company's accounts receivable and inventories. The note underlying the revolving credit line is due May 26, 2001. Under the terms of the loan agreement, the Company is required to maintain financial covenants and ratios, including book net worth, net income and debt service coverage. At March 31, 1999 the Company was in default of certain of these covenants, however, the Company has obtained a waiver from the lending institution. The Company and the lending institution have negotiated an amendment to the loan agreement which changed the terms of certain of the financial covenants and ratios for the remainder of 1999. The interest rate applicable to the revolving credit line as of March 31, 1999, is prime plus three percent, with interest payable monthly. At March 31, 1999, the Company had $147,000 of cash and $3,400,000 million of unused borrowings under its credit facility. It is expected that the Company's principal uses of cash will be to provide working capital, finance capital expenditures, meet debt service requirements and for other general corporate purposes. Based on current operations and anticipated cost savings through operating efficiencies, the Company believes that its sources of liquidity will be adequate to meet its anticipated requirements for working capital, capital expenditures, scheduled debt service requirements and other general corporate purposes.

        On May 22, 1998, the Company closed a transaction that has provided to date net capital proceeds of $1,335,000. These funds were raised pursuant to the sale by the Company of convertible debentures ("Convertible Debentures") in the aggregate principal amount of $1,500,000. The Convertible Debentures are convertible into the Company's common stock at the lesser of: (i) 75% of the average of the three lowest closing bid prices of the common stock as quoted on the Nasdaq SmallCap Market during the 22 trading-day period immediately preceding the conversion date or (ii) $6.50. The transaction was accomplished pursuant to a Convertible Debenture and Private Equity Line of Credit Agreement (the "Credit Agreement") between the Company and a group of five unaffiliated investors. In addition to the sale of the Convertible Debentures, the Company also obtained the right to use a "put" mechanism to periodically draw down up to $10,000,000 of additional equity capital. Under the terms of the Credit Agreement, a minimum of $1,000,000 must be drawn, and all amounts must be drawn in increments of not less than $50,000. In return for the payment of additional capital upon such put exercises, the Company is required to issue shares of its common stock at a per share purchase price equal to 80% of the average of the three lowest closing bid prices of the common stock during a six day valuation period commencing three days before the put date and ending two days after the put date. The put mechanism cannot be utilized, and the Company has no obligation to exercise any portion of the put mechanism, until after the effective date of the registration statement for the underlying stock of the Credit Agreement. Additionally, upon registration of the underlying shares which may be issued upon conversion of the Convertible Debentures, the Company is obligated to issue an additional $500,000 of Convertible Debentures
(see Note 4 to the interim, unaudited condensed consolidated financial statements). The Company filed a registration statement on Form SB-2 as required by the Credit Agreement and is in the process of preparing an amendment to that registration statement. However, there can be no assurance that the registration statement will be declared effective.

        March 31, 1999 Compared to December 31, 1998

        As of March 31, 1999, the Company had liquid assets (cash and cash equivalents, trade accounts receivable and other) of $2,101,000, a decrease of 5.8%, or $130,000, from December 31, 1998 when liquid assets were $2,231,000. Cash increased $145,000, or 7250.0%, to $147,000 at March 31, 1999 from $2,000 at December 31, 1998. This increase in cash was primarily the result of the Company utilizing its revolving credit facility, under which "draws" are made by the Company to fund capital expenditures, purchase inventory and for general purpose use. After a draw is made a corresponding payable is setup, when collections of outstanding accounts receivable are made the monies collected, are swept, the next day, and re-applied against outstanding draws. Trade accounts receivable decreased $275,000, or 12.3%, to $1,954,000 at March 31, 1999 from $2,229,000 at December 31, 1998. This decrease is primarily the result of improved collections.

        Current assets decreased by $838,000, or 11.3%, to $6,567,000 at March 31, 1999 from $7,405,000 at December 31, 1998. This decrease was primarily the result of a decrease in accounts receivable-trade of $275,000, discussed above, inventory levels decreased by $745,000 primarily due to the Company's December 24, 1998 agreement with Grandway China ("Grandway"), a Hong Kong enterprise, whereby Grandway agreed to make guaranteed minimum monthly inventory draws of $103,000 or cost plus three percent until the remaining approximately $1,000,000 of inventory is purchased. As of April 30, 1999, Grandway had purchased all but approximately $320,000 of the remaining inventory. The decrease in current assets was offset in part by an increase in cash as discussed above.

        Long-term assets decreased $72,000, or 1.7%, to $4,062,000 at March 31, 1999 from $4,134,000 at December 31, 1998. This decrease was primarily the result of recurring depreciation of building and equipment, and amortization of deferred loan costs, and other intangibles.

        Current liabilities decreased by $351,000, or 19.4%, to $5,623,000 at March 31, 1999 from $5,974,000 at December 31, 1998. This decrease was primarily due to a decrease of $295,000 in accrued advertising and $148,000 in trade accounts payable, offset in part by an increase of $210,000 in short-term notes payable as a result of additional borrowings under the Company's revolving line of credit.

        The Company's working capital decreased by $487,000, or 34.0%, to $944,000 at March 31, 1999 from $1,431,000 at December 31, 1998, for the reasons described above.

        The Company provided net cash of $58,000 in operating activities during the three months ended March 31, 1999, primarily from decreased inventory levels as well as a decrease in trade accounts receivable, offset in part by the net loss incurred during the period.

        The Company used net cash of $54,000 in investing activities during the three months ended March 31, 1999, primarily for capital expenditures relating to the Company's Year 2000 remediation efforts.

        The Company provided net cash of $141,000 from financing activities during the three months ended March 31, 1999. The increase was primarily due to borrowings under the Company's revolving line-of-credit, off-set in part by payments made on long-term debt during the period.


Inflation


        Most of the Company's products are purchased in finished form and packaged by the supplier or at the Company's headquarters. The Company uses a premixed plastisol (a petroleum based raw material) to manufacture certain of its telephone accessory products at its headquarters. The Company anticipates usual inflationary increases in the price of its plastic products and does not intend to pass these increases along to its customers, primarily as a result of other operating efficiencies gained through changing the sourcing of certain of its flashlight manufacturing from the United States to Asia. Significant increases in the cost of plastisol in the future could materially affect the Company's profitability if these costs cannot be passed on to customers. In general, the Company does not believe that inflation has had a material effect on its results of operations in recent years. However, there can be no assurance that the Company's business will not be affected by inflation in the future. The Company purchases corrugated packaging materials from several suppliers. These suppliers source raw materials from Asia and have indicated to the Company that they anticipate a price increase of between 10% and 14% in the second quarter of 1999, and have indicated that they will be passing this increase on to all customers. The Company does not believe that this increase will have a material adverse affect on results of operations in 1999.

Seasonality


        The Company's business is seasonal. The Company typically experiences its highest sales volume in the fourth quarter of each year as a result of the retail environment in which most of its customers conduct business. Because the Company sells its products primarily to major retailers, the Company's sales performance is significantly dependent on the performance of those retailers. Accordingly, the fourth quarter is a key determinate to overall profitability for the year.




Year 2000 Compliance


        The Year 2000 problem relates to the inability of many computer programs and microchip-based products and equipment to operate properly on dates approaching and following December 31, 1999. This inability to operate correctly results from the use in many computer programs and embedded microchip code of a two-digit rather than a four-digit date field. Thus, non Year 2000 compliant software and firmware may misinterpret a date entry of "00" as 1900, rather than 2000, resulting in, among other things, a temporary inability to process transactions, send invoices, or engage in similar business transactions.



        The Company uses and is dependent upon computer systems and software to conduct its business. In the fourth quarter of 1997, the Company began implementing a new accounting and materials resource planning integrated software system. The software system, Made2Manage, was purchased with the Year 2000 issue in mind, and is represented by its manufacturer to be Year 2000 compliant in all material respects. Consequently, the Company believes its core enterprise resource planning and accounting systems will not be affected by the Year 2000 problem. However, the Company uses many different software programs to process and summarize business transactions. The Company is presently continuing the evaluation of its operating systems and determining what, if any, additional remediation efforts required to ensure its internal systems will be Year 2000 compliant. That assessment is approximately 95% completed. Preliminary results of this assessment reveal that remediation efforts required will vary from system to system. For example, it appears some systems will not require any additional programming efforts, while others may require some programming changes or complete replacement.

        For those systems identified as non-compliant, the Company has begun and, in certain cases, completed remediation efforts. The Company will utilize both internal and external resources to reprogram or replace non-compliant software for Year 2000 modifications. The Company plans to complete the Year 2000 project before May 31, 1999. The total estimated cost of the Year 2000 project is approximately $200,000 and is being funded through operating cash flows and the Company's existing $5,000,000 secured credit facility. Of this project cost, approximately $120,000 is attributable to the purchase of new software or equipment which will be capitalized. The remaining $80,000 will be expensed as incurred. In a number of instances, the Company may decide to install new software or upgrade versions of current software programs which are Year 2000 compliant. In these instances, the Company may capitalize certain costs of the new systems in accordance with current accounting guidelines.

        The Company is also assessing the impact of the Year 2000 problem on embedded systems in equipment and machinery located at the Company, comprised mainly of heating, ventilation and air conditioning equipment and telephone and alarm systems. Based on the assessments completed to date, the Company is not aware of any respect in which those systems will fail or otherwise be impaired by the Year 2000 problem.



        The Company has initiated formal communications with all of its significant suppliers and customers to determine the extent to which the Company is vulnerable to those third parties' failure to remediate their own Year 2000 problems. In March 1999, the Company, through its own information technology personnel and its Chief Financial Officer, conducted on-site reviews of certain of its key Asian suppliers to ascertain, to the extent possible, the Company's exposure to manufacturing delays or stoppages as a result of those suppliers' failure to remediate their Year 2000 problems. Based on those efforts, the Company does not presently anticipate that its operations will be adversely affected as a result of the Year 2000 problem as it may affect the Company's key suppliers' internal systems. However, there can be no guarantee that the systems of other companies on which the Company relies for products and services will be timely assessed and, where appropriate remediated, or that other companies' failure to become Year 2000 compliant would not have a material adverse effect on the Company.


        The Company presently believes that with modifications to existing software and conversions to new software for those systems which it believes may be affected, the Year 2000 issue can be mitigated. However, if such modifications and conversions are not made, or are not completed timely, the Year 2000 issue could have a material adverse impact on the operations and financial condition of the Company.

        The costs of the project and the date on which the Company plans to complete the Year 2000 modifications are based upon management's best estimates, which were derived utilizing numerous assumptions of future events including the continued availability of certain resources, third party modification plans and other factors. However, there can be no guarantee that these estimates will be achieved and actual results could differ materially from those plans. Specific factors that might cause such material differences include, but are not limited to, the availability and cost of personnel trained in Year 2000 consulting and remediation, the ability to locate and correct all relevant computer codes and similar uncertainties. As testing and assessment of third parties is completed, the Company intends to develop contingency plans for possible Year 2000 problems.




                                PROPERTIES


        The Company owns and occupies the building located at 3820 Great Lakes Drive, Salt Lake City, Utah 84120, at which its corporate headquarters, manufacturing and warehouse operations are housed. This facility was built in 1996 on property purchased by the Company for that purpose. The Company's facility has approximately 54,000 square feet of which approximately 6,000 square feet (11%) is used for office and administrative purposes, and 48,000 square feet (89%) is used for manufacturing, assembly and warehouse area.



                                 BUSINESS


Cautionary Note Regarding Forward-looking Statements.

        This Prospectus, in particular the "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections, contains forward-looking statements concerning the expectations and anticipated operating results of the Company. All of these forward-looking statements contained herein are intended to qualify for the safe harbor protection provided by the Securities Act of 1933, as amended, and the
Securities Exchange Act of 1934, as amended. The reader should understand that numerous factors govern whether any forward-looking statement made by the Company will be or can be achieved. Any one of such factors could cause actual results to differ materially from those projected by the forward-looking statements made herein. These forward-looking statements include plans and objectives of management for future operations, including plans and objectives relating to the products and the future economic performance of the Company. The forward-looking statements are based on current expectations that maybe affected by a number of risks and uncertainties. Factors that could cause actual results to differ from results discussed in forward-looking statements include, but are not limited to, potential increases in inventory costs, competition, and the Company's ability to obtain additional working capital to fund future growth. Assumptions made by management for purposes of such forward looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Although the Company believes that the assumptions underlying the forward-looking statements in this Report are reasonable, any of these assumptions could prove inaccurate. Therefore, there can be no assurance that the results contemplated in any of the forward-looking statements will be realized. Budgeting and other management decisions are subjective in many respects and are susceptible to interpretations and periodic revision based on actual experience and business developments, the impact of which may cause the Company to alter its marketing capital expenditure plans or other budgets. This will affect the Company's results of operations. In light of the significant uncertainties inherent in the forward-looking statements, any such statement should not be regarded as a representation by the Company or any other person that the objectives or plans of the Company will be achieved.



General


        Dynatec is a Salt Lake City, Utah based manufacturer and distributor of consumer products. The Company has four wholly owned subsidiaries: Softalk, Inc., Arnco Marketing, Inc., Nordic Technologies, Inc. and SofTalk

Communications, Inc. During the year ended December 31, 1998, the Company conducted most of its operations through its subsidiaries.

        The Company is engaged primarily in the manufacture and distribution of the following consumer product lines: telecommunication headsets and amplifiers and other telephone accessories, home storage and organization and premium flashlights. The Company also from time to time distributes other miscellaneous products sold to mass market merchandisers. For information about the Company's industry segments and operations in different geographical areas, see Note 11 to the Company's unaudited consolidated financial statements, entitled "Business Segment Information."


Seasonality


        The Company's business is seasonal. The Company typically experiences its highest sales volume in the fourth quarter of each year as a result of the retail environment in which most of its customers conduct business. Because the Company sells its products primarily to major retailers, the Company's sales performance is significantly dependent on the performance of those retailers. Accordingly, the fourth quarter is a key determinate to overall profitability for the year.


Telecommunication Headsets and Amplifiers and Telephone Accessories


        Historically, the manufacture and distribution of telephone accessories have been the principal source of revenues for the Company. The Company's lead product in this line has been a group of soft plastic shoulder rests that are attached to a telephone handset by use of a proprietary adhesive strip manufactured for the Company by 3M. These products are designed to ease neck strain suffered by people who, needing both hands free while they talk on the telephone, hold the handset between their ear and shoulder by bending their neck toward their shoulder. These telephone shoulder rest products are currently manufactured and distributed by the Company under the trade names of "Softalk
(R)", "Mini-Softalk (TM) ", "Softalk II" and "Universal Phone Rest", and are available in a variety of colors, sizes and styles. The Company owns or licenses the patent rights used in the manufacture of the Softalk product line, and manufactures these products at its Salt Lake City, Utah headquarters.

        The Company's telephone accessory product line also includes "Twisstop" and "Cord Manager" products. The Twisstop product is a plastic connector that plugs into a telephone handset and allows the telephone cord to twist around the axis of the connector to the effect that the telephone cord does not become tangled. The Cord Manager product is a disk-shaped device approximately two inches in diameter that plugs into a telephone handset. Coiled inside the Cord Manager is telephone cord of approximately 25 feet in length. The product is designed to allow the telephone user to have the benefit of a relatively long telephone cord, but avoid the hassles associated with a normal cord of such length.



        The Company has invested significant capital in research and development in developing a new line of telephone and computer headset amplifiers and headset telephones. These products are designed to supplement or replace traditional telephone handsets allowing increased flexibility for the user, particularly users who can benefit from having their hands free while they use the telephone. Such products currently are distributed by the Company under the trade names of "Tele-Link (TM)", "Computer-Link (TM)", "Power-Link (TM)", and "Power Phone (TM)". These products were launched during the fourth quarter of 1997.

        For the year ended December 31, 1998, revenues from the telephone accessories product line accounted for 46.1% of the Company's total revenues and 42.2% of total revenues for the year ended December 31, 1997. Major customers for this product line include United Stationers, Lucent Technologies, Boise Cascade, Radio Shack, Staples, Gemini Industries and Corporate Express. In addition, the Company has secured pages in several catalogues of major providers for various office products for all of these types of products, which pages began circulating during the third and fourth quarters of 1998 and will continue for 1999.

Home Storage and Organization


        The Company's home storage and organization product line includes the following products:

        >>     "Expand-A-Shelf"            >>     "The Wedge"
        >>     "Mini Expand-A-Shelf"       >>     "Super Wedge"
        >>     "Mega Expand-A-Shelf"       >>     "Medicine Cabinet Organizer"
        >>     "Expandable Book Shelf"     >>     "Drawer Organizer"
        >>     "Sofstop"                   >>     "Freedom Hanger"
        >>     "Cover-Up"                  >>     "Expand-A-Drawer"
        >>     "Hide It"                   >>     "Easy Reach Roll-Out" shelves.
        >>     "Expanding-Roll-Out"

        These products are designed to promote convenience and comfort in the home by helping people take better advantage of limited space by organizing drawers, closets and shelves and providing other useful home products such as door stops. The products in this line are typically custom manufactured for Dynatec by offshore, nonaffiliated manufacturers using proprietary third party designs that the Company licenses.

        For the year ended December 31, 1998, the home storage and organization product line accounted for 28.4% of the Company's total revenues, compared to 25.4% of Company revenues for the year ended December 31, 1997. These products generally are distributed directly to retail stores, distributors, and catalogs including National Manufacturing, Lechters, Container Store, Sams Club, Wal-Mart, Target, Bed Bath & Beyond and others.


Flashlights


        In December 1996, Dynatec acquired substantially all of the assets of Nordic Lights, Inc., a Texas corporation. Prior to the acquisition, Nordic Lights was engaged in the business of manufacturing and distributing a line of battery-powered flashlight products. The Company transferred the assets acquired from Nordic Lights to a wholly owned subsidiary of the Company, Nordic Technologies, Inc., a Utah corporation ("Nordic Technologies"), which continues to operate Dynatec's flashlight business. Nordic Technologies manufactures and markets a broad range of specialty and premium flashlight products and accessories under the trademark "Nordic Lites." These products include water and impact resistant aluminum flashlights that operate on "AA", "C" and "D" batteries, specialty flashlights that have such features as focusable beams and flexible handles, and ordinary plastic flashlights. In 1998, the Company began offering flashlight packages containing multiple flashlights and related accessories bundled together in a convenient storage and display container. These package units are being marketed to major retailers and warehouse shopping customers. Major customers for the flashlight products include Giga, Inc. (U.S. military procurement) and Dixie Electric Supply Corp.

        In July 1997, the Company sold the assets located at the Ft. Worth, Texas facility at which Nordic Lights had operated in favor of more economical and efficient manufacturing relationships with Asian sources. Presently, although the Company does some packaging of its flashlight products, all manufacturing is sourced from third parties. Sales of flashlight products for the year ended December 31, 1998 amounted to $989,000 or 6.0% of the Company's total revenues and 6.1% of revenues for the year ended December 31, 1997.


Miscellaneous/Mass Market


        Miscellaneous products the Company has offered from time to time have included the "Softalk Erasable Board", a soft wipe erasable planning board for office and personal use, product packaging for AT&T and the Fuji Novel Battery Line. The miscellaneous product segment accounted for less than one percent of the Company's revenues for the year ended December 31, 1998.

        Additionally, the Company sells commodity type products to national mass-market merchandisers, such as Dolgencorp, Inc. Such products have included single-use cameras, audiocassette tapes, three piece flashlights, and disposable lighters, all of which products were distributed to Dolgencorp. Sales for these types of products accounted for 19.6% and 26.3% of the Company's revenues for the years ended December 31, 1998 and 1997, respectively.

Subsidiaries of the Company


        During the year ended December 31, 1998, the Company conducted most of its operations through its subsidiaries. The name of each of the Company's subsidiaries, the date of organization and the date of acquisition by the Company is set forth in the following table. Dynatec owns 100% of the voting and other equity securities of each of its subsidiaries.



                                                   Date                Date Acquired
          Subsidiary                    Organized                By Company
--------------------------------    -------------------   -------------------------
Softalk, Inc. (1)                       7/15/82                4/18/83
Arnco Marketing, Inc. (2)               7/22/86                9/30/91
Nordic Technologies, Inc. (3)          10/25/96               10/25/96
SofTalk Communications, Inc. (4)       12/23/96               12/23/96

(1) Engaged in the manufacturing, sourcing and distribution of the telephone accessory, home storage and organization, and mass market products of the Company.
(2) Arnco Marketing imports and markets Twisstop to SofTalk and others under a license agreement with Recoton, Inc.
(3) Involved in the research, development and marketing of flashlight products.
(4) Engaged in the research, development and marketing of telecommunications products.


Raw Material and Supplies


        The Company uses a premixed plastisol to manufacture the Softalk, Mini Softalk, Universal Phone Rest, Sofstop, and Softalk II products. "Plastisol" is a generic term for the petroleum based raw material from which the vinyl substance forming the Softalk products is manufactured.



        Other than the Softalk products, the Company's products are purchased in finished form and packaged according to Dynatec's specifications by the Company's various suppliers. In some cases, Dynatec purchases finished product and packages the product for distribution at its Salt Lake City headquarters. The Company, to date, has relied upon approximately fifteen primary suppliers for plastic and other materials ordered to specification for its assembly, manufacturing, and marketing processes. The Company has not experienced any shortage of plasticproducts or of plastisol in the past year, and does not anticipate any shortage in the future. The Company anticipates usual, inflationary increases in the price of plastic products, freight, and packaging in 1999. The Company anticipates that these usual, inflationary increases will not materially impact the results of operations for the year
ended 1999,  although  there can be no assurance   that  the  Company  will  not
encounter   raw  material  or  other manufacturing delays, price increases or shortages, any of which could adversely affect the Company's financial condition and operations. With respect to finished products the Company purchases from domestic or foreign manufacturers, which products constitute the majority of the Company's business, the Company's suppliers have demonstrated continued dependability in supplying quality product in a timely manner. Moreover, the Company believes that the third party manufacturers it uses to produce its products could be readily replaced if necessary.

Trademarks and Patents

        The Company currently owns or licenses the following U.S. and foreign trademarks.

---------------------------------------------------------------------------------------------

Trademarks
-----------------------------------------------------------------------------------------------
                                                                                  Year of
                                                                                 Trademark
           Product                                              Trademark       Expiration
                                       Country                Granted/Filed     or Renewal
-----------------------------------------------------------------------------------------------



Softalk                                U.S.A.                                  Each 10 Years
                                       Canada                   02/05/81       Each 15 Years
Mini-Softalk                           U.S.A.                                  Each 10 Years
Sofstop                                U.S.A.                   08/04/92       Each 10 Years
The Wedge                              U.S.A.                   10/20/92       Each 10 Years
Wall Saver                             U.S.A.                   07/15/97       Each 10 Years
Expand-A-Shelf                         U.S.A.                   08/24/95          Pending
Phoneworks & Design                    U.S.A.                   05/10/96          Pending
Audioworks & Design                    U.S.A.                   05/10/96          Pending
Videoworks & Design                    U.S.A.                   05/10/96          Pending
Easy Reach                             U.S.A.                   11/17/98       Each 10 Years
Tele Link                              U.S.A.                   04/10/97          Pending
Computer Link                          U.S.A.                   04/10/97          Pending
Power Link                             U.S.A.                   04/10/97          Pending
Pace Setter                            U.S.A.                   04/10/97          Pending
Power Phone                            U.S.A.                   04/10/97          Pending
Smart Sound                            U.S.A.                   04/10/97          Pending
Softalk Design (Shape)                 U.S.A.                   04/09/96       Each 10 Years
Mini Softalk Design (Shape)            U.S.A.                   05/21/96       Each 10 Years
Cord Manager                           U.S.A.                   09/16/97       Each 10 Years
                                       Canada                   10/27/97       Each 15 Years
                                       European Community       08/31/98       Each 8 Years
                                       Japan                    08/07/98       Each 10 Years
Home Organization                      U.S.A.                   07/23/97          Pending
NordicLite                             U.S.A.                   04/03/96          Pending
Nordic Helmet Design                   U.S.A.                   07/05/97       Each 10 Years
Smoke Cutter                           U.S.A.                   12/23/97       Each 10 Years
Nite-Site-Lite                         U.S.A.                   04/25/97       Each 10 Years
Zoom Switch                            U.S.A.                   08/19/96          Pending
See It, Find It, Get It                U.S.A.                   05/11/98          Pending
Expand-A-Drawer (Design)               U.S.A.                   04/17/98          Pending
Color Splash                           U.S.A.                   04/17/98          Pending
Softalk                                U.S.A.                   04/17/98          Pending

        The Company owns or licenses the following U.S. and foreign patents.



Patents                                                                           Year of
                                                                                  Patent
                                                                 Patent         Expiration
Product                                Country                Granted/Filed     or Renewal
-----------------------------------------------------------------------------------------------
    Universal Softalk                  U.S.A.                   09/06/94           2008
    Softalk II                         U.S.A.                   02/11/92           2006
    Expand-A-Drawer                    U.S.A.                   04/14/98           2016
    Easy Reach Roll-Out                U.S.A.                   08/01/97          Pending
    Expand-A-Shelf, Book Edition       U.S.A.                   06/25/96           2010
    Door Protector                     U.S.A.                   02/18/97           2013
    Interchangeable Doorstop           U.S.A.                   02/18/97           2015
    Zoom Light                         U.S.A.                   10/27/98           2016
    Slide Focus Flashlight             U.S.A.                   02/02/99           2016
    Switch w/Spare Bulb Carrier        U.S.A.                   11/14/89           2009
    Flashlight w/Switch Assembly       U.S.A.                   06/27/89           2007
    Flashlight w/Nite-Site-Lite        U.S.A.                   05/07/91           2009
    Cord Manager                       U.S.A.                   02/17/98           2016
    Medicine Cabinet Organizer         U.S.A.                   07/15/93          Pending
    Spring Wedge                       U.S.A.                   12/11/90           2007
    Expand-A-Drawer Continued          U.S.A.                   03/17/98          Pending
    Expand-A-Drawer                    Canada                   02/19/98          Pending
    Mini Softalk                       U.S.A.                   02/11/92           2006
    Combination Flashlight & Area      U.S.A.                   01/29/99          Pending
       Lights
    Magnetic Door Stop & Holder        U.S.A.                   05/16/93           2011
    Cover Up                           U.S.A.                   03/03/87           2001


        The Company believes its ownership of trademarks and patents is important to success in its markets. The cost of prosecuting and defending against claims for infringement may be prohibitive and there can be no assurance that third parties will not violate the Company's proprietary rights or that the Company will be successful in protecting its rights under applicable law.


Inventory Supply and Backlog Orders


        The Company has followed a standard policy of shipping within 24 hours of receipt of payment on orders, or within 48 hours of orders on approved credit lines with the exception of large home storage and organization orders, which are filled within two to four weeks. The Company has been able to ship within the foregoing guidelines on almost all occasions. The Company keeps an inventory of approximately two months of all products in order to meet the shipping policy. Nevertheless, the Company may from time to time need to backorder certain items.


Major Customers


        Telecommunication Headsets and Amplifiers and Telephone Accessories

        For the year ended December 31, 1998, 42.0% of the Company's telephone headset products were distributed through Lucent Technologies/Phillips Consumer Communications, whose headquarters are at P.O. Box 295 Parisippany, NJ 07054. Another 17.0% of telephone headset products were distributed through United

Stationers, whose headquarters are at 2200 E. Golf Road, Des Plaines, IL 60016.

        For the year ended December 31, 1998, 16.5% of the telephone accessory products were distributed through sales to United Stationers. Another 13.0% of sales in this product line were to Boise Cascade, whose headquarters are at 800 West Bryn Mawr Road, Itasca, IL 60143. S.P. Richards, whose headquarters are at P.O. Box 1266, Smyrna, GA 30081, accounted for another 12.7% of sales of telephone accessory products.


        Home Storage and Organization


        For the year ended December 31, 1998, 12.8% of the home storage and organization products were distributed through Target Stores, whose headquarters are at 33 South 6th Street, P.O. Box 1392, Minneapolis, MN 55440. Another 10.9% of these products were distributed to National Manufacturing, whose headquarters are at 1 First Avenue, Sterling IL 61081. An additional 10.4% of the home storage and organization products sales were to Wal-Mart, whose headquarters are at 702 S.W. 8th Street, Bentonville, AR 72716. Bed, Bath and Beyond, whose headquarters are at 110 Bi-County Blvd., Suite 114, Farmingdale, NY 11735, accounted for another 10.2% of the distribution of houseware/hardware products.


        Flashlights


        For the year ended December 31, 1998, 38.3% of the flashlight products were distributed through Giga, Inc. whose headquarters are at P.O. Box 4265, Macon, GA 31208. Another 12.4% of the flashlight products sales were to Dixie Electric Supply Corp., whose headquarters are at P.O. Box 6522, Richmond, VA 23230.


        Miscellaneous/Mass Market


        Dolgencorp, Inc. whose headquarters are at 427 Beech Street, Scottsville, KY 42164, accounted for substantially all of the Company's mass-market revenues of $3,246,000 for the year ended December 31, 1998.

        Dolgencorp, Inc. was the only customer that accounted for more than 10% of the total Company revenues. The loss of a single customer in any of the other product lines of the Company would not have a significant adverse effect on the Company's overall financial condition and operations.


Competitive Conditions in the Market


        The Company believes that it is engaged in highly competitive market segments for each of its products. The Company bases this conclusion on the fact that the generic design or function of the telephone accessory products could probably be functionally replicated without any great difficulty. Further, many of the other products of the Company involve relatively easy assembly processes which would allow for ease of entry into the marketplace by competitors.

        The doorstop products, which are marketed as part of the home organization product line, as with other hardware items, experience significant competition with numerous other doorstop products, but are substantially different than traditional doorstops. Competition with this product is largely on the basis of price, although it is believed that the Company's products are competitively priced. The majority of the other products could be easily replicated, although the mold costs for such products could be substantial. The Company also has legal protection on various products in the forms of various trademarks and patents.

        The Company believes that both the flashlight and telephonic headset markets are also very competitive. However, the Company believes that its proprietary rights for both flashlights and headsets, as well as the innovative features of those products, enable the Company to compete in each of these markets.


Environmental Regulation


        The Company believes that it is in compliance with all environmental quality regulations pertaining to such matters as emission, waste disposal, safety equipment, and like procedures. The Company further believes that it is exempted from specific Environmental Protection Agency requirements or regulations as to its manufacturing and distribution of products. The Company believes it is in compliance with all state and local environmental statutes. The Company also believes that it is in compliance with all Occupational, Safety, and Health Administration standards in its work place.


Employees


        The Company employs a full-time executive, sales, administrative and clerical staff of 28 people. The Company also has an average monthly assembly, warehouse and distribution staff of approximately 45 people. The number of assembly, warehouse and distribution employees is subject to adjustment based upon production demand, and ranged from a high of approximately 56 employees to a low of approximately 45 employees during the year ended December 31, 1998.


                                                  MANAGEMENT


        The following table sets forth certain information regarding the executive officers and directors of Dynatec as of March 31, 1999.



Name                                Age                           Title
----                                ---                           -----
Frederick W. Volcansek, Sr.....     53   Chairman of the Board of Directors and Chief
                                         Executive Officer
Paul A. Boyer..................     34   Senior Vice President, Chief Financial Officer and
                                         Director
Reed Newbold...................     52   Director
Wayne L. Berman................     42   Director

        Mr. Volcansek was employed by the Company's Board of Directors as the Company's Chief Executive Officer on February 6, 1999. On that same day he was appointed Chairman of the Company's Board of Directors. Prior to that time, Mr. Volcansek served as an outside director of the Company from 1988 to February 6, 1999. Before accepting full-time employment as the Chief Executive Officer of the Company, from June 1996 to February 1999, Mr. Volcansek was the Vice President of Development for TM Global Power, LLC and the President of Mosbacher Power do Brasil Ltda. in Houston, Texas. Mr. Volcansek also has several years' experience in international market development and as a political consultant for several large multi-national corporations, including US West and Enron. Mr. Volcansek served as Deputy Under Secretary in the U.S. Department of Commerce (International Trade Administration) from June 1990 to September 1992. Mr. Volcansek received a B.S. degree in 1967 from Texas Tech University.



        Mr. Boyer has been Senior Vice President, Chief Financial Officer and Secretary of the Company since October 1998. He was appointed to the Company's Board of Directors on January 14, 1999. Prior to joining the Company, from November 1996 to October 1998, Mr. Boyer served as Director of Finance for Mrs. Fields' Original Cookies, Inc., where he was responsible for mergers & acquisitions, corporate budgeting, financial planning and strategic analysis. Mr. Boyer also served as Chief Financial Officer of Wasatch Education Systems, an educational software development company from October 1990 to November 1996 . Mr. Boyer received his Masters in Accountancy from San Diego State University in 1987.

        Mr. Newbold has been an outside Director of the Company since 1988. Mr. Newbold is the founder of Newbold Financial, a financial planning and mortgage brokerage services company. He also served as Vice President of Tracy Collins Bank & Trust.

    Mr. Berman was appointed to the Company's Board of Directors on March 5, 1999. Mr. Berman presently is Managing Director of Park Strategies, L.L.C., an international business consultancy he founded in 1999. In that capacity, he advises companies including Lockheed Martin, American International Group, US West, BMW Corporation, AON Corporation and Philip Morris on matters relating to new business opportunities, international financing strategies and strategic relationships. Mr. Berman also is currently a Fellow at the Center for Strategic and International Studies and was recently appointed to the Library of Congress' Board of Trustees. From 1993 to 1999, Mr. Berman was Managing Director of Berman Enterprises, an international consultancy. Prior to that, Mr. Berman was Managing Partner of American Mercantile Group, a private merchant bank, in which capacity he developed and managed a $100 million merchant banking fund specializing in middle-market American companies with underdeveloped exports. In January 1989, President George Bush appointed Mr. Berman Assistant Secretary of Commerce for Policy, a position he occupied until January 1991. He has held numerous other political positions, including Vice Presidential Campaign

Director for Dole-Kemp (1996), member of the Budget and Policy Priorities Committee of the Pataki transition team (1994), Deputy Director and Executive Producer, 1992 Republican National Convention, Senior Staff and Director of Congressional Relations, Bush Campaign (1988), and Deputy Director of the Reagan-Bush Transition Team (1981). Mr. Berman received his Bachelor of Arts at the University of Buffalo and attended graduate school at Georgetown University.

        During the entirety of the year ended December 31, 1998, Donald M. Wood served as the Company's Chairman and Chief Executive Officer, positions he had held since 1982. Effective January 14, 1999, Mr. Wood resigned and retired from the Company. In the several months leading up to his resignation, Mr. Wood suffered from several adverse health conditions. Moreover, certain transactions between Mr. Wood and the Company or between entities owned by or affiliated with Mr. Wood and the Company, and certain activities conducted by the Company's executives during Mr. Wood's tenure were the subject of an internal investigation conducted by the Company's Board of Directors with the assistance of an independent third party. In light of Mr. Wood's resignation, the Company terminated its internal investigation. The Company does not anticipate taking further action, legal or otherwise, with respect to the matters or persons investigated, although the Company, through its new management, has identified several areas in which new corporate governance policies have been adopted or old policies changed.

        Additionally,  during the entirety of the year ended  December 31, 1998,
F. Randy Jack served the Company's President and Chief Operating Officer. Mr. Jack also served on the Company's Board of Directors from 1986 to August 24, 1998, when he resigned from the Board of Directors. On March 17, 1999, Mr. Jack resigned as the Company's President and Chief Operating Officer.


Compliance with Section 16(a) of the Exchange Act


        During the year ended December 31, 1998, as far as the Company is aware, all officers and directors prepared and timely filed all Forms 3, 4 and 5 required by Section 16(a) of the Exchange Act, except that a Form 3 for Mr. Boyer inadvertently was not timely filed. This oversight subsequently was corrected. Mr. Boyer has had no transactions in the Company's common stock.


Board Compensation


        Board members, who are not employees of the Company, presently are compensated $2,000 per month for their services rendered. Until March 1, 1999, board members were compensated in the amount of $10,000 annually. The Company believes that, given the amount of time expended by the board members during the fourth quarter of 1998 and the first quarter of 1999, an increase in board compensation to the present level was necessary to attract qualified new members of the board. Officers of the Company, also serving as directors, are compensated according to the historical rate of $10,000 per annum. All of the present members of the Board of Directors are director nominees for election at the Company's 1999 Annual Meeting of shareholders.


Board Committees


        Three functioning committees of the Company's Board of Directors have been organized including (i) Executive Committee, (ii) Compensation Committee and (iii) Audit Committee. Following is a brief description of each of these committees.

        Executive Committee.   The Executive Committee is composed of Messrs.
Volcansek (Chairman) and Boyer. The purpose of this committee is to act on routine matters on behalf of the entire Board of Directors between Board Meetings.

        Compensation Committee. The Compensation Committee is composed of Messrs. Berman (Chairman), Newbold, and Volcansek. The purpose of this committee is to ensure that the Company has a broad plan of executive compensation that is competitive and motivating to the degree that it will attract, hold and inspire performance of managerial and other key personnel of a quality and nature that will enhance the growth and profitability of the Company.

        Audit Committee. The Audit Committee is comprised of Messrs. Newbold (Chairman), Berman and Volcansek. The purpose of the Audit Committee is to provide oversight and review of the Company's accounting and financial reporting process in consultation with the Company's independent auditors.

Indemnification and Compensation

        The Company's Bylaws authorize the Company to indemnify its present and former directors and officers and to pay or reimburse expenses for such individuals in advance of the final disposition of a proceeding upon receipt of an undertaking by or on behalf of such individuals to repay such amounts if so required.


                           EXECUTIVE COMPENSATION


           The following table sets forth information with regard to compensation for services rendered in all capacities to the Company by the Chief Executive Officer, the four most highly compensated executive officers other than the CEO who were serving as executive officers at the end of the last completed fiscal year and two additional individuals for whom disclosure would have been provided, but for the fact that the individual was not serving as an executive officer at the end of the last completed fiscal year. Information set forth in the table reflects compensation earned by such individuals for services with the Company or its subsidiaries.


                            Summary Compensation Table


                                                                                           Long Term Compensation
                                                                                  --------------------------------------------------
                                               Annual Compensation                    Awards                Payouts
                                      ---------------------------------------     --------------------------------------------------
                                   Securities
                                                                    Other       Restricted   Underlying
                                                                    Annual         Stock      Options/      LTIP       All Other
Name and                               Salary(1)   Bonus (2)     Compensation    Award(s)     SARs (3)     Payouts    Compensation
Principal Position           Year       ($)          ($)              ($)          ($)          (#)          ($)          ($)
------------------           ----   ------------  -----------   --------------------------------------------------------------------
Donald M. Wood (4)           1998        $193,723      $1,624       $12,500          -            -           -            -
Chairman and CEO             1997         194,433       3,249        14,000          -         14,000         -            -
                             1996         194,640       1,421         8,000          -         10,000         -            -

F. Randy Jack (5)            1998         140,333       1,725        10,000          -            -           -            -
President and COO            1997         129,142       3,465        14,000          -         10,000         -            -
                             1996         142,440       1,522         8,000          -          9,000         -            -

Dale Gledhill (6)            1998         162,556         355          -             -            -           -            -
Vice President Sales         1997         143,029         541          -             -            -           -            -
                             1996         124,354         152          -             -            -           -            -

-------------
(1) Total cash compensation shown above does not include the value of company leased or owned vehicles and insurance payments made on behalf of officers. Such items are included on the individual officers W-2's. The amounts shown as other annual compensation are directors fees received during the fiscal year.
(2)        Bonus  compensation  includes time in service bonus.
(3)        An incentive stock option plan was implemented in November 1996.
           Options were granted as approved by the Board of Directors on December 30, 1996 and again on January 2, 1997.
(4)        Resigned  from Company on January 14,  1999.
(5)        Resigned  from Company on March 17, 1999.
(6)        Not an Executive Officer.


           In November 1996, the Company's shareholders approved an Incentive Stock Option plan for the benefit of the officers and employees of the Company. No formal criteria have been established to determine the amount of benefits to be granted pursuant to the 1996 plan, except that the Plan authorizes grants of no more than 300,000 shares. The Plan provides that options are granted at exercise prices equal to the market value as of the date the option is granted. On January 2, 1997 and December 30, 1996, the Board of Directors approved the issuance of 105,000 and 95,000 options to purchase stock pursuant to the 1996 incentive stock option plan. Further description of the Plan and the exercise prices are provided in the Notes to the accompanying Consolidated Financial Statements.


Employment Agreements


           Mr. Wood and Mr. Jack had employment contracts with the Company prior to their respective resignations. In both cases, their employment contracts were terminated upon their respective resignations. Additionally, Mr. Volcansek, the Company's Chief Executive Officer as of February 5, 1999, and Mr. Boyer, the Company's Chief Financial Officer as of October 19, 1998, each have employment contracts with the Company.

           Mr. Volcansek's employment agreement with the Company provides for a period of employment of four years from the date of the agreement, subject to termination provisions and to extension of the agreement as provided for therein. The employment agreement permits Mr. Volcansek to participate in any incentive compensation plan adopted by the Company, benefit plans and an equity-based plan or arrangements. If the Company terminates Mr. Volcansek's employment for cause or if Mr. Volcansek terminates employment without good reason, the Company has no further obligation to pay him. If the Company terminates his employment without cause, he may receive severance pay equal to two years of his then current annual salary. In the event of a merger, acquisition, dissolution or transfer of substantially all of the Company's assets, the contract must then be honored by the surviving entity or it must purchase the contract for a sum equal to three (3) years' base salary. The employment agreement prohibits Mr. Volcansek, for two years from the date of termination of employment under the agreement, from becoming an employee, owner (except for investments in up to 5% of the equity securities of a company listed or traded on a national securities exchange or the NASDAQ Stock Market), officer, agent or director of a firm or person that competes with the Company in the consumer products industry. The employment agreement has customary provisions for vacation, fringe benefits, payment of expenses and automobile allowances. Mr. Volcansek's base salary is $195,000.


           Mr. Boyer's employment agreement with the Company provides for a period of employment of four years from the date of the agreement, subject to termination provisions and to automatic extension of the agreement. This employment agreement permits Mr. Boyer to participate in any incentive compensation plan adopted by the Company, benefit plans and an equity-based plan or arrangements. If the Company terminates Mr. Boyer's employment for cause or if he terminates his employment without good reason, the Company has no further obligation to pay Mr. Boyer. If the Company terminates Mr. Boyer's employment without cause, or he terminates employment with good reason, he can receive severance pay equal to the amount equal to the product of his then current semi-monthly base salary by the greater of the number of semi-monthly periods from the notice of termination or twenty-four monthly periods, plus a portion of any discretionary bonus that would otherwise have been payable. In the event of a merger, acquisition, dissolution or transfer of assets the contract must then be honored by the surviving entity or purchase the contract for a sum equal to four (4) years base salary and then current benefits. The employment agreement prohibits Mr. Boyer, for a year from the date of termination of employment under the agreement, from becoming an employee, owner (except for investments of not more than 3% of the equity of a company listed or traded on a national securities exchange or an over-the-counter securities market), officer, agent or director of a firm or person that directly competes with the Company in a line or lines of business of the Company that accounts for 10% or more of the Company's gross sales, revenues or earnings before taxes. The employment agreement has customary provisions for vacation, fringe benefits, payment of expenses and automobile allowances. Mr. Boyer's base salary is $140,000.


            Security Ownership of Certain Beneficial Owners and Management


           The Company has only one class of equity, common stock, par value $.01 per share. The only persons known by the Board of Directors to be the beneficial owners of more than five percent of the outstanding shares of the Common Stock of the Company, as of December 31, 1998 are indicated in the following table:

           BENEFICIAL OWNERS HOLDING FIVE PERCENT OR MORE OF THE SECURITIES




Name and Address of                     Common Stock                   Percent of Class
Beneficial Owner                        Beneficially Owned             as of 12/31/98
--------------------------------------  -----------------------------  -----------------------

Boa Sorte Limited                       162,000                              5.6%
Partnership
1819 East Southern Avenue
Mesa, AZ 85204

Ditta Limited Partnership               158,831                              5.5%
1819 East Southern Avenue
Mesa, AZ 85204

Muito Bem, LTD (1)                      158,000                              5.5%
3078 American Saddler Dr.
Park City, UT 84060
-------------------------

     The above table reflects the actual Beneficial Ownership as of December 31, 1998. It does not take into account shares available under the incentive stock option plans. A total of 2,891,627 shares were outstanding at December 31, 1998.

                     (1) Muito Bem LTD is a limited partnership in which Mr. Donald M. Wood, former Chairman and CEO, is a limited partner and the president of the corporate general partner. Mr. Wood is deemed to be a beneficial owner of these shares.



           During 1996, the Company's Board of Directors authorized grants of non-qualified stock options which are tied to the profitability of the Company and based upon minimum years of employment. Options to purchase a total of 840,000 shares at an exercise price of $2.00 per share were granted. To vest, the holder-employee must continue his employment with the Company through the year 2001, and the Company must be profitable three out of four years commencing January 1, 1998. Additional non-qualified stock options for 800,000 shares with similar terms were granted on January 2, 1997. To vest, the holder-employee must continue his employment with the Company through the year 2001, and the Company must be profitable three out of four years commencing January 1, 1998.

           In 1996, the Company granted 537,500 non-qualified stock options to Muito Bem Ltd., an entity owned by Donald M. Wood, the Company's former Chief Executive Officer, at an exercise price of $2.50 per share in consideration of all knowledge, trade secrets and a continuing non-compete, regarding the telephone headset product line, as well as personal real estate pledged as collateral on Company debts by the chief executive officer. In addition, WAC Research, Inc., an entity affiliated with Mr. Wood, was granted 200,000 options having terms identical to the Muito Bem options. These options are not exercisable until December 30, 2000. In January 1999, upon his resignation from the Company, Mr. Wood agreed to the cancellation of all of the Muito Bem options.


           The following table sets out the beneficial ownership of the Company's common stock of all of the Company's directors and officers as of December 31, 1998.

                        SECURITY OWNERSHIP OF MANAGEMENT



                                   Amount and Nature of
                                   Beneficial Ownership of
                                   Common Stock by
                                   Management as of
Name                               December 31, 1998                 Percent of Class
---------------------------------  --------------------------------  -----------------------  -----------------------

Donald M. Wood (3)                 188,007 (1)                       6.5%

Frederick R. Jack (4)               37,009 (2)                       1.3%

Reed D. Newbold                      2,000                            (5)

All directors and officers         227,016                           7.9%
as a group (5 persons)
----------------------

(1) Includes 2,007 shares owned by Annalee G. Wood, spouse of Donald M. Wood; 162,000 shares held by Muito Bem LTD of which Donald M. Wood is deemed a beneficial owner; and 24,000 shares subject to options exercisable under incentive stock option plan.

(2) Includes 19,000 shares subject to options exercisable under the incentive stock option plan.

(3)       Resigned from the Company on January 14, 1999.

(4)       Resigned from the Company on March 17, 1999.

(5)       Ownership is less than 1% of the outstanding shares of the Company.



                             SELLING SHAREHOLDERS


           The shares of common stock offered pursuant to this Prospectus include issued and outstanding shares held by and shares to be issued in the future to those persons identified herein as the Selling Shareholders. None of the Selling Shareholders have held any position or office or had any other material relationship with Dynatec during the prior three years.

           The following table provides information about the present ownership of shares of Dynatec common stock by the Selling Stockholders as of May 15, 1999, and the number of such shares included for sale in this Prospectus owned or potentially owned by the Selling Shareholders.

                                                                                                     Number of Shares and
                                          Shares of Common Stock            Number of Shares of      Percentage of Common
                                          Beneficially Owned Prior to       Common Stock Offered     Stock Beneficially Owned
Name of Selling Stockholder               Offering                          Hereby (1)               After the Offering
----------------------------------------- --------------------------------  -----------------------  -------------------------------

Austost Anstalt Schaan                       584,133 (2)                      3,010,101 (3)          (4)
733 Fuerstentum Liechtenstein
Landstrasse 163

Balmore Funds S.A.                           584,133 (5)                      3,010,101 (6)          (4)
Trident Chambers
P.O. Box 146
Roadstown, Tortula BVI

Ellis Enterprises                             93,461 (7)                        481,616 (8)          (4)
12A Waterloo Road
London NW2 7UF, England

Hewlette Fund                                 46,731 (9)                        240,808 (10)         (4)
1615 Avenue I
Brooklyn, NY 11230

TLG Realty                                    93,461 (11)                       481,616 (12)         (4)
c/o Melo
525 West 52nd St.
New York, NY 10019

Settondown Capital International, Ltd.       102,500 (13)                       190,000 (14)         (4)
Charlotte House, Charlotte Street
P.O. Box N. 9204
Nassau, Bahamas

Manchester Asset Management Limited          117,500 (15)                       140,000 (16)         (4)
Charlotte House, Charlotte Street
Nassau, Bahamas

Avalon Capital Limited                       125,000 (17)                       125,000              (4)
487 Sherwood Drive, Suite 101
Sausalito, CA 94965


Avalon Capital, Inc.                         125,000 (18)                       125,000              (4)
17 Earlsfort Terrace
Dublin 2, Ireland
---------------------

(1) All share amounts include common stock issuable upon conversion of presently issued Convertible Debentures and Warrants, as well as common stock issuable upon Convertible Debentures that may be issued in the future and upon draws by the Company in the future under the Equity Line of Credit. The number of shares of common stock issuable upon conversion of the Convertible Debentures and the number of shares of common stock issuable in connection with the Equity Line of Credit varies according to the market price at and around the conversion date or the Equity Line of Credit funding date. Solely for purposes of estimating the number of shares of common stock that would be issuable to the Selling Stockholders as set forth in the table above, Dynatec and the Selling Stockholders have assumed that all of the Convertible Debentures contemplated by the Credit Agreement have been issued and all of the funding available under the Equity Line of Credit has been drawn by the Company, and that the Selling Stockholders have converted all of the Convertible Debentures issued to them as of May 14, 1999, on which date the conversion price of the Convertible Debentures would have been $1.52325 and the purchase price under the Equity Line of Credit would have been $1.8501. The actual conversion price and purchase price and the number of shares of Dynatec common stock Shares issuable upon such conversion or draws could differ substantially. The information set forth in the table, above, is not determinative of any selling stockholder's beneficial ownership of Dynatec common stock pursuant to Rule 13d-3 or any other provision under the Securities Exchange Act of 1934, as amended.

(2)   Includes:   (a)  410,307  shares   issuable  upon  the
      hypothetical conversion as of May 14, 1999, of presently issued Convertible Debentures in the aggregate principal amount of $625,000; (b) 48,827 shares issuable as payment in stock of $74,375 of accrued interest on $625,000 principal amount of Convertible Debentures, assuming a hypothetical conversion on May 14, 1999; (c) 62,500 shares issuable on exercise of presently issued A Warrants; and
      (d) 62,500 shares issuable on exercise of presently  issued
      B Warrants.

(3) Includes (a) all shares described in footnote (2); (b) 136,769 shares issuable upon the hypothetical conversion as of May 14, 1999 of Convertible Debentures in the aggregate principal amount of $208,333 issuable after the date hereof; (c) 16,276 shares issuable as payment in stock of $24,792 of interest assumed to have accrued on $208,333 principal amount of Convertible Debentures, assuming such Convertible Debentures were outstanding and converted as of
      May  14,  1999;  (d)  2,252,090   shares  issuable  upon  a
      hypothetical exercise by the Company of $4,166,667 put feature in connection with Equity Line of Credit as of May
      14,  1999;   and  (e)  20,833  shares   issuable  upon  the
      hypothetical exercise of A Warrants issuable after the date hereof.
(4) There is no assurance that the Selling Shareholders will sell any or all of the shares of common stock offered hereby.



(5)   Includes:   (a)  410,307  shares   issuable  upon  the
      hypothetical conversion as of May 14, 1999, of presently issued Convertible Debentures in the aggregate principal amount of $625,000; (b) 48,827 shares issuable as payment in stock of $74,375 of accrued interest on $625,000 principal amount of Convertible Debentures, assuming a hypothetical conversion on May 14, 1999; (c) 62,500 shares issuable on exercise of presently issued A Warrants; and
      (d) 62,500 shares issuable on exercise of presently  issued
      B Warrants.


(6) Includes (a) all shares described in footnote (5); (b) 136,769 shares issuable upon the hypothetical conversion as of May 14, 1999 of Convertible Debentures in the aggregate principal amount of $208,333 issuable after the date hereof; (c) 16,276 shares issuable as payment in stock of $24,792 of interest assumed to have accrued on $208,333 principal amount of Convertible Debentures, assuming such Convertible Debentures were outstanding and converted as of May 14, 1999; (d) 2,252,090 shares issuable upon a hypothetical exercise by the Company of $4,166,667 put feature in connection with EquityLine of Credit as of May 14, 1999; and (e) 20,883 shares issuable upon the hypothetical exercise of A Warrants issuable after the date hereof.

(7)   Includes:   (a)  65,649   shares   issuable  upon  the
      hypothetical conversion as of May 14, 1999, of presently issued Convertible Debentures in the aggregate principal amount of $100,000; (b) 7,812 shares issuable as payment in stock of $11,900 of accrued interest on $100,000 principal amount of Convertible Debentures, assuming a hypothetical conversion on May 14, 1999; (c) 10,000 shares issuable on exercise of presently issued A Warrants; and (d) 10,000 shares issuable on exercise of presently issued B Warrants.

(8) Includes (a) all shares described in footnote (7); (b) 21,883 shares issuable upon the hypothetical conversion as of May 14, 1999 of Convertible Debentures in the aggregate principal amount of $33,333 issuable after the date hereof;
      (c) 2,604 shares issuable as payment in stock of $3,967 of interest assumed to have accrued on $33,333 principal amount of Convertible Debentures, assuming such Convertible Debentures were outstanding and converted as of May 14, 1999; (d) 360,334 shares issuable upon a hypothetical exercise by the Company of $666,667 put feature in connection with Equity Line of Credit as of May 14, 1999; and (e) 3,333 shares issuable upon the hypothetical exercise of A Warrants issuable after the date hereof.

(9)   Includes:   (a)  32,825   shares   issuable  upon  the
      hypothetical conversion as of May 14, 1999, of presently issued Convertible Debentures in the aggregate principal amount of $50,000; (b) 3,906 shares issuable as payment in stock of $5,950 of accrued interest on $50,000 principal amount of Convertible Debentures, assuming a hypothetical conversion on May 14, 1999; (c) 5,000 shares issuable on exercise of presently issued A Warrants; and (d) 5,000 shares issuable on exercise of presently issued B Warrants.

(10) Includes (a) all shares described in footnote (9); (b) 10,942 shares issuable upon the hypothetical conversion as of May 14, 1999 of Convertible Debentures in the aggregate principal amount of $16,667 issuable after the date hereof;
      (c) 1,302 shares issuable as payment in stock of $1,983 of interest assumed to have accrued on $16,667 principal amount of Convertible Debentures, assuming such Convertible Debentures were outstanding and converted as of May 14, 1999; (d) 180,167 shares issuable upon a hypothetical exercise by the Company of $333,333 put feature in connection with Equity Line of Credit as of May 14, 1999; and (e) 1,667 shares issuable upon the hypothetical exercise of A Warrants issuable after the date hereof.

(11)  Includes:   (a)  65,649  shares   issuable  upon  the
      hypothetical conversion as of May 14, 1999, of presently issued Convertible Debentures in the aggregate principal amount of $100,000; (b) 7,812 shares issuable as payment in stock of $11,900 of accrued interest on $100,000 principal amount of Convertible Debentures, assuming a hypothetical conversion on May 14, 1999; (c) 10,000 shares issuable on exercise of presently issued A Warrants; and (d) 10,000 shares issuable on exercise of presently issued B Warrants.

(12)  Includes (a) all shares  described in footnote  (11);
      (b) 21,883 shares issuable upon the hypothetical conversion as of May 14, 1999 of Convertible Debentures in the aggregate principal amount of $33,333 issuable after the date hereof; (c) 2,604 shares issuable as payment in stock of $3,967 of interest assumed to have accrued on $33,333 principal amount of Convertible Debentures, assuming such Convertible Debentures were outstanding and converted as of May 14, 1999; (d) 360,334 shares issuable upon a hypothetical exercise by the Company of $666,667 put feature in connection with Equity Line of Credit as of May 14, 1999; and (e) 3,333 shares issuable upon the hypothetical exercise of A Warrants issuable after the date hereof.

(13) Includes: (a) 20,000 shares issued as placement agent fees; and (b) 82,500 shares issuable on exercise of presently issued A Warrants.

(14) Includes (a) all shares described in footnote (13); (b) 27,500 shares issuable upon the hypothetical exercise of A Warrants issuable after the date hereof; and (c) 60,000 shares issuable after the date hereof as placement fees.

(15) Includes: (a) 67,500 shares issuable on exercise of presently issued A Warrants; and (b) 50,000 shares issuable on exercise of presently issued B Warrants.

(16) Includes (a) all shares described in footnote (15); and (b) 22,500 shares issuable upon the hypothetical exercise of A Warrants issuable after the date hereof.

(17) All shares issuable on exercise of presently issued B Warrants.

(18) All shares issuable on exercise of presently issued B Warrants.



In connection with the sale of shares, these Selling Shareholders may be deemed to be underwriters under applicable federal securities laws. See "Plan of Distribution."




                     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


        The Company's subsidiary Softalk, Inc., holds licensing rights for the patent and trademark rights associated with the Company's Softalk product line pursuant to a royalty agreement with WAC Research Inc., a Utah corporation ("WAC"). Donald M. Wood, a shareholder who, until January 14, 1999, was the Company's Chairman and Chief Executive Officer, owns a one-half equity interest in WAC. WAC obtained the patent and trademark rights for the Softalk products in August 1986, when WAC purchased them from the inventor of Softalk and related products in a private transaction. The purchase price for such patent and trademark rights was $1 to 2 million, which was paid to Practical Innovations, Inc. in a combination of Dynatec common stock and cash. Under the terms of the agreement, Dynatec was obligated to pay a 10% royalty on all Softalk sales. At that time, WAC and the Board of Directors of the Company determined that the 10% royalty was onerous and non-sustainable. Therefore, WAC agreed to lower the royalty to 5%. In addition, under the royalty arrangement between WAC and Dynatec, the payment of royalties for the fourth quarter of each year is contingent upon the Company obtaining a specified level of earnings for each calendar year. During the years ended December 31, 1998 and 1997, the Company paid WAC $172,669 and $120,312, respectively, in royalties.



           During 1995, the Company sold all rights and interest in various discontinued products to WAC for $193,000 in the form of a demand note bearing 8% interest. As part of the transaction, inventory and molds were also sold at cost to WAC. In June 1997, the Company received 18,000 shares of its common stock from WAC as payment in full of all outstanding balances. Such shares were valued at the market price of $10.00 per share, which represented the current market value of the stock. The common stock was issued to WAC to pay $154,000 on the note, including accrued interest, and $26,000 of other WAC obligations to Dynatec.

           In September 1998 WAC advanced $98,403 to the Company as reimbursement to the Company of Mr. Wood's salary for the first six months of 1998. The Company subsequently determined that this amount was a payable to WAC, and at December 31, 1998 recognized the obligation on its consolidated balance sheet. In February 1999, the Company repaid this amount to WAC.


           Donald M. Wood, who served as the Company's Chief Executive Officer during the entirety of 1998 and until January 14, 1999, owned a residential rental property in Park City, Utah during all of 1997 and until August 1998. The Company leased this property from him to use for Dynatec-related travel, promotional work, lodging, and entertainment for customers, suppliers, and employees. The monthly rental payment for this property was $7,000. The Company paid total rents of $56,000 and $84,000 for the years ending December 31, 1998 and 1997, respectively. This cost also covered operating and maintenance costs, and general care of the property. In August 1998, this property was sold by Mr. Wood. As a result, the Company is no longer obligated to pay rental fees.

           In July 1998, the Company's Board of Directors commenced an internal investigation into the facts and circumstances of a number of transactions between the Company and certain of its officers and directors as well as several general corporate and management concerns brought to the attention of the Company's independent directors. The Company engaged an unrelated third party to conduct the investigation, which the Company eventually terminated in January 1999. Thereafter, the Company's former Chairman and CEO resigned and retired from the Company. The Company does not anticipate taking further action, legal or otherwise, with respect to the matters and individuals investigated, although the Company, through its new management, has identified several areas in which new corporate governance policies have been adopted or old policies changed. In connection with the ongoing investigation, several of the Company's directors engaged independent legal counsel. An aggregate of $230,000 of such legal fees were reimbursed by the Company pursuant to action by the Company's Board of Directors at the commencement of the investigation.



           During 1997 the Board of Directors authorized grants of various options under both non-qualified and incentive stock options plans. These options are described in detail in Note 14 to the accompanying financial statements for the years ended December 31, 1998 and 1997. The non-qualified plans included 537,500 options granted to Muito Bem Ltd., an entity controlled by a shareholder and former CEO of the Company, at an exercise price of $2.50 per share. The shareholder and former executive officer of the Company who owns Muito Bem agreed in 1999 to cancel all stock options issued to Muito Bem. Additionally, in 1997, 200,000 options were granted to WAC, at an exercise price of $2.50 per share in consideration for certain royalty reductions and abatements.


           In May 1989, the Company engaged Alpha Tech Stock Transfer Company ("Alpha Tech") as the Company's stock transfer agent. Alpha Tech served in that capacity until January 13, 1999, when the Company notified Alpha Tech of the Company's termination of Alpha Tech's agency and instructed Alpha Tech to transfer the Company's records to American Stock Transfer Company, New York, New York. James W. Farrell, the principal of Alpha Tech, is the brother-in-law of Donald M. Wood, the Company's Chairman and Chief Executive Officer until his resignation from the Company effective January 14, 1999. During the years ended December 31, 1998 and 1997, the Company paid Alpha Tech a total of $1,530 and $16,679, respectively, in fees for services rendered. The Company believes that the fees paid to Alpha Tech during these periods were roughly comparable to the fees it would have paid to a similar local transfer agent for similar services.


                           DESCRIPTION OF SECURITIES


           The following descriptions are qualified in their entirety by reference to the detailed provisions of the Company's articles of incorporation and bylaws, and the instruments and agreements relating to the offer and sale of such instruments, copies of which have been filed as exhibits to the registration statement of which this Prospectus forms a part.


Common Stock


           The Company's authorized capital stock consists of 100,000,000 shares of common stock, par value $.01 per share. As of the date of this Prospectus, there are 3,391,627 shares issued and outstanding. Holders of the common stock are entitled to one vote for each share held of record on matters submitted to a vote of stockholders. Each share of stock is entitled to share pro rata in dividends and distributions with respect to the shares when, as and if declared by the Company's Board of Directors from funds legally available therefor.

           The  articles  of  incorporation  of the  Company  do not  grant  any shareholder  of the  Company  preemptive  rights  to  subscribe  for  any of the
Company's securities. Upon dissolution, liquidation or winding up of the Company, the assets will be divided pro rata on a share-for-share basis among the holders of the common stock, subject to the rights of creditors. The outstanding shares of the Company's common stock are fully paid and non-assessable.

           The shareholders of the Company are not entitled to cumulative voting in the election of directors. Accordingly, the holders of more than 50% of the shares voting for the election of directors can elect all of the directors if they choose to do so; in such event, the holders of the remaining shares voting for the election of the directors will be unable to elect any person or persons to the Board of Directors.

           The Board of Directors has authority to issue the authorized but unissued shares of common stock without action by the shareholders. Future issuance of shares, whether by exercise of outstanding options, warrants or conversion rights or otherwise, would reduce the percentage ownership held by existing shareholders, including persons purchasing the shares.

           The Company has also issued several instruments and agreements that require issuance of shares of its common stock upon occurrence of certain events or in accordance with the terms of such instruments and agreements. The exercise of such rights would result in immediate and substantial dilution to existing shareholders and, because the maximum number of shares is determined by fluctuations in the market price of the Company's common stock as reported by the Nasdaq SmallCap Stock Market, such dilution may result in an effective change in control of the Company and depression of the market price of the Company's securities.


Convertible Debentures


           On May 22, 1998, the Company issued Convertible Debentures in face amount of $1,500,000 to the Investors pursuant to the terms of the Credit Agreement. The Company has agreed to issue and will receive payment for additional Convertible Debentures in face amount of $500,000 within five days of the effective date of the registration statement of which this Prospectus is a part. The Convertible Debentures have a three-year term and no cash interest or cash premium is payable by the Company with respect to the Convertible
Debentures, provided a conversion is elected by the holder of the Convertible Debenture within the three-year life of the Convertible Debentures. The Convertible Debentures may be converted, at the option of the holder thereof, into shares of common stock. The number of shares issuable upon conversion of the Convertible Debentures is determined by dividing the principal amount of the Convertible Debenture being converted, together with interest thereon accrued at the rate of 12% per annum from the date of issuance and through the effective date of the registration statement of which this Prospectus forms a part and at the rate of 6% thereafter through the date of conversion, by a conversion price. The conversion price is calculated as the lesser of
(1) 75% of the average of the three lowest closing bid prices of the Company's common stock as reported by the Bloomberg LP during the 10 trading days immediately preceding the Conversion Date (the "Lookback Period"), or
(2) 100% of the closing bid price on the trading day immediately preceding the date of issuance of the Debenture. Convertible Debentures in the principal amount of $1,500,000 carry a conversion price under alternative
(2) above of $6.50 per share. If a Convertible Debenture remains outstanding on the first day of the fifth month after the date of issuance of the Debenture, the Lookback Period will be increased by two trading days (to a total of 12), and will continue to be increased by two trading days for each month thereafter that the Convertible Debenture remains outstanding, until such time, if any, as the Lookback Period is 22 trading days. With respect to the $1,500,000 principal amount of Convertible Debentures issued May 22, 1998, the currently applicable lookback period is 22 days.


The Warrants


           On May 22, 1998, the Company issued Warrants in connection with the closing of the Credit Agreement. The A Warrants granted allow the holders thereof the right to acquire 300,000 shares of common stock at $6.50 per share (the market price of the common stock on the date of grant). The B Warrants entitle the holders thereof to purchase 450,000 shares of common stock at $7.15 per share. Within 5 days of the effective date of the registration statement of which this Prospectus is a part, the Company will receive payment of approximately $500,000 for a Convertible Debenture or Convertible Debentures in the same principal amount. The Company will also issue additional A Warrants for the purchase of 100,000 shares of common stock. All of the Warrants have a three-year term. Holders of the Warrants have no rights as shareholders (such as the right to vote for directors of the Company) until such time, if any, as the Warrants and the Convertible Debentures have been exercised and/or converted to common stock.

The Line of Credit


           On May 21, 1998, the Company entered into the Credit Agreement with the Investors. Under the terms of the Credit Agreement, the Investors agreed to acquire the Convertible Debentures and the Warrants and covenanted to advance up to $10,000,000 in cash to the Company during a period of two years under the Equity Line of Credit, for which they would receive shares of the Company's commonstock (i.e., the Line of Credit Shares). The two-year period covered by the Equity Line of Credit commences with the effective date of the registration statement of which this Prospectus is a part. At a minimum, the Company is required under the Credit Agreement to exercise the put feature as to $1,000,000 under the Equity Line of Credit. The number of shares to be issued upon receipt of funds under the Equity Line of Credit is calculated with reference to 80% of the average of the lowest closing bid prices of Dynatec common stock during the six trading days ("Valuation Period") beginning three days immediately preceding and ending on the second trading day after the date on which a notice ("Put Notice") is given by the Company to the Investors requiring them to purchase shares under the Equity Line of Credit. The Company may deliver numerous Put Notices, to the maximum amount indicated. In addition, the principal amount under the Credit Agreement that may be the subject of a particular Put Notice is limited by changes in the Company's share price and trading volume. Generally speaking, the higher the trading price and the greater the volume of trading in the Company's common stock for the 30 days preceding the date of the Put Notice, the larger the principal sum subject to the Put Notice. These variables make it difficult to predict precisely at any time the maximum number of shares of common stock that may be issuable under the Equity Line of Credit. In addition to the Line of Credit Shares, the Company is obligated to issue to the Placement Agents 6,000 shares of common stock for each $1,000,000 in principal paid under the Credit Agreement. The following table illustrates the calculation of amounts that may be put to the Investors and the number of shares to be issued in each such put under the Line of Credit, based on a range of prices for the Company's common stock as of the date any funding may occur.


                            30-day Avg. Daily      30-day Avg. Daily       30-day Avg. Daily      30-day Avg. Daily
                             Trading Volume          Trading Volume          Trading Value          Trading Value
     Closing Price           7,500 B 25,000         25,001 B 50,000         50,001 B 75,000           75,001 +
     -------------           ---------------        ---------------         ---------------           --------



     $3.00 B $6.00             $  600,000              $  750,000             $1,000,000              $1,250,000

     $6.01 B $8.00             $  750,000              $1,000,000             $1,250,000              $1,500,000

     $8.01 B $10.00            $1,000,000              $1,250,000             $1,500,000              $1,750,000

    $10.01 B $12.00            $1,250,000              $1,500,000             $1,750,000              $2,000,000

    $12.01 B $14.00            $1,500,000              $1,750,000             $2,000,000              $2,250,000

        $14.01 +               $1,750,000              $2,000,000             $2,250,000              $2,500,000


Utah Corporation Law Affecting Change of Control Transactions


           The Company was organized under Utah law and conducts the majority of its business from its corporate offices located in Utah. The Utah Control Shares Acquisition Act ("Control Shares Act") provides that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Utah corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested shareholders of the corporation elects to restore such voting rights in whole or in part. The Control Share Acquisition Act provides that a person or entity acquires "control shares" whenever it acquires shares that, but for the operation of the Control Share Acquisition Act, would bring its voting power within any of the following three ranges: (i) 20 to 331/3%, (ii) 331/3 to 50%, or (iii) more than 50%. A "control share acquisition" is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The shareholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the Control Share Acquisition Act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. The Company's articles of incorporation and bylaws do not exempt the Company's common stock from the Control Share Acquisition Act.

           The provisions of the Control Share Acquisition Act may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of the Company's shareholders.


Registration Rights


           The Selling Shareholders' shares have been registered for offer and sale by such shareholders pursuant to this Prospectus under the terms of certain registration rights granted to the Selling Shareholders. Such rights are contained in agreements entered into by the Company and the Selling Shareholders. The existence and/or the exercise of these rights could adversely affect the market price of the Company's Common Stock and could impair the Company's future ability to raise capital through an offering of its equity securities.

Transfer Agent


           The transfer agent and registrar for the Company is American Stock Transfer & Trust Company, New York, New York.


                            PLAN OF DISTRIBUTION


           The Line of Credit Shares, Debenture Shares and Warrant Shares will be issued to the Selling Shareholders at prices determined at the time the agreements relating to such securities were entered into with these investors. All of these underlying shares may be sold in future by and for the account of the Selling Shareholders as discussed below. The Convertible Debentures,

Warrants and Agency Shares were originally issued in connection with private transactions pursuant to exemptions from the registration provisions of the securities laws of the United States. Shares issued upon exercise of the conversion rights under the Convertible Debentures and upon exercise of the Warrants will also be issued pursuant to exemptions from registration under the Securities Act. At such time as the registration statement of which this Prospectus forms a part has been declared effective by the SEC and thereafter for so long as the registration statement will continue effective, the Selling Shareholders may offer and sell the shares to the public or otherwise at such times and in such amounts as they may respectively determine in their sole discretion. The Company has been advised by the Selling Shareholders that they may sell the shares or that the shares may be sold on their behalf through one or more broker-dealers or underwriters or directly to investors pursuant to this Prospectus or in transactions that are exempt from the requirements of registration under the Securities Act. As of the date hereof, none of the Selling Shareholders has advised the Company that it has entered into any agreement or understanding with any broker-dealer for the offer or sale of any of the shares. The Selling Shareholders may enter into such agreements or understandings in the future. Such brokers may act as dealers by purchasing any or all of the shares covered by the Prospectus.

           The Selling Shareholders and any broker-dealer who may act in connection with the sale of the shares hereunder may be deemed to be "underwriters" as that term is defined in Section 2(11) of the Securities Act, as amended. Under the Exchange Act and the regulations promulgated thereunder, persons (including the Selling Shareholders) deemed to be underwriters and engaged in a distribution of the shares offered hereby may not simultaneously engage in market making activities with respect to the common stock of the Company during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Shareholders, by virtue of their distribution of the shares, may be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of common stock of the Company by the Selling Shareholders. Regulation M contains certain limitations and prohibitions intended to prevent issuers and selling security holders and other participants in a distribution of securities from conditioning the market through manipulative or deceptive devices to facilitate the distribution. Offers and sales of the shares may also be made into markets outside the United States.

           The Selling Shareholders may offer the shares through market transactions at prices prevailing in the Nasdaq SmallCap Stock market or at negotiated prices, which may be fixed or variable and which may differ substantially from reported market prices. Moreover, the Selling Shareholders may receive cash or other forms of consideration in exchange for the shares. The Selling Shareholders have not advised the Company that they anticipate paying any consideration, other than usual and customary brokers' commissions, in connection with sales of the shares. The Selling Shareholders are acting independently of the Company in making such decisions with respect to the timing, manner and size of each sale.



           The Company will bear the cost of registration of the shares with state and federal agencies. These costs, which include professional (legal and accounting) fees, transfer agents' fees, printing and engraving costs, and filing and listing fees, are estimated to be approximately $200,000. The Company will not pay any commission or finders fees in connection with the sale of shares by the Selling Shareholders.

                              LEGAL PROCEEDINGS


           On March 19, 1999, Alpha Tech Stock Transfer Company ("Alpha Tech") filed a lawsuit against the Company in Utah state court in Salt Lake City, Utah. Alpha Tech was the Company's stock transfer agent for a period of approximately ten years until the Company terminated its relationship with Alpha Tech in January 1999. Alpha Tech has transferred the Company's stock transfer records to American Stock Transfer, New York, New York, which has assumed its serves as the Company's present transfer agent. Alpha Tech's complaint alleges that the Company breached its service contract with Alpha Tech by failing to pay $132,165 to Alpha Tech for transfer agent services rendered and reimbursement for legal expenses incurred by Alpha Tech. Alpha Tech has not yet served the complaint; the Company learned about the complaint through an unrelated third party. The Company has demanded that Alpha Tech voluntarily dismiss the complaint. In any event, the Company disputes the claims of Alpha Tech's complaint. If the complaint is not voluntarily dismissed and process is served, the Company intends to vigorously defend the suit.

           On February 22, 1999, the Company received a demand letter from counsel for Mag Instrument, Inc., a manufacturer and distributor of flashlights and one of the Company's competitors ("Mag"). In the letter, Mag accuses the Company of infringing three of Mag's patents and committing false advertising and unfair competition. Attached to the demand letter was a copy of a complaint filed in the U.S. District Court for the Central District of California on February 19, 1999. The complaint alleges that the Company has infringed three patents owned by Mag, and seeks (i) an order enjoining the Company from infringing Mag's patents, (ii) the delivery to the Court of all flashlights which infringe Mag's patents, (iii) that the Company identify all entities who have purchased, distributed or sold any infringing products, (iv) that the Company deliver to the Court all documents reflecting or relating to the purchase, sale or distribution of any flashlights which infringe Mag's patents,
(v) money damages sustained by Mag by reason of the alleged patent infringement, including interest, costs, and attorney's fees. The demand letter specified that the complaint was filed as a "precaution," and that Mag will refrain from serving the complaint on the Company pending the receipt of certain assurances from the Company. The Company has engaged patent litigation counsel and commenced its preliminary assessment of the claims asserted in the complaint. The Company is presently involved in further discussions with Mag. If process is served by Mag, the Company intends to vigorously defend the lawsuit.

           The Company is a party to pending litigation with a Canadian brokerage firm captioned as Canaccord Capital Corporation ("Canaccord") vs. Dynatec International, Inc., Civil No. 2:98-cv-420C, and filed in the United States District Court for the District of Utah. Canaccord initially sued seeking injunctive relief and money damages stemming from the Company's allegedly wrongful cancellation of 125,000 shares of the Company's common stock in January 1998. Canaccord claimed that it suffered damage from a market shortage and deficiency to various accounts which had previously been sold by Canaccord as a result of the allegedly wrongful cancellation of shares. On July 17, 1998, the District Court entered a preliminary injunction requiring the Company to reissue 125,000 shares in the name of CEDE & Company, as the market clearing house, to replace the alleged market shortage. The court preserved Canaccord's remaining claims for money damages and the return of an additional block of shares alleged to have been wrongfully cancelled, which are still pending. The Company has named various third party defendants to whom it believes the shares may have been improperly issued and is seeking either recovery of the shares or the recovery of damages. At present, the Company is engaged in negotiations with representatives of various of the third parties and Canaccord, and believes that a resolution of the outstanding claims, in whole or in part, will be reached during the second quarter of 1999. Related to the Canaccord litigation, a claim for an additional 125,000 shares of the stock of the Company had been made by Katori Consultants, Ltd., a Philippines corporation. The answer and third party complaint of Dynatec named Katori Consultants, Ltd. as a third party defendant so that such additional claim could be addressed as part of the Canaccord legal action. On October 21, 1998, Katori Consultants, Ltd. gave written notice to Dynatec that it relinquished any claim to additional shares of common stock of the Company.

           On April 27, 1998, the Enforcement Division of the Securities and Exchange Commission notified the Company that the SEC was anticipating filing an administrative proceeding in the later part of calendar year 1998 against various individuals and entities who had engaged in transactions with a Canadian corporation. The SEC Enforcement Division further indicated that the Company may be named as a defendant in such administrative action. In July 1998, the Company submitted a Wells Submission to clarify why, in the Company's estimation, it should not be named in the administrative proceeding, if any. The Company suggested in the Wells Submission that it should not be named in any administrative proceeding because the Company never consummated either of the two transactions with the subject Canadian company that the Company was considering, and the Company received no consideration in connection with those aborted transactions. Moreover, the Company believes that its conduct in connection with those proposed but aborted transactions met applicable legal requirements. As of April 30, 1999, the Company had received no response from the Enforcement Division about whether the SEC plans to name the Company in any administrative action.


           The Company is involved in various other claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these other matters will not have a material adverse effect on the Company's operations or financial condition.



                               LEGAL MATTERS


           The validity of the securities offered hereby and other legal matters relative to this offering have been passed upon for the Company by Julian D. Jensen and Bruce L. Dibb of 311 South State Street, Suite 380, Salt Lake City, Utah 84111.

                                EXPERTS


           The financial statements of the Company as of and for the years ended December 31, 1997 and December 31, 1998 included in the Prospectus have been included in the Prospectus in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and as indicated in their report, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.


                 INDEMNIFICATION OF DIRECTORS AND OFFICERS


           Section 16-10a-902 (Section 902) of the Utah Revised Business Corporation Act ("URBCA") and Article X of the Company's its Bylaws contain provisions for indemnification of the officers, directors, employees and agents of the Company. The Bylaws require the Company to indemnify such persons to the full extent permitted by Utah law. Section 902 provides that a corporation may indemnify any individual who was, is, or is threatened to be made a named defendant or respondent ("Party") in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (a "Proceeding") because he is or was a director of the corporation or is or was serving at its request as a director, officer, partner, trustee, employee, fiduciary or agent of another corporation or other person or of an employee benefit plan (an "Indemnified Director"), against any obligation incurred with respect to a Proceeding, including any judgment, settlement, penalty, fine or reasonable expenses (including attorneys' fees) incurred in the Proceeding if his conduct was in good faith, he reasonably believed that his conduct was in, or not opposed to, the best interests of the corporation, and, in the case of any criminal Proceeding, he had no reasonable cause to believe his conduct was unlawful; except that (1) indemnification under Section 902 in connection with a Proceeding by or in the right of the corporation is limited to payment of
reasonable  expenses   (including   attorneys'  fees)  incurred  in connection
with the Proceeding and (2) the corporation may not indemnify a director in connection with a Proceeding by or in the right of the corporation in which the director is adjudged liable to the corporation, or in connection with any other Proceeding charging that the director derived an improper personal benefit, whether or not involving any action in his official capacity, in which Proceeding he was adjudged liable on the basis that he derived an improper personal benefit.

           Section 16-10a-903 (Section 903) of the URBCA provides that, unless limited by its articles of incorporation, a corporation shall indemnify a director who was successful, on the merits or otherwise, in the defense of any Proceeding or in the defense of any claim, issue or matter in the proceeding, to which he was a party because he is or was a director of the corporation, against reasonable expenses (including attorneys' fees) incurred by him in connection with the Proceeding or claim with respect to which he has been successful.

           In addition to the indemnification provisions of Sections 902 and 903, Section 16-10a-905 (Section 905), provides that, unless otherwise limited by a corporation's articles of incorporation, a director may apply for indemnification to the court conducting the Proceeding or to another court of competent jurisdiction. The court may, in its discretion in such cases, (1) order mandatory indemnification under Section 903, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification, or (2) upon the court's determination that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances and regardless of whether the director met the applicable standard of conduct set forth in Section 902, the court may order indemnification as the court determines to be proper, except that indemnification with respect to certain Proceedings resulting in a director being found liable for certain actions against the corporation may be limited to reasonable expenses incorrect by the director.

           Section 16-10a-904 (Section 904) of the URBCA provides that a corporation may pay for or reimburse reasonable expenses (including attorneys'
fees) incurred by a director who is a Party to a Proceeding in advance of the final disposition of the Proceeding if (1) the director furnishes the corporation a written affirmation of his good faith belief that he has met the applicable standard of conduct described in Section 902; (2) the director furnishes to the corporation a written undertaking executed personally or in his behalf, to repay the advance if it is ultimately determined that he did not meet the required standard of conduct, and (3) a determination is made that the facts then known to those making the determination would not preclude indemnification under Section 904.

           Section 16-10a-907 of the URBCA states that unless a corporation's articles of incorporation provide otherwise (a) an officer of the corporation is entitled to mandatory indemnification and is entitled to apply for court ordered indemnification, in each case to the same extent as a director (2) the corporation may indemnify and advance expenses to an officer, employee, fiduciary or agent of the corporation to the same extent as a director (iii) a corporation may also indemnify and advance expenses to an officer, employee, fiduciary or agent who is not a director to a greater extent than the right of indemnification with claims or liability arising out of director or officers' own negligence or willful misconduct.

           The Company may also purchase and maintain insurance on behalf of present and past directors or officers insuring against any liability asserted against such person incurred in the capacity of director or officer or arising out of such status, whether or not the Company would have the power to indemnify such person.

           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.



                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                                AND FINANCIAL DISCLOSURES


           In late 1997, the Company decided to engage a larger, international auditing firm in place of Jones, Jensen & Company. In December 1997, KPMG LLP became engaged as the Company's new auditing firm. The Company had no disagreements with Jones, Jensen & Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure

           The decision to engage KPMG LLP as the Company's independent auditors was approved by the unanimous consent of the Company's board of directors.

           During the years ended December 31, 1998 and 1997, there were no other reportable events (as referenced in Item 304(a)(1)(iv) of Regulation S-B).



                              AVAILABLE INFORMATION


           The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information statements filed by the Company may be inspected and copied at the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials may also be obtained upon written request from the Commission's Public Reference Room at 450 Fifth Street, NW, Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web Site at http://www.sec.gov which contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The common stock of the Company is traded on The Nasdaq SmallCap Market and reports, proxy statements and other information concerning the Company may be inspected at The Nasdaq SmallCap Market, 1735 K Street, N.W., Washington, D.C. 20006.



                                 ADDITIONAL INFORMATION


           The Company has filed with the Commission a registration statement on Form SB-2 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act with respect to the shares of its common stock being offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the common stock, reference is hereby made to the Registration Statement, including the exhibits which are a part thereof, which may be obtained upon request to the Commission and the payment of the prescribed fee. Material contained in the Registration Statement may be examined at the Commission's Washington, D.C. office and copies may be obtained at the Commission's Washington, D.C. office upon payment of prescribed fees. Statements in the Prospectus are not necessarily complete, and in each case reference is made to the copy of such contracts or documents filed as an exhibit to the Registration Statement, each such statement being qualified by this reference.





                        INDEX TO FINANCIAL STATEMENTS


Audited Consolidated Financial Statements

     Independent Auditor's Report of KPMG LLP................................F-1

     Dynatec International, Inc. and Subsidiaries Consolidated Balance Sheets
     As of December 31, 1998 and 1997........................................F-2


     Dynatec International, Inc. and Subsidiaries Consolidated Statements Of
     Operations For the Years Ended December 31, 1998 and 1997...............F-4


     Dynatec International, Inc. and Subsidiaries
     Consolidated Statements Of Stockholders' Equity.........................F-5


     Dynatec International, Inc. and Subsidiaries  Consolidated Statements Of
     Cash Flows For the Years Ended December 31, 1998 and 1997...............F-6


     Notes To Consolidated Financial Statements..............................F-8


Unaudited Interim Financial Statements

     Dynatec International, Inc. and Subsidiaries Condensed Consolidated
     Balance Sheets As of March 31, 1999 and December 31, 1998..............F-27


     Dynatec International, Inc. and Subsidiaries Condensed Consolidated Statements Of Operations For the Three Month Periods Ended March 31, 1999
     and 1998...............................................................F-29

     Dynatec International, Inc. and Subsidiaries Condensed Consolidated Statements Of Cash Flows For the Three Month Periods Ended March 31, 1999
     and 1998...............................................................F-30

     Notes to Consolidated Financial Statements.............................F-32

                   Independent Auditors' Report of KPMG LLP

The Board of Directors
Dynatec International, Inc.:


We have audited the accompanying consolidated balance sheets of Dynatec International, Inc. as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also included assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Dynatec International, Inc. as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


/s/ KPMG LLP
-----------------------
KPMG LLP


Salt Lake City, Utah
February 19, 1999, except as to
     Note 15, which is as of
     March 19, 1999






                                    Page F-1

                   DYNATEC INTERNATIONAL, INC. AND SUBSIDIARIES
                            CONSOLIDATED BALANCE SHEETS


                                      ASSETS


                                                                                       December 31,       December 31,
                                                                                          1998                1997
                                                                                     ---------------     --------------
CURRENT ASSETS:
    Cash and cash equivalents                                                        $                   $
                                                                                             2,268             332,894
    Trade accounts receivable, net of allowance for doubtful accounts of $30,190
       and $29,684, respectively                                                         2,229,157           1,549,888
    Accounts receivable - other                                                                110             426,131
    Inventories (see Note 3)                                                             4,857,241           2,522,149
    Prepaid expenses and other                                                             316,347             261,312
                                                                                     --------------      --------------

                Total current assets                                                     7,405,123           5,092,374
                                                                                     --------------      --------------
LAND, BUILDING AND EQUIPMENT, at cost:
    Land                                                                                   365,860             365,860
    Building and improvements                                                            2,214,144           2,214,144
    Furniture, fixtures and equipment                                                    3,554,045           3,289,886
                                                                                     --------------      --------------
                                                                                         6,134,049           5,869,890
    Less accumulated depreciation and amortization                                       2,336,427           1,928,303
                                                                                     --------------      --------------
                Net land, building and equipment                                         3,797,622           3,941,587
                                                                                     --------------      --------------
TRADEMARKS AND OTHER INTANGIBLES, net (see Note 4)                                         205,102             267,825
                                                                                     --------------      --------------
DEFERRED LOAN COSTS, net of accumulated amortization of $4,903 and
    $-0-, respectively (see Note 2)                                                         61,743                  -
                                                                                     --------------      --------------
OTHER ASSETS                                                                                69,337             107,631
                                                                                     --------------      --------------

                                                                                       $11,538,927          $9,409,417
                                                                                     ==============      ==============


















              The accompanying notes to consolidated financial statements are an integral part of these consolidated balance sheets.



                                    Page F-2

                DYNATEC INTERNATIONAL, INC. AND SUBSIDIARIES
                  CONSOLIDATED BALANCE SHEETS (Continued)

                     LIABILITIES AND STOCKHOLDERS' EQUITY


                                                                                       December 31,        December 31,
                                                                                          1998                 1997
                                                                                     ---------------     ---------------
CURRENT LIABILITIES:
    Short-term note payable (see Note 5)                                             $     1,389,223     $     1,331,169
     Convertible debentures (see Note 8)                                                   1,667,079                   -
    Current portion of long-term debt (see Note 6)                                           246,855           1,003,477
    Current portion of capital lease obligations (see Note 7)                                 17,881              15,699
    Accounts payable                                                                       1,518,316           1,077,631
    Accounts payable - other                                                                   9,000                   -
    Accounts payable-related party (see Note 12)                                              98,403                   -
    Accrued expenses                                                                         637,051             238,121
    Accrued advertising                                                                      320,000             350,000
    Accrued royalties payable                                                                 70,246              17,882
                                                                                     ----------------    ----------------

              Total current liabilities                                                    5,974,054           4,033,979

LONG-TERM DEBT, net of current portion (see Note 6)                                        2,006,518           1,994,355

DEPOSIT FOR STOCK ISSUANCE (see Note 12)                                                   1,000,000                   -

DEFERRED INCOME TAXES (see Note 9)                                                                 -               5,036

CAPITAL LEASE OBLIGATIONS, net of current portion (see Note 7)                                28,654             46,086
                                                                                     ----------------    ----------------

              Total liabilities                                                            9,009,226           6,079,457
                                                                                     ----------------    ----------------

STOCKHOLDERS' EQUITY (see Note 10):
    Common stock, $.01 par value; 100,000,000 shares authorized and 2,891,627 and
       2,859,940 shares outstanding, respectively                                             28,916              28,599
    Treasury stock, at cost, 91,515 shares                                                  (915,150)           (915,150)
    Additional paid-in capital                                                             7,041,690           5,596,840
    Accumulated deficit                                                                   (3,625,755)         (1,380,329)
                                                                                     ----------------    ----------------

              Total stockholders' equity                                                   2,529,701           3,329,960
                                                                                     ----------------    ----------------

COMMITMENTS AND CONTINGENCIES (see Note 7, 8, 14, 15 and 17)
                                                                                     $    11,538,927     $     9,409,417
                                                                                     ================    ================








                       The   accompanying   notes  to   consolidated   financial
                       statements are an integral part of these consolidated balance sheets.



                                    Page F-3

                  DYNATEC INTERNATIONAL, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                                       Year Ended            Year Ended
                                                                                   December 31, 1998     December 31, 1997
                                                                                   -----------------     -----------------
PRODUCT SALES                                                                        $  16,578,694       $    14,566,079
COST OF SALES                                                                           10,973,161            10,174,205
                                                                                     --------------      ----------------

       Gross Margin                                                                      5,605,533             4,391,874
                                                                                     --------------      ----------------

OPERATING COSTS AND EXPENSES:
    Selling expenses                                                                     2,874,259             2,378,547
    Research and development                                                               143,088               508,314
    General and administrative                                                           3,028,682             1,729,639
                                                                                     --------------      ----------------

       Total operating costs and expenses                                                6,046,029             4,616,500
                                                                                     --------------      ----------------

          Loss from operations                                                            (440,496)             (224,626)
                                                                                     --------------      ----------------

OTHER INCOME (EXPENSE):
    Interest expense (see Note 8)                                                       (1,773,079)             (427,392)
    Interest income                                                                          3,340                 9,417
    Other expense                                                                          (20,192)                    -
    Other income                                                                                 -               295,023
                                                                                     --------------      ----------------

       Total other expense, net                                                         (1,789,931)             (122,952)
                                                                                     --------------      ----------------

          Loss before income tax provision                                              (2,230,427)             (347,578)

INCOME TAX PROVISION (see Note 9)                                                          (15,000)              (61,594)
                                                                                     --------------      ----------------

          Net loss                                                                   $  (2,245,427)      $      (409,172)
                                                                                     ==============      ================

BASIC AND DILUTED NET LOSS PER SHARE (see Note 2)                                    $       (.80)       $          (.18)
                                                                                     =============       ================


WEIGHTED AVERAGE SHARES - BASIC AND DILUTED                                              2,792,738             2,284,419
                                                                                     =============       ================













                  The accompanying  notes to consolidated  financial  statements are an integral part of these consolidated statements.



                                    Page F-4

                DYNATEC INTERNATIONAL, INC. AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY


                                                  Common Stock
                                          ------------------------------
                                               Number of                   Treasury Stock     Additional       Accumulated
                                                 Shares        Amount         at Cost       Paid-in Capital      Deficit
                                                 ------        ------         -------       ---------------      -------
BALANCE  DECEMBER 31, 1996                       1,974,104      $ 19,741          $      -      $ 3,595,699      $  (971,156)
Shares Issued pursuant to Regulation S
Stock offerings                                    881,836         8,818                 -        1,991,181                 -
Treasury Stock (18,000 shares) received to
    satisfy related-party receivable                     -             -         (180,000)                -                 -
Treasury Stock (73,515 shares) received in
    exchange for assets                                  -             -         (735,150)                -                 -
Shares issued pursuant to employee stock
    option plans                                     4,000            40                 -            9,960                 -
Net Loss                                                 -             -                 -                -         (409,172)
                                              --------------------------------------------------------------------- ---------

BALANCE DECEMBER 31, 1997                        2,859,940      $ 28,599       $ (915,150)      $ 5,596,840      $(1,380,328)

Shares issued pursuant to employee stock
    option plans                                    11,687                               -            (117)                 -
                                                                     117
Issuance of convertible debentures and
    equity line-of-credit (see Note 8)              20,000           200                 -          864,967                 -
Capital addition (see Note 10)                           -             -                 -          580,000                 -
Net loss                                                 -             -                 -                -       (2,245,427)
                                              ------------------------------------------------------------------  -----------

BALANCE DECEMBER 31, 1998                        2,891,627      $ 28,916       $ (915,150)      $ 7,041,690      $(3,625,755)
                                                 =========      ========       ===========      ===========      ============


























               The accompanying notes to consolidated  financial  statements are an integral part of these consolidated statements.



                                    Page F-5

                  DYNATEC INTERNATIONAL, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                    Year Ended           Year Ended
                                                                                 December 31, 1998    December 31, 1997
                                                                                 -----------------    -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                    $     (2,245,427)        $    (409,172)

   Adjustments to reconcile net loss to net cash used in operating activities:
         Depreciation and amortization                                                  504,991               461,231
         Amortization of deferred loan costs                                             97,415
         Non-cash charges on issuance of convertible                                          -                     -
             debentures (see Note 8)                                                  1,004,996                     -
         Loss (gain) on sale of assets                                                   20,192               (90,829)
         Changes in assets and liabilities:
               Accounts receivable - trade                                             (679,269)             (424,138)
               Accounts receivable - other                                              426,021                80,325
               Inventories                                                           (2,335,092)           (1,337,963)
               Prepaid expenses and other                                               (16,741)             (139,239)
               Accounts payable                                                         525,684               537,488
               Accounts payable - other                                                  22,403               (11,575)
               Accrued expenses                                                         558,136               146,182
               Accrued advertising                                                      (30,000)               45,500
               Accrued royalties                                                         52,365               (48,325)
               Income tax payable                                                        15,000                  (500)
                                                                                ----------------         -------------
                  Net cash used in operating activities                              (2,079,326)           (1,191,015)
                                                                                ----------------         -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from the sale of assets                                                       63,706                 6,007
  Receivable from related parties                                                             -               (30,000)
  Purchase of property and equipment                                                   (394,365)             (587,187)
                                                                                ----------------         -------------
                  Net cash used in investing activities                                (330,659)             (611,180)
                                                                                ----------------         -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings on line of credit                                                       58,054               108,447
  Debt issuance costs                                                                  (298,986)                3,906
  Net payments on long-term debt                                                       (744,459)             (190,635)
  Principal payments on capital lease obligations                                       (15,250)              (36,774)
  Proceeds from capital addition (see Note 10)                                          580,000                     -
  Proceeds from convertible debenture offering (see Note 8)                           1,500,000                     -
  Proceeds from issuance of stock pursuant to Incentive Stock Option Plan                     -                10,000
  Proceeds from deposit for stock issuance (see Note 10)                              1,000,000                     -
  Proceeds from stock sold pursuant to Regulation S offering                                  -             2,000,000
                                                                                ----------------         -------------
                                                                                              -
                  Net cash provided by financing activities                           2,079,359             1,894,944
                                                                                 --------------          -------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                   (330,626)               92,749

CASH AND CASH EQUIVALENTS AT BEGINNING OF THE PERIOD                                    332,894               240,145
                                                                                ----------------         -------------

CASH AND CASH EQUIVALENTS AT END OF THE PERIOD                                 $          2,268         $     332,894
                                                                                ================         =============


            The accompanying notes to consolidated  financial  statements are an integral part of these consolidated statements.



                                    Page F-6

               DYNATEC INTERNATIONAL, INC. AND SUBSIDIARIES
             CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)



SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

                                                                                   Year Ended             Year Ended
                                                                                December 31, 1998     December 31, 1997
                                                                                -----------------     -----------------
    Cash paid for interest                                                      $       685,573          $    346,648
                                                                                ===============          ============

    Cash paid for income taxes                                                  $             -          $        500
                                                                                ===============          ============

    Debt issuance costs attributable to warrants to placement agent             $       385,062          $          -
                                                                                ===============          ============






































          The accompanying notes to consolidated financial statements are an integral part of these consolidated statements


                                    Page F-7

                           DYNATEC INTERNATIONAL, INC
                    NOTES TO CONSOLIDATED FINANCIAL STAEMENTS


(1)  DESCRIPTION OF BUSINESS AND NATURE OF OPERATIONS

         Dynatec International, Inc., a Utah corporation ("Dynatec" or the "Company"), is a manufacturer and distributor of consumer products comprising the following major product lines: telecommunication headsets and amplifiers and telephone accessories, home storage and organization, flashlights and other miscellaneous products sold to mass market merchandisers. Dynatec is located in Salt Lake City, Utah. The Company conducts most of its operations through four wholly owned subsidiaries: Softalk, Inc., Arnco Marketing, Inc., Nordic Technologies, Inc. and SofTalk Communications, Inc. Unless specified to the contrary herein, references to Dynatec or to the Company refer to the Company and its subsidiaries on a consolidated basis.

         The Company's business follows seasonal trends. As a result the Company experiences its highest revenues in the fourth quarter. Because the Company sells its products primarily to major retailers, the Company's sales performance is significantly dependent on the performance of those retailers.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

         The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation.

     Nordic was incorporated as a wholly-owned subsidiary of the Company in the State of Utah on October 25, 1996. Effective December 1, 1996, Nordic and the Company entered into an agreement with unrelated parties to acquire certain assets and assume certain related liabilities in exchange for 550,000 shares of common stock of the Company at $1.60 per share for a total of $880.000. This acquisition has been accounted for using the purchase method. No goodwill was recognized and there were no other contingent payments or options.

Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenue and expense for the period being reported. Actual results could differ from those estimates.

Cash and Cash Equivalents

         The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Inventories

         Effective January 1, 1998, the Company changed its method of determining the value of inventory from last-in, first-out (LIFO) to first-in, first-out (FIFO). Historically, the difference between the LIFO and FIFO values of inventories has been immaterial. Accordingly, the accompanying financial statements for the years ended December 31, 1997 and 1996 have not been restated for the change.





                                    Page F-8

                           DYNATEC INTERNATIONAL, INC
                    NOTES TO CONSOLIDATED FINANCIAL STAEMENTS



(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment

         Depreciation on Property and Equipment is computed on the straight-line method over the following useful lives: Building and Improvements 7-39 years Capital Leases 5-7 years Equipment 5-10 years Office Equipment & Fixtures 5-7 years Vehicles 5 years Signs and Show Booths 5-7 years


         Equipment held under capital leases and leasehold improvements are amortized on straight line over the shorter of the lease term or estimated useful life of the asset.

         Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount of fair value less costs to sell.

Intangible Assets

         Intangible Assets include purchased patents, product licenses, and other agreements allowing the Company non-exclusive rights to manufacture, produce, and sell various products. Such costs are amortized on a straight-line basis over their estimated useful lives of 5 to 40 years. Other intangible assets such as covenants not to compete are not significant and are being amortized using the straight-lined method over five years.

Deferred Loan Costs

     Deferred loan costs totaling $61,743 resulted from issuance costs related to the Company's revolving credit facility, and are being amortized as interest expense over thirty-six months (see Note 5).

Revenue Recognition

         The Company recognizes revenue from product sales at the time of shipment. The Company has established programs, which under specified conditions enable its customers to return product. The effect of these programs is estimated and current period sales and cost of sales are reduced accordingly.






                                    Page F-9

                           DYNATEC INTERNATIONAL, INC
                    NOTES TO CONSOLIDATED FINANCIAL STAEMENTS



(2)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock-Based Compensation

         The Company uses the intrinsic value method prescribed by Accounting Principles Board (APB) Opinion No. 25 when accounting for its employee stock compensation plans. As such, compensation expense is recorded on the date of grant only if the current market price of the stock exceeds the exercise price.

Concentrations of Credit Risk

         Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of trade receivables. The Company provides credit to its customers in the normal course of business, and accordingly performs ongoing credit evaluations and maintains allowances for potential credit losses. Concentrations of credit risk with respect to trade receivables are limited due to the Company's large number of customers and their dispersion across many geographic areas.

         For the year ended December 31, 1998, one customer accounted for 19.6% and no other customer accounted for more than 10% of the Company's total revenues.


Income Taxes

         The Company uses the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be settled or recovered. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date.

Basic and Diluted Net Loss Per Common Share

         Basic net loss per common share is calculated based upon the weighted average number of common shares outstanding during the periods presented. In calculating net loss per share for the years ended December 31, 1998, and 1997, warrants and options to purchase 606,145, and 555,062 potential common shares, respectively, are not included in the computation of diluted net loss per common share as their effect would have been anti-dilutive, thereby decreasing the net loss per common share.

         A reconciliation between the basic and diluted weighted-average number of shares outstanding as of December 31, 1998 and 1997 is summarized as follows:



                                                                             December 31,
                                                                   ----------------------------------
                                                                          1998              1997
                                                                     ---------------    -------------
Basic weighted average number of common shares...................         2,792,738        2,284,419
Weighted average number of common stock options..................                 -                -
                                                                     ---------------    -------------
       Diluted weighted average number of shares.................         2,792,738        2,284,419
                                                                     ===============    =============






                                    Page F-10

                           DYNATEC INTERNATIONAL, INC
                    NOTES TO CONSOLIDATED FINANCIAL STAEMENTS



(2)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounting Standards

         During the year ended December 31, 1998, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income". SFAS No. 130 requires an "all-inclusive" income statement approach which specifies that all revenues, expenses, gains and losses recognized during the period be reported in income, regardless of whether they are considered to be results of operations of the period. The adoption of SFAS No. 130 had no material impact on the Company's financial statement presentation, as the Company had no items of comprehensive income as defined by SFAS No. 130.

Advertising

         Advertising costs are expensed as incurred. The Company does not participate in direct response advertising. Advertising expense amounted to $531,949 and $404,426 in 1998 and 1997, respectively.

Reclassifications

         Certain   reclassifications  have  been  made  in  the  prior  period's consolidated financial statements to conform with the current year presentation.


(3)      INVENTORIES

         Inventories, consisting principally of telecommunication headsets and amplifiers and telephone accessories, home storage and organization, flashlights, and other miscellaneous products sold to mass market merchandisers as of December 31, 1998 and December 31, 1997, respectively, are summarized as follows:


                                               December 31,         December 31,
                                                   1998                 1997
                                             -----------------    -----------------
Raw materials............................           $902,703            $ 671,883
Work-in-Process..........................            309,815              159,600
Finished Goods...........................          3,644,723            1,690,666
                                             -----------------    -----------------
                                                  $4,857,241           $2,522,149
                                             =================    =================


(4)      INTANGIBLE ASSETS

Intangible assets are comprised of the following as of December 31, 1998 and 1997 and are amortized on a straight-line basis over their estimated useful lives.




                                    Page F-11

                           DYNATEC INTERNATIONAL, INC
                    NOTES TO CONSOLIDATED FINANCIAL STAEMENTS


(4)      INTANGIBLE ASSETS (Continued)

                                                                     Est. Useful
                                    1998              1997           Life (years)
                                    ----              ----           ------------
 License agreement                $203,509          $203,509            40
 Product rights                    301,263           301,263            5-10
 Non-compete agreements             87,500            87,500            5
                                  --------          --------
                                   592,272           592,272

 Less accumulated amortization     387,170           324,447
                                  --------          --------
                                  $205,102          $267,825
                                  ========          ========

(5)      SHORT-TERM NOTE PAYABLE

              The short-term note payable consists of a revolving line-of-credit obtained on May 27, 1998 from a regional financial institution that provides up to $5,000,000 bearing interest at a rate of prime plus one percent with interest payable monthly. The note is secured by accounts receivable and inventory and is due May 26, 2001. As of December 31, 1998 and 1997, direct outstanding borrowings totaled $1,389,223 and $1,331,169, respectively. Direct outstanding borrowings as of December 31, 1997 were under a revolving credit line terminated in 1998 and replaced by the Company's current credit line. The amount of unused borrowings under the Company's credit facility is limited to the then-current levels of inventory and receivables. Under the terms of the loan agreement, the Company is required to maintain financial covenants and ratios, including book net worth, net income and debt service coverage. At December 31, 1998 the Company was in default of certain of these covenants, however, the Company has obtained a waiver. The Company and the lending institution have negotiated an amendment to the agreement which amended the terms of certain of the financial covenants and ratios for 1999. As a result of the net loss incurred in 1998, the pricing of the credit facility was increased to a rate of prime plus three percent, with interest payable monthly.

         Maximum and average borrowings as well as weighted average interest rate for the years ended December 31, 1998 and 1997 are as follows:



                                                                                         1998               1997
                                                                                         ----               ----
         Maximum Outstanding                                                         $ 2,416,638       $ 1,471,802
         Average Outstanding                                                         $ 1,780,576       $ 1,127,635
         Weighted Average Interest Rate                                                    8.25%              9.91%


(6)      LONG -TERM DEBT

         Long-term debt consists of the following at December 31, 1998 and 1997:



                                                                                         1998               1997
                                                                                         ----               ----



         Revolving  line-of-credit up to $1,000,000 payable to a bank;  interest at prime plus 1% and terminated May 1, 1998;
         secured by equipment                                                        $         -       $   564,816

         Term Note  payable  to a bank,  interest  at prime plus 1%, due May 26,
         2001, secured by equipment                                                      266,175                -





                                    Page F-12



                           DYNATEC INTERNATIONAL, INC
                    NOTES TO CONSOLIDATED FINANCIAL STAEMENTS


(6)      LONG -TERM DEBT (Continued)

         Note payable to a company; due in annual
         installments of $79,560 plus interest at 7%;
         due December 31, 1999, unsecured                                                      -           195,991

         Note payable to a company; due in monthly
         installments of  $6,807 plus interest at 6%;
         due October 31, 2000, unsecured                                                 149,755                -

         Note payable to a financial institution; due in monthly installments of
         $455 with interest at 8.75%, due November 29, 2001,
         secured by a vehicle                                                             13,976            17,992


         Note payable to a company;  due in monthly  installments of $1,160 plus accrued interest at 7.9%, due November 30, 2002,
         secured by equipment                                                                  -            70,800


         Note  payable to a bank;  due in monthly  installments  of $10,234 with interest at 8.75%, due November 1, 2010, secured by
         land and building                                                               882,782         1,182,158

         Note  payable  to the Small  Business  Administration;  due in  monthly installments  of $8,541 with  interest at 7.32%;  due August 14,  2016, secured by land and building as well as
         assets of a former officer of the Company                                       940,685           966,075
                                                                                     ------------      ------------

         Total Long-term debt                                                          2,253,373         2,997,832

         Less current portion                                                            246,855         1,003,477
                                                                                     ------------      ------------

         Total Long-term debt excluding current portion                              $ 2,006,518       $ 1,994,355
                                                                                     ============      ============

Aggregate maturities for each of the five years subsequent to December 31, 1998, are as follows:



          1999           $   246,855
          2000               222,440
          2001               164,107
          2002               107,636
          2003                96,989
          Later            1,415,346
                         -----------
Total Long-term debt     $ 2,253,373
                         ===========





                                    Page F-13

                           DYNATEC INTERNATIONAL, INC
                    NOTES TO CONSOLIDATED FINANCIAL STAEMENTS


(7)       LEASES

     The following represents assets under capital lease at December 31, 1998 and 1997:



                                                                1998              1997
                                                                ----              ----
         Equipment                                            $82,357           $82,357
         Less accumulated depreciation                         33,704            19,409
                                                              -------           -------
         Net property under capital lease                     $48,653           $62,948
                                                              =======           =======

         Amortization of assets held under capital lease is included with depreciation expense. Rental expense for operating leases during the years ended December 31, 1998 and 1997 was $21,407 and $28,007, respectively.

         At December 31, 1998 the Company is obligated under the terms of non-cancelable leases for the following minimum lease commitments:

                                                                Capital          Operating
                                                                Leases            Leases
                                                               --------          ---------
         Year ended December 31:     1999                      $17,882           $20,659
                                     2000                       12,958            18,136
                                     2001                       15,695             6,960
                                                                ------           -------
         Total minimum lease payments                          $46,535           $45,755
                                                                                 =======
         Less current portion                                   17,881
                                                               -------
         Capital Lease obligations excluding
              current portion                                  $28,654
                                                               =======

(8)  CONVERTIBLE DEBENTURES/EQUITY LINE-OF-CREDIT

         On May 22, 1998, the Company closed a transaction that has provided to date net capital proceeds of $1,335,000. These funds were raised pursuant to the sale by the Company of Convertible Debentures (the "Convertible Debentures") in the aggregate principal amount of $1,500,000 due May 22, 2001. The Convertible Debentures are convertible into shares of the Company's common stock at the lesser of: (i) 75% of the average of the three lowest closing bid prices of the Company's common stock during the 22-trading-day period immediately preceding the conversion date or (ii) $6.50. Assuming a hypothetical conversion of the entire principal amount of the Convertible Debentures outstanding as of March 26, 1999, and all interest accrued thereon at the rate of 12% per annum as of March 26, 1999, the Convertible Debentures would be convertible into 978,961 shares of the Company's common stock. The Convertible Debentures are callable by the holders thereof. The transaction was accomplished pursuant to a Convertible Debenture and Private Equity Line of Credit Agreement (the "Credit Agreement") between the Company and a group of five unaffiliated investors. In addition to the sale of the Convertible Debentures, the Company also obtained the right to use a "put" mechanism to periodically draw down up to $10,000,000 of additional equity capital. Under the terms of the Credit Agreement, a minimum of $1,000,000 must be drawn, and all amounts must be drawn in increments of not less than $50,000. In return for the payment of additional capital upon such put exercises, the Company is required to issue shares of its common stock at a per share purchase price equal to 80% of the average of the three lowest closing bid prices of the common stock during a six day valuation period commencing three days before the put date and ending two days after the put date. The put mechanism cannot be utilized, and the Company has no obligation to exercise any portion of the put mechanism, until after the effective date of the registration statement for the underlying stock of the Credit Agreement. Additionally, upon registration of the underlying shares




                                    Page F-14

                           DYNATEC INTERNATIONAL, INC
                    NOTES TO CONSOLIDATED FINANCIAL STAEMENTS


(8)  CONVERTIBLE DEBENTURES/EQUITY LINE-OF-CREDIT (Continued)

which may be issued upon conversion of the Convertible Debentures, the Company is obligated to issue an additional $500,000 of Convertible Debentures.

         In connection with the Credit Agreement, the investors and placement agent were issued warrants. These warrants have been issued as Series A and Series B as follows:



                                                                      Placement           Exercise
                                                 Investors              Agent              Price
                                              -----------------    ----------------    ---------------
   Series A Warrants.......................       150,000              150,000             $6.50
   Series B Warrants.......................       150,000              300,000             $7.15

         The Company must issue 50,000 additional Series A warrants to both the placement agent and the investors, collectively, upon the issuance of the additional $500,000 of Convertible Debentures. One-sixth of the market value of the Series A and B warrants was allocated to the Convertible Debenture and five-sixths was allocated to the equity line-of-credit established under the Credit Agreement. This allocation was based on the relative notional amounts of the two elements of the Credit Agreement. The value of the warrants issued to the investors has been written off as a one-time, non-cash debt issuance cost, as the warrants are immediately exercisable. The value of the warrants issued to the placement agent and allocated to the Convertible Debentures is being amortized over the 36 month life of the Convertible Debentures. In addition, because the Convertible Debentures are convertible at a 25% discount from the market value, an additional $500,000 representing the intrinsic value of the beneficial conversion premium was written off as a non-cash expense for the second quarter of 1998.

         These non-cash charges for the market value of the warrants are included with interest expense in the consolidated statements of operations for the year ended December 31, 1998. The market value of the warrants issued to the investors in connection with the additional $500,000 of Convertible Debentures will be charged to operations at the time of issuance.


         The Company is also directly issuing, as part of the transaction involving the Credit Agreement, consideration of up to 80,000 shares of its common stock as a fee to the placement agent. Of these shares, 20,000 were issued at the time of the closing. The remaining 60,000 shares are retained in escrow and are to be released in 6,000 share increments as each $1,000,000 is drawn down under the equity line-of-credit established under the Credit Agreement. If all of the equity line-of-credit is not utilized, the remaining shares held in escrow will be returned to the Company and cancelled.

         Because the registration statement for the shares of common stock underlying the Credit Agreement was not effective with the Securities and Exchange Commission within 90 days of the closing date, liquidated damages were assessed against the Company at the rate of two percent of the purchase price of the outstanding Convertible Debentures for the first 30-day period beyond the original 90 days and three percent of the purchase price of the then outstanding securities (pro rated on a daily basis) for each 30-day period thereafter. As of March 15, 1999, the registration statement had not yet become effective. As a result the Company has paid $165,000, and accrued $45,000, in liquidated damages.





                                    Page F-15

                           DYNATEC INTERNATIONAL, INC
                    NOTES TO CONSOLIDATED FINANCIAL STAEMENTS


 (9)   INCOME TAXES

         Income tax expense (benefit) attributable to income from continuing operations consists of:



                                                       Current          Deferred          Total
                                                       -------          --------          -----
              Year ended December 31, 1998
              Federal                              $   19,386           $  (4,386)      $  15,000
              State                                       650                (650)             -
                                                   ----------           -----------     ----------
                                                   $   20,036           $  (5,036)      $  15,000
                                                   ==========           ===========     ==========


              Year ended December 31, 1997
              Federal                              $        -           $  53,694       $ 53,694
              State                                         -               7,900          7,900
                                                   ----------           -----------     ---------
                                                   $        -           $  61,594       $ 61,594
                                                   ==========           ===========     =========

         Income tax expense (benefit) from continuing operations differed from the amounts computed by applying the U.S. federal income tax rate of 34 percent to pretax loss from continuing operations as a result of the following:



                                                                          1998           1997
                                                                          ----           ----
              Computed "expected" tax benefit                           $ (983,952)    $(118,177)
              Change in the valuation allowance for deferred tax
                 assets allocated to income tax expense                    269,952       177,961
              Non-deductible financing costs                               682,733             -
              Other                                                         46,267         1,810
                                                                        -----------    ----------
              Total                                                     $   15,000     $  61,594
                                                                        ===========    ==========


         The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1998 and 1997, are presented below:



                                                                              1998           1997
                                                                              ----           ----
             Deferred tax assets:
             Inventory capitalization                                     $  60,041      $ 165,343
             Allowance for bad debts                                         11,261         11,072
             Compensated absences accrued for  financial
                reporting purposes                                           25,784         14,377
             Net operating loss carry-forward                               649,945        290,216
             Intangibles, principally due to differences in
                Amortization                                                 17,701          5,273
             Warranty reserve                                                 8,837              -
             Research and experimentation credit                             25,000              -
                                                                          ---------      ---------
                                                                                                 -
             Total gross deferred tax assets                                798,569        486,281
             Less valuation allowance                                       756,233        486,281
                                                                          ---------      ---------
             Total deferred tax assets                                       42,336            -0-





                                    Page F-16



                           DYNATEC INTERNATIONAL, INC
                    NOTES TO CONSOLIDATED FINANCIAL STAEMENTS


(9)   INCOME TAXES (Continued)

             Deferred tax liabilities:
             Plant and equipment, principally due to differences
             in depreciation                                                 42,336         (5,036)
                                                                          ---------      ----------
             Total gross deferred tax liabilities                            42,336         (5,036)
                                                                          =========      ==========

             Net deferred tax assets (liabilities)                        $       -      $  (5,036)
                                                                          =========      ==========



         The valuation allowance for deferred tax assets as of January 1, 1997 was -0-. The net change in the total valuation allowance for the years ended December 31, 1998 and 1997 was $269,952 and $177,961, respectively.

         The Company has $1,742,481 of net operating loss carryforwards at December 31, 1998. Of the total net operating loss carryforwards, $525,792, $490,219 and $726,470 expire in the years ended December 31, 2011, 2012 and 2018, respectively.

(10)  STOCKHOLDERS' EQUITY

         On March 11, 1997, the Company's Board of Directors approved Regulation S offerings of its common stock to raise three to five million dollars in working capital. The stock was offered to non U.S. persons at a price of approximately 50% of the then-prevailing market value, which was $3.88 on March 11, 1997. As a result, 881,836 shares of restricted common stock was issued.

         During June 1997, the Company received 18,000 shares of stock in exchange for debts owed to the Company. These shares were recorded as treasury stock at the fair market value of $10.00 per share. In addition, 4,000 shares were exercised under the 1996 incentive stock option plan.

         In July 1997, the Company received 73,515 shares of its common stock in exchange for assets sold by the Company. The shares received in exchange for these assets were recorded as treasury stock at their fair market value of $10.00 per share. The value of the stock received from the sale of these assets approximated the current book value of the assets sold.

         As of December 31, 1998, $1,000,000, which is included in deposit for stock issuance in the accompanying balance sheet, was received as a deposit. On February 4, 1999, the Company entered into a deposit payable conversion agreement, whereby a $1,000,000 deposit received by the Company in early 1998 and is recorded as a liability in the accompanying balance sheet, was cancelled and the Company issued 500,000 shares of restricted common stock under Regulation D to the depositor.

         The Company is a party to pending litigation with a Canadian brokerage firm captioned as Canaccord Capital Corporation ("Canaccord") vs. Dynatec International, Inc., Civil No. 2:98-cv-420C, and filed in the United States District Court for the District of Utah. Canaccord initially sued seeking injunctive relief and money damages stemming from the Company's allegedly wrongful cancellation of 125,000 shares of the Company's common stock in January 1998. Canaccord claimed that it suffered damage from a market shortage and deficiency to various accounts which had previously been sold by Canaccord as a result of the allegedly wrongful cancellation of shares. On July 17, 1998 the District Court entered a preliminary injunction requiring the Company to reissue 125,000 shares in the name of CEDE & Company, as the market clearing house, to replace the alleged market shortage. The court preserved Canaccord's remaining claims for money damages and the return of an additional block of shares alleged to have been wrongfully




                                    Page F-17

                           DYNATEC INTERNATIONAL, INC
                    NOTES TO CONSOLIDATED FINANCIAL STAEMENTS



(10)  STOCKHOLDERS' EQUITY (Continued)

cancelled, which are still pending. The Company has named various third party defendants to whom it believes the shares may have been improperly issued and is seeking either recovery of the shares or the recovery of damages. At present, the Company is engaged in negotiations with representatives of various of the third parties and Canaccord, and believes that a resolution of the outstanding claims, in whole or in part, will be reached.

         Related to the Canaccord litigation, a claim for an additional 125,000 shares of the stock of the Company had been made by Katori Consultants, Ltd., a Philippines corporation. The answer and third party complaint of Dynatec named Katori Consultants, Ltd. as a third party defendant so that such additional claim could be addressed as part of the Canaccord legal action. On October 21, 1998, Katori Consultants, Ltd. gave written notice to Dynatec that it relinquished any claim to additional shares of common stock of the Company.

         In March 1998, the Company received $580,000 as a nonrefundable payment under an agreement with a third party pursuant to which the third party acquired nonexclusive rights to market certain of the Company's products internationally. The cash paid to the Company was obtained from the sale of the Company's common stock by such third party. The Company is therefore of the opinion that the proceeds of such transaction were not attributable to the culmination of an earnings process. Consequently, such proceeds have been accounted for as an addition to capital in the accompanying consolidated financial statements.

(11)     BUSINESS SEGMENT INFORMATION

         During the year ended December 31, 1998 the Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". SFAS No. 131 establishes standards for reporting information about operating segments in annual financial statements and requires selected information about operating segments in interim financial reports issued to stockholders. It also established standards for related disclosures about products and services, and geographic areas. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision making group, in deciding how to allocate resources and in assessing performance.

         Information as to the operations of the Company in different business segments is set forth below based on the nature of the products and services offered. Management evaluates performance based on several factors, of which the primary financial measure is business segment operating income before noncash amortization of intangible assets ("EBITDA"). The accounting policies of the business segments are the same as those described in the summary of significant accounting policies.



                                                                  YEARS ENDED DECEMBER 31,
                                                          -----------------------------------------
REVENUES:                                                       1998                 1997
-----------------------------------------------------     ---------------     ------------------
Telecommunication Headsets and
   Amplifiers and Telephone Accessories..........         $ 7,640,000         $ 6,146,000
Home Storage and Organization....................           4,444,000           3,387,000
Flashlights......................................             989,000             893,000
Miscellaneous/Mass Market........................           3,506,000           4,140,000
                                                          ---------------     ------------------
       Total.....................................         $16,579,000         $14,566,000
                                                          ===============     ==================





                                    Page F-18

                           DYNATEC INTERNATIONAL, INC
                    NOTES TO CONSOLIDATED FINANCIAL STAEMENTS

(11)     BUSINESS SEGMENT INFORMATION (Continued)


                                                                  YEARS ENDED DECEMBER 31,
                                                          --------------------------------------
OPERATING INCOME (LOSS):                                       1998                   1997
-----------------------------------------------------     ----------------      ----------------
Telecommunication Headsets and Amplifiers and
   Telephone Accessories.........................         $     904,000         $     718,000
Home Storage and Organization....................              (496,000)             (317,000)
Flashlights......................................              (696,000)             (852,000)
Miscellaneous/Mass Market........................              (152,000)              226,000
                                                          ----------------      ----------------

       Total.....................................         $    (440,000)        $    (225,000)
                                                          ================      ================




                                                                  YEARS ENDED DECEMBER 31,
                                                          --------------------------------------
DEPRECIATION AND AMORTIZATION (1):                             1998                  1997
-----------------------------------------------------     ----------------      ----------------
Telecommunication Headsets and Amplifiers and
   Telephone Accessories.........................         $     206,000         $     189,000
Home Storage and Organization....................               183,000               167,000
Flashlights......................................                93,000                87,000
Miscellaneous/Mass Market........................                23,000                18,000
                                                          ----------------      ----------------

       Total.....................................         $     505,000         $     461,000
                                                          ================      ================

(1) Amortization includes all amortization relating to product license rights, non-competes and purchased patents.

Information as to the assets and capital expenditures of Dynatec International, Inc. is as follows:



                                                                  YEARS ENDED DECEMBER 31,
                                                          --------------------------------------
ASSETS (1):                                                    1998                   1997
----------------------------------------------------      ----------------      ----------------
Telecommunication Headsets and Amplifiers and
   Telephone Accessories.........................         $   4,795,000         $   3,938,000
Home Storage and Organization....................             3,200,000             2,628,000
Flashlights......................................             1,728,000             1,213,000
Miscellaneous/Mass Market........................             1,366,000               502,000
                                                          ----------------      ----------------
       Total assets for reportable segments......            11,089,000             8,281,000

Other assets.....................................               319,000             1,020,000
Deferred loan costs and other assets not allocated
to segments......................................               131,000               108,000
                                                          ----------------      ----------------
       Consolidated total........................         $  11,539,000         $   9,409,000
                                                          ================      ================





                                    Page F-19

                           DYNATEC INTERNATIONAL, INC
                    NOTES TO CONSOLIDATED FINANCIAL STAEMENTS



(11)     BUSINESS SEGMENT INFORMATION (Continued)



                                                                 YEARS ENDED DECEMBER 31,
                                                          --------------------------------------
CAPITAL EXPENDITURES:                                          1998                   1997
----------------------------------------------------      ----------------      ----------------
Telecommunication Headsets and Amplifiers and
   Telephone Accessories.........................         $     157,000         $     397,000
Home Storage and Organization....................               162,000               135,000
Flashlights......................................                69,000                46,000
Miscellaneous/Mass Market........................                 6,000                 9,000
                                                          ----------------      ----------------

       Total.....................................         $     394,000         $     587,000
                                                          ================      ================

Information  as  to  Dynatec  International,   Inc.'s  operations  in  different
geographical areas is as follows:



                                                                 YEARS ENDED DECEMBER 31,
                                                          --------------------------------------
REVENUES:                                                      1998                   1997
----------------------------------------------------      ----------------      ----------------
United States....................................         $  16,402,000         $  14,344,000
Other (1)........................................               177,000               222,000
                                                          ----------------      ----------------

       Total.....................................         $  16,579,000         $  14,566,000
                                                          ================      ================

(1) Includes Canada, Europe and other miscellaneous.



                                                                 YEARS ENDED DECEMBER 31,
                                                          --------------------------------------
OPERATING LOSS:                                                1998                   1997
----------------------------------------------------      ----------------      ----------------



United States....................................         $    (440,000)        $    (225,000)
                                                          ================      ================




                                                                 YEARS ENDED DECEMBER 31,
                                                          --------------------------------------
ASSETS:                                                        1998                 1997
----------------------------------------------------      ----------------      ----------------
United States....................................         $  11,089,000         $   8,996,000
Asia.............................................               450,000               413,000
                                                          ----------------      ----------------

       Total.....................................         $  11,539,000         $   9,409,000
                                                          ================      ================


(12)     RELATED PARTY TRANSACTIONS

       The Company's subsidiary Softalk, Inc., holds licensing rights for the patent and trademark rights associated with the Company's Softalk product line pursuant to a royalty agreement with WAC Research Inc., a Utah corporation ("WAC"). Donald M. Wood, a shareholder who, until January 14, 1999, was the Company's Chairman and Chief Executive Officer, owns a one-half equity interest in WAC. WAC obtained the patent and trademark rights for the Softalk products in August 1986, when WAC purchased them from the inventor of Softalk and related products in a private transaction. The purchase price for such patent and trademark rights was $1 to 2 million, which was paid to Practical Innovations, Inc. in a combination of Dynatec common stock and cash. Under the terms of the agreement,




                                    Page F-20

                           DYNATEC INTERNATIONAL, INC
                    NOTES TO CONSOLIDATED FINANCIAL STAEMENTS



(12)     RELATED PARTY TRANSACTIONS (Continued)

Dynatec was obligated to pay a 10% royalty on all Softalk sales. At that time, WAC and the Board of Directors of the Company determined that the 10% royalty was onerous and non-sustainable. Therefore, WAC agreed to lower the royalty to 5%. In addition, under the royalty arrangement between WAC and Dynatec, the payment of royalties for the fourth quarter of each year is contingent upon the Company obtaining a specified level of earnings for each calendar year. During the years ended December 31, 1998 and 1997, the Company paid WAC $172,669 and $120,312, respectively, in royalties.

         During 1995, the Company sold all rights and interest in various discontinued products to WAC for $193,000 in the form of a demand note bearing 8% interest. As part of the transaction, inventory and molds were also sold at cost to WAC. In June 1997, the Company received 18,000 shares of its common stock from WAC as payment in full of all outstanding balances. Such shares were valued at the market price of $10.00 per share, which represented the current market value of the stock. The treasury stock was used to pay off $154,000 on the note and accrued interest and $26,000 of other WAC related receivables.

         In September 1998 WAC advanced $98,403 to the Company as reimbursement to the Company of Mr. Wood's salary for the first six months of 1998. The Company subsequently determined that this amount was a payable to WAC, and at December 31, 1998 the Company had recognized the $98,403 in accounts payable related party, in the accompanying consolidated balance sheet. In February 1999, the Company repaid this amount to WAC.

         Donald M. Wood, who served as the Company's Chief Executive Officer during the entirety of 1998 and until January 14, 1999, owned a residential rental property in Park City, Utah during all of 1997 and until August 1998. The Company leased this property from him to use for Dynatec-related travel, promotional work, lodging, and entertainment for customers, suppliers, and employees. The monthly rental payment for this property was $7,000. The Company paid $56,000 and $84,000 for each of the years ending December 31, 1998 and 1997, respectively. This cost also covered operating and maintenance costs, and general care of the property. In August 1998, this property was sold by Mr. Wood. As a result, the Company is no longer obligated to pay rental fees.

         In July 1998, the Company's Board of Directors commenced an internal investigation into the facts and circumstances of a number of transactions between the Company and certain of its officers and directors as well as several general corporate and management concerns brought to the attention of the Company's independent directors. The Company engaged an unrelated third party to conduct the investigation, which the Company eventually terminated in January 1999. Thereafter, the Company's former Chairman and CEO resigned and retired from the Company. The Company does not anticipate taking further action, legal or otherwise, with respect to the matters and individuals investigated, although the Company, through its new management, has identified several areas in which new corporate governance policies have been adopted or old policies changed. In connection with the ongoing investigation, several of the Company's directors engaged independent legal counsel. An aggregate of $230,000 of such legal fees were reimbursed by the Company pursuant to action by the Company's Board of Directors at the commencement of the investigation.




                                    Page F-21

                           DYNATEC INTERNATIONAL, INC
                    NOTES TO CONSOLIDATED FINANCIAL STAEMENTS


(12)     RELATED PARTY TRANSACTIONS (Continued)

         During 1997 the Board of Directors authorized grants of various options under both non-qualified and incentive stock options plans. These options are described in detail in Note 14. The non-qualified plans included 537,500 options granted to Muito Bem Ltd., an entity controlled by a shareholder and former CEO of the Company, at an exercise price of $2.50 per share. The shareholder and former executive officer of the Company who owns Muito Bem agreed in 1999 to cancel all stock options issued to Muito Bem. Additionally, in 1997, 200,000 options were granted to WAC, at an exercise price of $2.50 per share in consideration for certain royalty reductions and abatements.

         In May 1989, the Company engaged Alpha Tech Stock Transfer Company ("Alpha Tech") as the Company's stock transfer agent. Alpha Tech served in that capacity until January 13, 1999, when the Company notified Alpha Tech of the Company's termination of Alpha Tech's agency and instructed Alpha Tech to transfer the Company's records to American Stock Transfer Company, New York, New York. James W. Farrell, the principal of Alpha Tech, is the brother-in-law of Donald M. Wood, the Company's Chairman and Chief Executive Officer until his resignation from the Company effective January 14, 1999. During the years ended December 31, 1998 and 1997, the Company paid Alpha Tech a total of $1,530 and $16,679, respectively, in fees for services rendered. The Company believes that the fees paid to Alpha Tech during these periods were roughly comparable to the fees it would have paid to a similar local transfer agent for similar services.


(13)     FAIR VALUE OF FINANCIAL INSTRUMENTS

         The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties. Financial instruments are included in the consolidated balance sheets at carrying cost. The carrying amounts approximate fair value for cash, trade accounts receivable, related party and other receivables, prepaid expenses, other assets, trade accounts payable, and accrued expenses because of the short maturity of these instruments. Because the blended interest rate of long-term debt approximates the current interest rates available, the carrying value of long-term debt instruments also approximates fair market value.

(14)     STOCK OPTIONS

         The Company has established two stock option programs under which it has granted both non-qualified and incentive stock options to employees, board members, and certain related entities. Under the non-qualified stock option program (the "Non-Qualified Plan"), the Company has granted to date options to acquire 1,640,000 shares of common stock of the Company. The 1996 Incentive
Option Plan ("1996 Plan") provides for grants of qualified stock options to acquire a maximum of 300,000 shares of common stock, of which 200,000 options have been granted to date. The exercise price of options granted to employees under either option program equals the market price on the date of grant, and as a result no compensation expense has been recognized in the accompanying financial statements. In January 1999, the Company's former Chairman and CEO, and holder of 900,000 of the options granted in December 1996 (500,000 shares) and January 1997 (400,00 shares) under the Non-Qualified Plan, agreed to cancel those options. In addition to the non-qualified options granted to employees to date, the Company granted non-qualified options to purchase 537,500 shares of common stock to Muito Bem Ltd., an entity controlled by a shareholder and former CEO of the Company, at a strike price of $2.50 per share in December 1996. The shareholder and former executive officer of the Company who owns Muito Bem, Ltd. agreed in January 1999 to cancel all stock options issued to Muito Bem, Ltd..




                                    Page F-22

                           DYNATEC INTERNATIONAL, INC
                    NOTES TO CONSOLIDATED FINANCIAL STAEMENTS



(14)     STOCK OPTIONS (Continued)

Additionally, in December 1996, the Company granted a total of 200,000 non-qualified stock options to WAC Research, Inc., an entity owned, in part, by a shareholder and the former CEO of the Company, which options were granted in exchange for the reduction of royalties payable by the Company to WAC on sales of the Softalk products and for reimbursement to the Company of certain travel expenses incurred by the Company's former CEO. These options have been included in the options outstanding at year-end in the tables setforth below.

         The Company's non-qualified options issued to employees may be exercised upon the holder-employee's continued employment with the Company for six years and the Company's achievement of profitable operations for three out of those six years. Such options expire ten years from the date of the grant. Options granted under the 1996 Plan become exercisable as of the date of grant and expire five years from the date of grant, or three months following termination, or 24 months following death of the employee.

         Summary of stock options is as follows for the years ended December 31:



                                                                1998                              1997
                                                    ------------------------------     ----------------------------
         FIXED OPTIONS:                                  Shares       Exercise            Shares       Exercise
                                                        (000's)         Price            (000's)        Price
         Outstanding at beginning of year.........        934           $2.50              833          $2.50
         Granted..................................         --            --                105          $2.50
         Exercised................................        (17)          $2.50              (4)          $2.50
         Canceled.................................        (8)           $2.50               --            --
                                                      =============                    -------------
         Outstanding at end of year...............        909           $2.50              934          $2.50
                                                      =============
                                                                                       =============
         Options exercisable at year-end..........        171           $2.50              196          $2.50
                                                      =============                    =============
         Weighted average fair value of
            Options granted during the year.......         --                             $1.42

         Weighted average remaining
            contractual life for exercisable
            options at year-end...................     2.5 years                        3.5 years




                                                                1998                              1997
                                                    ------------------------------     ----------------------------
         VARIABLE OPTIONS:                               Shares       Exercise            Shares       Exercise
                                                        (000's)         Price            (000's)        Price
         Outstanding at beginning of year.........       1,640          $2.00              840          $2.00
         Granted..................................         --            --                800          $2.00
                                                      =============                    =============
         Outstanding at end of year...............       1,640          $2.00             1,640         $2.00
                                                      =============                    =============
         Weighted average fair value of
            Options granted during the year.......         --                             $2.22





                                    Page F-23

                           DYNATEC INTERNATIONAL, INC
                    NOTES TO CONSOLIDATED FINANCIAL STAEMENTS


(14)     STOCK OPTIONS (Continued)

         The Company applies the intrinsic value method under APB No. 25 in accounting for stock-based employee compensation arrangements. Had compensation cost for the Company's stock option plans been determined pursuant to the fair value method under SFAS No. 123, the Company's net loss and net loss per share would have increased accordingly. The fair value of options granted under the Company's stock option plans has been estimated using the Black-Scholes option pricing model with the following weighted average assumptions: dividend yield of 0%, risk free interest rate of 5.5%, expected volatility of 60.3% and expected lives of 16 years for options granted under the Non-Qualified Plan and 10 years for options granted under the 1996 Plan.



                                                                             1998              1997
                                                                       ---------------- -------------
                     Net loss                   As reported            $(2,245,427)     $    (409,172)
                                                Pro Forma              $(2,245,427)     $  (2,333,753)
                     Basic and diluted
                        loss per share          As reported            $     (0.80)     $       (0.18)
                                                Pro Forma              $     (0.80)     $       (1.02)


(15)     EMPLOYEE BENEFITS

         The Company also has a defined contribution plan which is a qualified retirement plan under section 401(k) of the Internal Revenue Code. Under the terms of the Plan, employees may make contributions to the Plan and are eligible to participate in the Plan immediately. The Company does not currently make any matching contributions to the Plan.


(16)     SUBSEQUENT EVENTS

         On March 19, 1999, Alpha Tech Stock Transfer Company ("Alpha Tech") filed a lawsuit against the Company in Utah state court in Salt Lake City, Utah. Alpha Tech was the Company's stock transfer agent for a period of approximately ten years until the Company terminated its relationship with Alpha Tech in January 1999. Alpha Tech is in the process of transferring the Company's stock transfer records to American Stock Transfer, New York, New York. The complaint alleges that the Company breached its service contract with Alpha Tech by failing to pay $132,165 to Alpha Tech for transfer agent services rendered and reimbursement for legal expenses incurred by Alpha Tech. Alpha Tech has not yet served the complaint; the Company learned about the filing of the complaint through an unrelated third party. The Company has demanded that Alpha Tech voluntarily dismiss the complaint. In any event the Company disputes the claims of Alpha Tech's complaint. If the complaint is not voluntarily dismissed and process is served, the Company intends to vigorously defend the suit.

         Effective January 14, 1999, Donald M. Wood, who had served as the Company's Chairman and Chief Executive Officer since 1982, resigned and retired from the Company. In the several months leading up to his resignation, Mr. Wood was hindered in his efforts on the Company's behalf by poor health. Moreover, certain transactions between Mr. Wood and the Company or between entities owned by or affiliated with Mr. Wood and the Company, and certain activities conducted by the Company's executives during Mr. Wood's tenure were the subject of an internal investigation conducted by the Company's Board of Directors with the assistance of an independent third party. In light of Mr. Wood's resignation, the Company terminated its internal investigation. The Company does not anticipate taking further action, legal or otherwise, with respect to the matters investigated, although the Company, through its new management, has identified several areas in which new corporate governance policies have been adopted or old policies changed.




                                    Page F-24

                           DYNATEC INTERNATIONAL, INC
                    NOTES TO CONSOLIDATED FINANCIAL STAEMENTS


(16)     SUBSEQUENT EVENTS (Continued)

         The Company will continue to pay Mr. Wood his salary through July 1999. Mr. Wood has agreed to the cancellation of 900,000 non-qualified stock options that were issued to him in 1996 and 1997. He also has agreed to the cancellation of 537,500 stock options granted in 1996 to an entity owned by him.

         On January 14, 1999, Paul A. Boyer, the Company's Senior Vice President and Chief Financial Officer was appointed to the Company's Board of Directors, which as of that time was comprised of Frederick W. Volcansek, Sr., Reed Newbold and Mr. Boyer. On February 6, 1999, the Board of Directors employed Mr. Volcansek as the Company's Chief Executive Officer and appointed him Chairman of the Company's Board of Directors. On March 5, 1999, the Honorable Wayne L. Berman, a principal of Park Strategies, L.L.C. located in Washington D.C., was appointed as an outside director of the Company. On March 17, 1999, F. Randy Jack, the Company's President and Chief Operating Officer resigned.

         On February 4, 1999, the Company entered into a deposit payable conversion agreement, whereby a $1,000,000 deposit received by the Company in early 1998 and is recorded as a liability in the accompanying consolidated balance sheet, was cancelled and the Company issued 500,000 shares of restricted common stock under Regulation D to the depositor.

         On February 22, 1999, the Company received a demand letter from counsel for Mag Instrument, Inc., a manufacturer and distributor of flashlights and one of the Company's competitors ("Mag"). In the letter, Mag accuses the Company of infringing certain of Mag's patents and committing false advertising and unfair competition. Attached to the demand letter was a copy of a complaint filed in the U.S. District Court for the Central District of California on February 19, 1999. The complaint alleges that the Company has infringed three patents owned by Mag, and seeks (i) an order enjoining the Company from infringing Mag's patents, (ii) the delivery to the Court of all flashlights which infringe Mag's patents, (iii) that the Company identify all entities who have purchased, distributed or sold any infringing products, (iv) that the Company deliver to the Court all documents reflecting or relating to the purchase, sale or distribution of any flashlights which infringe Mag's patents, (v) money damages sustained by Mag by reason of the alleged patent infringement, including interest, costs, and attorney's fees. The demand letter specified that the complaint was filed as a "precaution," and that Mag will refrain from serving the complaint on the Company pending the receipt of certain assurances from the Company. The Company has engaged patent litigation counsel and commenced its preliminary assessment of the claims asserted in the complaint.


(17)     CONTINGENCIES

         On April 27, 1998, the Enforcement Division of the Securities and Exchange Commission notified the Company that the SEC was anticipating filing an administrative proceeding in the later part of calendar year 1998 against various individuals and entities who had engaged in transactions with a Canadian corporation. The SEC Enforcement Division further indicated that the Company may be named as a defendant in such administrative action. In July 1998, the Company submitted a Wells Submission to clarify why, in the Company's estimation, it should not be named in the administrative proceeding, if any. The Company suggested in the Wells Submission that it should not be named in any administrative proceeding because the Company never consummated either of the two transactions with the subject Canadian company that the Company was considering, and the Company received no consideration in connection with those aborted transactions. Moreover, the Company believes that its conduct in connection with those proposed but aborted transactions met applicable legal requirements. As of December 31, 1998, the Company had received no response from the Enforcement Division about whether the SEC plans to name the Company in any administrative action.




                                    Page F-25

                           DYNATEC INTERNATIONAL, INC
                    NOTES TO CONSOLIDATED FINANCIAL STAEMENTS



(17)     CONTINGENCIES (Continued)

         On February 12, 1998, Fuji Corporation filed a claim with the International Trade Commission seeking a cease and desist order against approximately 30 entities. Fuji sought to enlist the aid of the U.S. Customs Department in preventing the importation of single-use cameras which are manufactured by any of the defendant entities and which infringe the patents of Fuji. The Company does not manufacture single-use cameras, but previously has distributed single-use cameras which have been refurbished and reloaded in mainland China. The Company was therefore involved in the Fuji proceeding. The Company engaged intellectual property counsel and vigorously defended its position until December 1998, when the Company sold its remaining inventory of single-use cameras to another entity. In connection with that sale, any liability of the Company in connection with the Fuji proceeding, including the costs of further defending the action, were assumed by the purchaser of the Company's single-use camera inventory.

The Company is involved in various other claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these other matters will not have a material adverse effect on the Company's operations or financial condition.





                                    Page F-26

                DYNATEC INTERNATIONAL, INC. AND SUBSIDIARIES
                    CONDENSED CONSOLIDATED BALANCE SHEETS


                                   ASSETS




                                                                                          March 31,            December 31,
                                                                                            1999                   1998
                                                                                            ----                   ----
                                   (Unaudited)

CURRENT ASSETS:
    Cash and cash equivalents                                                      $     146,672           $
                                                                                                                   2,268
    Trade accounts receivable, net of allowance for doubtful accounts of $30,848
       and $30,190, respectively                                                       1,953,973               2,229,157
    Accounts receivable - other                                                            1,340                     110
    Inventories (see Note 2)                                                           4,112,082               4,857,241
    Prepaid expenses and other                                                           352,660                 316,347
                                                                                   -------------           -------------
                Total current assets                                                   6,566,727               7,405,123
                                                                                   -------------           -------------

LAND, BUILDING AND EQUIPMENT, at cost:
    Land                                                                                 365,860                 365,860
    Building and improvements                                                          2,214,144               2,214,144
    Furniture, fixtures and equipment                                                  3,595,625               3,554,045
                                                                                   -------------           -------------
                                                                                       6,175,629               6,134,049
    Less accumulated depreciation                                                      2,428,301               2,336,427
                                                                                   -------------           -------------



                Net land, building and  equipment                                      3,747,328               3,797,622
                                                                                   -------------           -------------

TRADEMARKS AND OTHER INTANGIBLES, net of accumulated amortization of $396,817
    and $382,170, respectively                                                           190,455                 205,102
                                                                                   -------------           -------------

DEFERRED LOAN COSTS, net of accumulated amortization of $21,291 and
    $14,903, respectively                                                                 55,355                  61,743
                                                                                   -------------           -------------

OTHER ASSETS                                                                              69,335                  69,337
                                                                                   -------------           -------------

                                                                                   $  10,629,200           $  11,538,927
                                                                                   =============           =============










            The   accompanying   notes  to  condensed   consolidated   financial
            statements are an integral part of these condensed consolidated balance sheets.





                                    Page F-27

              DYNATEC INTERNATIONAL, INC. AND SUBSIDIARIES
            CONDENSED CONSOLIDATED BALANCE SHEETS (continued)

                  LIABILITIES AND STOCKHOLDERS' EQUITY



                                                                                       March 31,          December 31,
                                                                                        1999                  1998
                                                                                        ----                  ----
                                                                                     (Unaudited)
CURRENT LIABILITIES:
    Short-term note payable                                                        $   1,599,548           $   1,389,223
    Convertible debentures                                                             1,711,462               1,667,079
    Current portion of long-term debt                                                    206,155                 246,855
    Current portion of capital lease obligations                                          22,188                  17,881
    Accounts payable                                                                   1,370,259               1,518,316
    Accounts payable - other                                                              86,563                   9,000
    Accounts payable-related party                                                             -                  98,403
    Accrued expenses                                                                     530,574                 637,051
    Accrued advertising                                                                   25,000                 320,000
    Accrued royalties payable                                                             71,397                  70,246
                                                                                   -------------           -------------

              Total current liabilities                                                5,623,146               5,974,054

LONG-TERM DEBT, net of current portion                                                 1,961,598               2,006,518

DEPOSIT FOR STOCK ISSUANCE                                                                     -               1,000,000

CAPITAL LEASE OBLIGATIONS, net of current portion                                         40,258                  28,654
                                                                                   -------------           -------------

              Total liabilities                                                        7,625,002               9,009,226
                                                                                   -------------           -------------

STOCKHOLDERS' EQUITY (see Note 3):
    Common stock, $.01 par value; 100,000,000 shares authorized and 3,391,627
       and 2,891,627 shares outstanding, respectively                                     33,916                  28,916
    Treasury stock, at cost, 91,515 shares                                              (915,150)               (915,150)
    Additional paid-in capital                                                         8,036,690               7,041,690
    Accumulated deficit                                                               (4,151,258)             (3,625,755)
                                                                                   -------------           -------------

              Total stockholders' equity                                               3,004,198               2,529,701
                                                                                   -------------           -------------

                                                                                   $  10,629,200           $  11,538,927
                                                                                   =============           =============









            The   accompanying   notes  to  condensed   consolidated   financial
            statements are an integral part of these condensed consolidated balance sheets.




                                    Page F-28

                  DYNATEC INTERNATIONAL, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS




                                                                                   Three Months            Three Months
                                                                                      Ended                   Ended
                                                                                   March 31, 1999          March 31, 1998
                                                                                     (Unaudited)            (Unaudited)
   PRODUCT SALES                                                                   $   3,643,679           $   3,647,786
   COST OF SALES                                                                       2,208,371               2,073,613
                                                                                   -------------           -------------

          Gross Margin                                                                 1,435,308               1,574,173
                                                                                   -------------           -------------

   OPERATING COSTS AND EXPENSES:
       Selling expenses                                                                  829,627                 839,773
       Research and development                                                           26,012                  10,180
       General and administrative                                                        831,314                 495,667
                                                                                   -------------           -------------

          Total operating costs and expenses                                           1,686,953               1,345,620
                                                                                   -------------           -------------

             Income (loss) from operations                                              (251,645)                228,553
                                                                                   -------------           -------------

   OTHER INCOME (EXPENSE), net:
       Interest expense (see Note 4)                                                    (273,289)               (107,009)
       Interest income                                                                         -                   3,340
       Other expense                                                                        (625)                (21,006)
       Other income                                                                        3,056                       -
                                                                                   -------------           --------------

          Total other income (expense), net                                             (270,858)               (124,675)
                                                                                   -------------           --------------

             Income (loss) before income tax provision                                  (522,503)                103,878


   INCOME TAX PROVISION                                                                    3,000                       -
                                                                                   -------------           -------------

             Net income (loss)                                                      $   (525,503)          $     103,878
                                                                                    =============          =============

   BASIC NET INCOME (LOSS) PER SHARE                                               $        (.17)          $         .04
                                                                                   ==============          =============

   DILUTED NET INCOME (LOSS) PER SHARE (see Notes 2 and 3)                         $        (.17)          $         .03
                                                                                   ==============          =============

   WEIGHTED AVERAGE SHARES - BASIC                                                     3,111,223               2,779,982
                                                                                   =============           =============

   WEIGHTED AVERAGE SHARES - DILUTED                                                   3,111,223               3,363,281
                                                                                   =============           =============






                   The accompanying  notes to condensed  consolidated  financial
                    statements   are  an  integral   part  of  these   condensed
                    consolidated statements.




                                    Page F-29

                    DYNATEC INTERNATIONAL, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS




                                                                                Three Months Ended        Three Months Ended
                                                                                   March 31, 1999          March 31, 1998
                                                                                   --------------          --------------
                                                                                     (Unaudited)             (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss)                                                               $   (525,503)           $     103,878
   Adjustments  to  reconcile  net income  (loss) to net cash used in  operating activities:
         Depreciation and amortization                                                   118,317                  87,333
         Amortization of deferred loan costs                                               6,387                  15,942
         Loss on sale of assets                                                              625                  21,006
         Changes in assets and liabilities:
               Trade accounts receivable                                                 275,184                (598,513)
               Accounts receivable - other                                                (1,230)                372,611
               Inventories                                                               745,159                (465,297)
               Prepaid expenses and other                                                (36,311)                 70,799
               Trade accounts payable                                                   (148,057)                238,221
               Accounts payable - other                                                  (20,840)                (63,750)
               Accrued expenses                                                          (80,094)                (72,594)
               Accrued advertising                                                      (295,000)               (221,519)
               Accrued royalties                                                           1,151                  73,519
               Income tax payable                                                         18,000                       -
                                                                                   -------------           -------------
                  Net cash provided by (used in) operating activities                     57,788                (438,364)
                                                                                   -------------           --------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from the sale of assets                                                        15,441                  47,000
  Purchase of property and equipment                                                     (69,441)               (167,478)
                                                                                   -------------           -------------
                  Net cash used in investing activities                                  (54,000)               (120,478)
                                                                                   -------------           -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings on line of credit                                                       210,325                 322,704
  Principal payments on long-term debt                                                   (85,620)               (352,728)
  Net borrowings (payments) on capital lease obligations                                  15,911                  (4,381)
  Proceeds from deposit for stock issuance (see Note 3)                                        -                 940,000
                                                                                   -------------           -------------
                  Net cash provided by financing activities                              140,616                 905,595
                                                                                   -------------           -------------

NET  INCREASE IN CASH AND CASH EQUIVALENTS                                               144,404                 346,753

CASH AND CASH EQUIVALENTS AT BEGINNING OF THE PERIOD                                       2,268                 332,894
                                                                                   -------------           -------------

CASH AND CASH EQUIVALENTS AT END OF THE PERIOD                                     $     146,672           $     679,647
                                                                                   =============           =============





             The  accompanying   notes  to  condensed   consolidated   financial
               statements are an integral part of these condensed consolidated statements.




                                    Page F-30

                   DYNATEC INTERNATIONAL, INC. AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:



                                                                               Three Months Ended March     Three Months Ended
                                                                                       31, 1999               March 31, 1998
                                                                                     (Unaudited)                (Unaudited)
    Cash paid for interest                                                            $ 205,447                  $ 118,818
                                                                                      =========                  =========

    Cash paid for income taxes                                                        $       -                  $       -
                                                                                      =========                  =========






































            The   accompanying   notes  to  condensed   consolidated   financial
              statements are an integral part of these condensed consolidated statements.




                                    Page F-31

                  DYNATEC INTERNATIONAL, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


(1)      DESCRIPTION OF BUSINESS AND NATURE OF OPERATIONS

         Dynatec International, Inc., a Utah corporation ("Dynatec" or the "Company"), is a manufacturer and distributor of consumer products comprising the following major product lines: telecommunication headsets and amplifiers and telephone accessories, home storage and organization, flashlights and other miscellaneous products sold to mass market merchandisers. Dynatec is located in Salt Lake City, Utah. The Company conducts most of its operations through four wholly owned subsidiaries: Softalk, Inc., Arnco Marketing, Inc., Nordic Technologies, Inc. and SofTalk Communications, Inc. Unless specified to the contrary herein, references to Dynatec or to the Company refer to the Company and its subsidiaries on a consolidated basis.

         The Company's business follows seasonal trends. As a result the Company experiences its highest revenues in the fourth quarter. Because the Company sells its products primarily to major retailers, the Company's sales performance is significantly dependent on the performance of those retailers.


Basis of Presentation

         The accompanying unaudited condensed consolidated financial statements have been prepared by the Company in accordance with the rules and regulations of the Securities and Exchange Commission for Form 10-QSB, and accordingly, do not include all of the information and footnotes required by generally accepted accounting principles. In the opinion of management, these unaudited condensed consolidated financial statements reflect all adjustments, which consist only of normal recurring adjustments, which are necessary to present fairly the Company's financial position, results of operations and cash flows as of March 31, 1999 and for the periods presented herein. These unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's annual report on form 10-KSB for the year ended December 31, 1998.

         The results of operations for the three months ended March 31, 1999 are not necessarily indicative of the results that may be expected for the remainder of the year ending December 31, 1999.


(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Inventories

     Inventories,  consisting  principally  of  telecommunication  headsets  and amplifiers and telephone accessories, home storage and organization, flashlights, and other miscellaneous products sold to mass market merchandisers as of March 31, 1999 and December 31, 1998, respectively, are summarized as follows:


                                                                 March 31, 1999        December 31,
                                                                                           1998
                                                                -----------------    -----------------
                   Raw materials............................        $ 1,050,308            $ 902,703
                   Work-in-Process..........................            187,603              309,815
                   Finished Goods...........................          2,874,171            3,644,723
                                                                =================    =================
                                                                     $4,112,082           $4,857,241
                                                                =================    =================





                                    Page F-32

                  DYNATEC INTERNATIONAL, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

Income Taxes

         The Company uses the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be settled or recovered. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date.

Basic and Diluted Net Income (Loss) Per Common Share

         Basic net income (loss) per common share is calculated based upon the weighted average number of common shares outstanding during the periods presented. Diluted net income (loss) per common share is calculated based upon the weighted average number of common shares outstanding plus the assumed exercise of all dilutive securities using the treasury stock method and the "if converted" method for convertible securities.

         A reconciliation between the basic and diluted weighted-average number of shares outstanding as of March 31, 1999 and 1998 is summarized as follows:



                                                                                 March 31,
                                                                     ----------------------------------
                                                                          1999              1998
                                                                     ---------------    -------------
Basic weighted average number of common shares...................         3,111,223        2,779,982
Weighted average number of common stock options..................                 -          583,299
                                                                     ===============    =============
       Diluted weighted average number of shares..................        3,111,223        3,363,281
                                                                     ===============    =============

         In calculating net loss per share for the three months ended March 31, 1999, there were warrants and options to purchase 1,150,000 potential common shares that were not included in the computation of diluted net loss per common shares as their effect would have been anti-dilutive, thereby decreasing the net loss per common share.

Reclassifications


         Certain   reclassifications  have  been  made  in  the  prior  periods'
consolidated financial statements to conform with the current year presentation.

New Accounting Pronouncements

         The Company adopted Statement of Position 98-1 (SOP 98-1), Accounting for Costs of Computer Software Developed or Obtained for Internal Use, effective January 1, 1999. SOP 98-1 provides guidance on accounting for the costs of computer software developed or obtained for internal use. As of March 31, 1999, the Company has incurred no costs associated with developing computer software for internal use.

(3)  STOCKHOLDERS' EQUITY

         On February 4, 1999, the Company entered into a deposit payable conversion agreement, whereby a $1,000,000 deposit received by the Company in early 1998 and recorded as a liability in the accompanying balance sheet as of December 31, 1998 was cancelled, in return for which the Company issued 500,000 shares of restricted common stock under Regulation D to the depositor.




                                    Page F-33

                  DYNATEC INTERNATIONAL, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

(3)      STOCKHOLDERS' EQUITY-(CONTINUED)

         The Company is a party to pending litigation with a Canadian brokerage firm captioned as Canaccord Capital Corporation ("Canaccord") vs. Dynatec International, Inc., Civil No. 2:98-cv-420C, and filed in the United States District Court for the District of Utah. Canaccord initially sued seeking injunctive relief and money damages stemming from the Company's allegedly wrongful cancellation of 125,000 shares of the Company's common stock in January 1998. Canaccord claimed that it suffered damage from a market shortage and deficiency to various accounts which had previously been sold by Canaccord as a result of the allegedly wrongful cancellation of shares. On July 17, 1998 the District Court entered a preliminary injunction requiring the Company to reissue 125,000 shares in the name of CEDE & Company, as the market clearing house, to replace the alleged market shortage. The court preserved Canaccord's remaining claims for money damages and the return of an additional block of shares alleged to have been wrongfully cancelled, which are still pending. The Company has named various third party defendants to whom it believes the shares may have been improperly issued and is seeking either recovery of the shares or the recovery of damages. At present, the Company is engaged in negotiations with representatives of various of the third parties and Canaccord, and believes that a resolution of the outstanding claims, in whole or in part, will be reached.

         Related to the Canaccord litigation, a claim for an additional 125,000 shares of the stock of the Company had been made by Katori Consultants, Ltd., a Philippines corporation. The answer and third party complaint of Dynatec named Katori Consultants, Ltd. as a third party defendant so that such additional claim could be addressed as part of the Canaccord legal action. On October 21, 1998, Katori Consultants, Ltd. gave written notice to Dynatec that it relinquished any claim to additional shares of common stock of the Company. (See
Part II - Other Information; Item 1. "Legal Proceedings").

(4)  CONVERTIBLE DEBENTURES/EQUITY LINE-OF-CREDIT

         On May 22, 1998, the Company closed a transaction that has provided to date net capital proceeds of $1,335,000. These funds were raised pursuant to the sale by the Company of Convertible Debentures (the "Convertible Debentures") in the aggregate principal amount of $1,500,000 due May 22, 2001. The Convertible Debentures are convertible into shares of the Company's common stock at the lesser of: (i) 75% of the average of the three lowest closing bid prices of the Company's common stock during the 22-trading-day period immediately preceding the conversion date or (ii) $4.624, which was 100% of the closing bid price on the trading day immediately preceding the closing date of the agreement. Assuming a hypothetical conversion of the entire principal amount of the Convertible Debentures outstanding as of April 30, 1999, and all interest accrued thereon at the rate of 12% per annum as of April 30, 1999, the Convertible Debentures would be convertible into 978,961 shares of the Company's common stock. The Convertible Debentures are callable by the holders thereof. The transaction was accomplished pursuant to a Convertible Debenture and Private Equity Line of Credit Agreement (the "Credit Agreement") between the Company and a group of five unaffiliated investors. In addition to the sale of the Convertible Debentures, the Company also obtained the right to use a "put" mechanism to periodically draw down up to $10,000,000 of additional equity capital.



                                    Page F-34

                  DYNATEC INTERNATIONAL, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

 (4) CONVERTIBLE DEBENTURES/EQUITY LINE-OF-CREDIT-(CONTINUED)

         Under the terms of the Credit Agreement, a minimum of $1,000,000 must be drawn, and all amounts must be drawn in increments of not less than $50,000. In return for the payment of additional capital upon such put exercises, the Company is required to issue shares of its common stock at a per share purchase price equal to 80% of the average of the three lowest closing bid prices of the common stock during a six day valuation period commencing three days before the put date and ending two days after the put date. The put mechanism cannot be utilized, and the Company has no obligation to exercise any portion of the put mechanism, until after the effective date of the registration statement for the underlying stock of the Credit Agreement. Additionally, upon registration of the underlying shares which may be issued upon conversion of the Convertible Debentures, the Company is obligated to issue an additional $500,000 of Convertible Debentures.

         In connection with the Credit Agreement, the investors and placement agent were issued warrants. These warrants have been issued as Series A and Series B as follows:


                                                                      Placement           Exercise
                                                 Investors              Agent              Price
                                              -----------------    ----------------    ---------------
   Series A Warrants.......................       150,000              150,000             $6.50
   Series B Warrants.......................       150,000              300,000             $7.15

         The Company must issue 50,000 additional Series A warrants to both the placement agent and the investors, collectively, upon the issuance of the additional $500,000 of Convertible Debentures. One-sixth of the market value of the Series A and B warrants was allocated to the Convertible Debenture and five-sixths was allocated to the equity line-of-credit established under the Credit Agreement. This allocation was based on the relative notional amounts of the two elements of the Credit Agreement. The value of the warrants issued to the investors was written off in the fourth quarter of 1998 as a one-time, non-cash debt issuance cost, as the warrants are immediately exercisable. The value of the warrants issued to the placement agent and allocated to the Convertible Debentures was also written off in the fourth quarter of 1998. In addition, because the Convertible Debentures are convertible at a 25% discount from the market value, an additional $500,000 representing the intrinsic value of the beneficial conversion premium was written off as a non-cash expense for the second quarter of 1998. The market value of the warrants issued to the investors in connection with the additional $500,000 of Convertible Debentures will be charged to operations at the time of issuance.

         The Company is also directly issuing, as part of the transaction involving the Credit Agreement, consideration of up to 80,000 shares of its common stock as a fee to the placement agent. Of these shares, 20,000 were issued at the time of the closing. The remaining 60,000 shares are retained in escrow and are to be released in 6,000 share increments as each $1,000,000 is drawn down under the equity line-of-credit established under the Credit Agreement. If all of the equity line-of-credit is not utilized, the remaining shares held in escrow will be returned to the Company and cancelled.

         Because the registration statement for the shares of common stock underlying the Credit Agreement was not effective with the Securities and Exchange Commission within 90 days of the closing date, liquidated damages were assessed against the Company at the rate of two percent per month of the purchase price of the outstanding Convertible Debentures for the first 30-day period beyond the original 90 days and three percent per month of the purchase price of the then outstanding securities (pro rated on a daily basis) for each 30-day period thereafter. As of April 30, 1999 (the date of this filing), the registration statement had not yet become effective, and as a result the Company has paid $210,000 and accrued $90,000 in liquidated damages.




                                    Page F-35

                  DYNATEC INTERNATIONAL, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

(5)      BUSINESS SEGMENT INFORMATION

         During the year ended December 31, 1998 the Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". SFAS No. 131 establishes standards for reporting information about operating segments in annual financial statements and requires selected information about operating segments in interim financial reports issued to stockholders. It also established standards for related disclosures about products and services, and geographic areas. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision making group, in deciding how to allocate resources and in assessing performance.

         Information as to the operations of the Company in different business segments is set forth below based on the nature of the products and services offered. Management evaluates performance based on several factors, of which the primary financial measure is business segment operating income before non-cash amortization of intangible assets ("EBITDA"). The accounting policies of the business segments are the same as those described in the summary of significant accounting policies.


                                                                THREE MONTHS ENDED MARCH 31,
                                                          --------------------------------------
REVENUES:                                                      1999                1998
-----------------------------------------------------     ---------------     ------------------
Telecommunication Headsets and
   Amplifiers and Telephone Accessories..........         $   1,836,000       $   2,242,000
Home Storage and Organization....................               990,000           1,100,000
Flashlights......................................               210,000             192,000
Miscellaneous/Mass Market........................               608,000             114,000
                                                          ---------------     ------------------

       Total.....................................         $   3,644,000       $   3,648,000
                                                          ===============     ==================



                                                                THREE MONTHS ENDED MARCH 31,
                                                          --------------------------------------
OPERATING INCOME (LOSS):                                       1999                  1998
-----------------------------------------------------     ----------------    ------------------
Telecommunication Headsets and Amplifiers and
   Telephone Accessories.........................         $     (20,000)      $     294,000
Home Storage and Organization....................              (138,000)             11,000
Flashlights......................................              (126,000)
                                                                                    (99,000)
Miscellaneous/Mass Market........................                32,000              23,000
                                                          ----------------      ----------------

       Total.....................................         $    (252,000)      $     229,000
                                                          ================      ================



                                                                THREE MONTHS ENDED MARCH 31,
                                                          --------------------------------------
DEPRECIATION AND AMORTIZATION (1):                             1999                 1998
-----------------------------------------------------     ----------------    ------------------
Telecommunication Headsets and Amplifiers and
   Telephone Accessories.........................         $      72,000       $      55,000
Home Storage and Organization....................                38,000              27,000
Flashlights......................................                 8,000               5,000
                                                          ----------------    ------------------

       Total.....................................         $     118,000       $      87,000
                                                          ================    ==================

(1) Amortization includes all amortization relating to product license rights, non-competes and purchased patents.




                                    Page F-36

                  DYNATEC INTERNATIONAL, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

(5)      BUSINESS SEGMENT INFORMATION (Continued)

Information as to the assets and capital expenditures of Dynatec International, Inc. is as follows:



                                                              MARCH           DECEMBER 31, 1998
ASSETS (1):                                                 31, 1999
----------------------------------------------------      ----------------    ------------------
Telecommunication Headsets and Amplifiers and
   Telephone Accessories.........................         $   5,420,000       $   4,794,000
Home Storage and Organization....................             2,891,000           3,200,000
Flashlights......................................             1,185,000           1,729,000
Miscellaneous/Mass Market........................               508,000           1,366,000
                                                          ----------------    ------------------
       Total assets for reportable segments......            10,004,000          11,089,000

Other assets.....................................               570,000             388,000
Deferred loan costs and other assets not allocated
to segments......................................                55,000
                                                                                     62,000
                                                          ================    ==================
       Total.....................................         $  10,629,000       $  11,539,000
                                                          ================    ==================



                                                                THREE MONTHS ENDED MARCH 31,
                                                          --------------------------------------
CAPITAL EXPENDITURES:                                          1999                  1998
----------------------------------------------------      ----------------    ------------------
Telecommunication Headsets and Amplifiers and
   Telephone Accessories.........................         $      42,000       $     106,000
Home Storage and Organization....................                22,000              52,000
Flashlights......................................                 5,000               9,000
Miscellaneous/Mass Market........................
                                                                      -                   -
                                                          ----------------    ------------------

       Total.....................................         $      69,000       $     167,000
                                                          ================    ==================

Information  as  to  Dynatec  International,   Inc.'s  operations  in  different
geographical areas is as follows:



                                                                THREE MONTHS ENDED MARCH 31,
                                                          -------------------------------------
REVENUES:                                                      1998                 1997
------------------------------------------                ----------------    -----------------
United States..........................                   $   3,588,000       $   3,624,000
Other (1)..............................                          56,000              24,000
                                                          ----------------    -----------------

       Total...........................                   $   3,644,000       $   3,648,000
                                                          ================    =================

(1) Includes Canada, Europe and other miscellaneous.



                                                                THREE MONTHS ENDED MARCH 31,
                                                          -------------------------------------
OPERATING LOSS (INCOME):                                       1999                 1998
------------------------------------------                ----------------    -----------------


United States..........................                   $    (252,000)      $     229,000
                                                          ================    =================

                                                              MARCH            DECEMBER 31,
ASSETS:                                                     31, 1999               1998
------------------------------------------                ----------------    -----------------
United States..........................                   $  10,200,000       $  11,089,000
Asia...................................                         429,000             450,000
                                                          ----------------    -----------------

       Total...........................                   $  10,629,000       $  11,539,000
                                                          ================    =================



(6)      STOCK OPTIONS

         The Company has established two stock option programs under which it has granted both non-qualified and incentive stock options to employees, board members, and certain related entities. Under the non-qualified stock option program (the "Non-Qualified Plan"), the Company has granted to date options to acquire 1,640,000 shares of common stock of the Company. The 1996 Incentive
Option Plan ("1996 Plan") provides for grants of qualified stock options to acquire a maximum of 300,000 shares of common stock, of which 200,000 options have been granted to date. The exercise price of options granted to employees under either option program equals the market price on the date of grant, and as a result no compensation expense has been recognized in the accompanying financial statements. In January 1999, the Company's former Chairman and CEO, and holder of 900,000 of the options granted in December 1996 (500,000 shares) and January 1997 (400,00 shares) under the Non-Qualified Plan, agreed to cancel those options. In addition to the non-qualified options granted to employees to date, the Company granted non-qualified options to purchase 537,500 shares of common stock to Muito Bem Ltd., an entity controlled by a shareholder and former CEO of the Company, at a strike price of $2.50 per share in December 1996. The shareholder and former executive officer of the Company who owns Muito Bem, Ltd. agreed in January 1999 to cancel all stock options issued to Muito Bem, Ltd. Additionally, in December 1996, the Company granted a total of 200,000 non-qualified stock options to WAC Research, Inc., an entity owned, in part, by a shareholder and the former CEO of the Company, which options were granted in exchange for the reduction of royalties payable by the Company to WAC on sales of the Softalk products and for reimbursement to the Company of certain travel expenses incurred by the Company's former CEO.




                                    Page F-37

No person has been authorized in connection with the offering made hereby to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company, the Selling Stockholder or any Underwriter. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any of the securities offered hereby to any person or by anyone in any jurisdiction in which it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any date subsequent to the date hereof.
               -----------------------

                 TABLE OF CONTENTS
                                              Page
     Prospectus Summary............................5
     Risk Factors..................................7
     Use of Proceeds..............................11
     Dividend Policy..............................11
     Determination of Offering Price..............11
     Market for Common Stock......................11
     Management's Discussion and Analysis.........12
     Properties...................................21
     Business.....................................21
     Management...................................28
     Executive Compensation.......................30
     Security Ownership of Certain
        Beneficial Owners and Management..........31
     Selling Security Holders.....................33
     Certain Relationships and
        Related Transactions......................36
     Description of Securities....................37
     Plan of Distribution.........................39
     Legal Proceedings............................40
     Legal Matters................................41
     Experts......................................42
     Indemnification of Directors and Officers....42
     Changes in and Disagreements with
        Accountants on Accounting and
        Financial Disclosures.....................43
     Available Information........................43
     Additional Information.......................43
     Financial Statements.........................44
               -----------------------



















                           DYNATEC INTERNATIONAL, INC.


                                  Common Stock


                                8,000,000 Shares






                                  PROSPECTUS























                                , 1999

                                     PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.     Indemnification of Directors and Officers.


         The Utah Revised Uniform Business Corporation Act and the Registrant's Articles of Incorporation and Bylaws under certain circumstances provide for the limitation of liability and indemnification of the Registrant's directors against liabilities which they may incur in the course of acting in such capacity. A summary of the circumstances in which such indemnification is provided for is contained in this Item, but that description is qualified in its entirety by reference to the Registrant's Articles of Incorporation. The Bylaws of the Registrant extend the same limitation of liability and indemnification to the executive officers of the Registrant.

         In general, under these provisions, any officer, director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, as a result of such relationship, except in relation to matters in which such person is adjudged to be liable for his own negligence or intentional misconduct in the performance of his duty.

         Indemnification may also be granted pursuant to the terms of agreements which may be entered into in the future of pursuant to a vote of stockholders or directors. This indemnification is in addition to any other right of the indemnified person under any such contract or any law, bylaw, agreement, vote of stockholders or otherwise.

Item 25.     Other Expenses of Issuance and Distribution.

         The following is an itemization of all expenses (subject to future contingencies) incurred or to be incurred by the Registrant in connection with the issuance and distribution of the securities of the Registrant being offered hereby. Some of the expenses included below may be prepaid by the Registrant prior to the effective date of the Registration Statement. All expenses are estimated:



Registration and filing fee(*)                       $    5,260
Listing Fee (Nasdaq SmallCap Market                       5,264
Transfer agent's fee(*)                                   2,000
Printing and engraving(*)                                 5,000
Accounting fees and expenses(*)                          25,000
Legal fees and expenses(*)                               45,000
Blue sky fees and expense(*)                             10,000
Miscellaneous expenses(*)                                10,476
                                                      ----------

Total(*)                                             $  108,000
                                                     ===========

----------------

(*) Estimated.


Item 26.     Recent Sales of Unregistered Securities.

         Within the past three calendar years, the Registrant has issued securities in transactions summarized below:



         Restricted Stock

         The Company entered a "Deposit Payable Conversion Agreement" dated February 4, 1999 between the Company and Touchstone Transport Services, Inc., an entity located in the Philippines. During the first quarter of 1998, in connection with an ongoing offering of the Company's common stock to offshore investors under Regulation S of the Securities Act of 1933, the Company received a wire transfer in the amount of $1,000,000. However, no specific subscription agreement or other contract was ever prepared or executed in connection with this wire transfer, and the Company never issued any securities in conjunction with the transfer. Subsequently, the wire transfer was recorded as a payable. The Company had the use of the transferred funds for approximately ten months, in exchange for which it neither issued any securities nor paid any principal or interest in respect of the payable. In January 1999, the Company requested that the depositor of the $1,000,000 wire transfer agree to convert the payable that had been recorded into shares of the Company's restricted common stock. The depositor agreed to convert the payable into 500,000 shares of the Company's restricted common stock, which were issued to an entity affiliated with the depositor. The Company issued such shares without registration under the Securities Act of 1933 in reliance on Section 4(2) of the Securities Act, and the rules and regulations promulgated under that section including Regulation D. Such shares of common stock were issued as restricted securities and the certificate representing such shares was stamped with a standard legend to prevent any resale without registration under the Securities Act or pursuant to an exemption.

         Sales Under Regulation S

         The following table shows the sales under Regulation S during 1997 and 1998:



Date of Sale                Title of Security                 # of Shares               Price
---------------------------------------------------------------------------------------------
February 26, 1997          Common Stock                 173,500                $1.44
March 26, 1997             Common Stock                 125,000                $2.00
July 1, 1997               Common Stock                 125,000                $2.00
July 10, 1997              Common Stock                 125,000                $2.00
December 31, 1997          Common Stock                 333,334                $3.00

         Such sales were completed without registration under the Securities Act of 1933 in reliance on the provisions of Regulation S under the Securities Act.

         Stock Options to Related Parties

         Muito Bem Options. In 1996, the Company granted options to Muito Bem, an entity owned by Donald M. Wood, the Company's former Chairman and Chief Executive Officer, to purchase 537,500 shares of common stock at an exercise price of $2.00 per share. The shareholder and former executive officer of the Company who owns Muito Bem agreed in 1999 to cancel all such stock options. The Company issued all such options without registration under the 1933 Act in reliance on Section 4(2) or Regulation D.

         WAC Options. In 1997, the Company granted to WAC Research, Inc., an entity affiliated with Donald M. Wood, the Company's former Chairman and Chief Executive Officer, options to purchase 200,000 shares of common stock at an exercise price of $2.00 per share. The Company issued all such options without registration under the 1933 Act in reliance on Section 4(2) or Regulation D.

         Stock Options to Employees and Management

         Grants of Incentive Stock Options Under 1996 Incentive Stock Option Plan. In November 1996, the stockholders of the Company approved an Incentive Stock Option Plan (the "1996 Plan") for the benefit of the officers, directors and employees of the Company. In December 1996, the Company granted qualified incentive stock options to purchase 95,000 shares of the Company's common stock at an exercise price of $2.50 per share. In January 1997, the Company granted under the 1996 Plan options to purchase an additional 105,000 shares of common stock at an exercise price of $2.50 per share.

         Grants of Non-qualified Options. During 1996, the Company granted non-qualified stock options to purchase 840,000 shares of common stock at an exercise price of $2.00 per share. Such options are performance based and are not exercisable unless the Company's achieves certain financial performance standards during the term thereof. In January 1997, the Company issued additional options to purchase 800,000 shares of common stock at an exercise price of $2.00 per share. The 1997 options have terms identical to the non-qualified options granted in 1996. All of such options were issued to officers, directors and employees of the Company.

         Acquisitions

         In December 1996, the Company issued a total of 550,000 shares of common stock as consideration for the acquisition of substantially all of the assets of Nordic Lights, Inc., a Texas corporation.



         Each of the transactions described above was entered into and concluded by the Company pursuant to exemptions from the registration requirements of the Securities Act and similar exemptions available under state securities laws, afforded to offers and sales of securities not involving a public offering. The shares issued in such transactions are "restricted securities" as defined by rules promulgated under the Securities Act, meaning that they cannot be resold by the original purchaser unless they are first the subject of a registration statement filed by the Company or an exemption from registration is available for the transaction in which they are sold.

Item 27.     Exhibits



Item 601 No.      Description



3.1                        Restated Articles of Incorporation of the Company*
3.2                        Amended and Restated Bylaws of the Company*
4.1                        Specimen Common Stock Certificate (Incorporated by reference from the Registration statement on Form 10 filed by the Company with the Commission)
5.1                        Opinion of Bruce L. Dibb P.C.*
10.1                       Convertible Debenture and Line of Credit Agreement (Incorporated by reference from Form 8-K (File No.
                           000-12806) filed by the Company with the Commission on June 8, 1998)
10.2                       Form of Convertible Debenture (Incorporated by reference from Form 8-K (File No. 000-12806) filed by the
                           Company with the Commission on June 8, 1998)
10.3                       Form of A Warrants (Incorporated by reference from Form 8-K (File No. 000-12806) filed by the Company with the Commission on June 8, 1998)
10.4                       Form of B Warrants*
10.5                       Registration Rights Agreement*
10.6                       Escrow Agreement*
11.1                       Computation of Per Share Earnings for the Three Months Ended March 31, 1999; for the Year Ended December
                           31, 1998; and for the Year Ended December 31, 1997*
21.1                       List of Subsidiaries of the Registrant (See, "Subsidiaries of the Company" at page __)
23.1                       Consent of Bruce L. Dibb P.C.  (included in its opinion filed as Exhibit 5.1)
23.2                       Consent of KPMG LLP

* Incorporated by reference from registration statement originally filed June 26, 1998.


Item 28.     Undertakings.

The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Salt Lake City, State of Utah, on May 25, 1999.


                                                DYNATEC INTERNATIONAL, INC.




                                             By: /s/ Frederick W. Volcansek, Sr.
                                                --------------------------------
                                                Frederick W. Volcansek, Sr.
                                                Chairman & CEO

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.




 /s/ Frederick W. Volcansek, Sr.                            May 27, 1999
-----------------------------------------                 ----------------------
Frederick W. Volcansek, Sr.,                              Date
Chairman of the Board of Directors & CEO
(Principal Executive Officer)



 /s/ Paul A. Boyer                                          May 27, 1999
-----------------------------------------                 ----------------------
Paul A. Boyer,                                            Date
Director, Sr. Vice President, Chief Financial Officer
(Principal Financial and Accounting Officer)



 /s/ Reed D. Newbold                                        May 27, 1999
-----------------------------------------                 ----------------------
Reed D. Newbold,                                          Date
Director


 /s/ Wayne L. Berman                                        May 27, 1999
-----------------------------------------                 ----------------------
Wayne L. Berman,                                          Date
Director









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